                                                                       EXHIBIT 2


                         SECURITIES PURCHASE AGREEMENT

                                     AMONG

                           MORROW SNOWBOARDS, INC.,

                                 MORROW, LLC,

                            MORROW SNOWBOARDS ULC,

                        WESTBEACH SNOWBOARD CANADA LTD.

                                      AND

            CERTAIN SECURITY HOLDERS OF WESTBEACH SNOWBOARD CANADA

                                     LTD.

                                    CONTENTS
1. PURCHASE AND SALE OF SECURITIES..................................  1
     1.1 PURCHASE PRICE.............................................  1
     1.2 THE CLOSING................................................  2
     1.3 DETERMINATIONS AS OF THE FIRST CLOSING DATE;
               SUBSEQUENT ADJUSTMENTS...............................  6
     1.4 SPECIAL PRE- CLOSING ACTIONS...............................  7
2. REPRESENTATIONS AND WARRANTIES OF SELLERS........................  8
     2.1 DUE AUTHORIZATION..........................................  8
     2.2 TITLE TO SECURITIES........................................  8
     2.3 SECURITIES ACT REPRESENTATIONS.............................  9
     2.4 BROKERS' AND FINDERS' FEES; OTHER COSTS AND
               ADJUSTMENTS..........................................  11
     2.5 KNOWLEDGE OF SIGNIFICANT SHAREHOLDERS......................  11
     2.6 SHAREHOLDERS AGREEMENT.....................................  12
3. REPRESENTATIONS AND WARRANTIES OF WESTBEACH......................  12
4. REPRESENTATIONS AND WARRANTIES OF MORROW NS,
               MORROW AND MORROW LLC................................  12
     4.1 ORGANIZATION...............................................  12
     4.2 DUE AUTHORIZATION; NO CONFLICTS............................  12
     4.3 LITIGATION.................................................  13
     4.4 CONSENTS...................................................  13
     4.5 BROKERS' AND FINDERS' FEES.................................  13
     4.6 INVESTMENT.................................................  13

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                                      -2-

     4.7 DISCLOSURE.................................................  14
5. CONDUCT PENDING THE CLOSING......................................  14
     5.1 CONDUCT OF BUSINESS OF WESTBEACH...........................  14
     5.2 NO SOLICITATION; ACQUISITION PROPOSALS.....................  16
     5.3 NOTICE OF BREACH...........................................  17
6. OTHER COVENANTS..................................................  17
     6.1 ACCESS TO INFORMATION......................................  17
     6.2 CONFIDENTIALITY............................................  18
     6.3 PUBLICITY..................................................  18
     6.4 TRANSFER RESTRICTIONS......................................  18
     6.5 RESALE EXEMPTION...........................................  18
     6.6 TAX TREATMENT..............................................  18
     6.7 CUSTODIAN AND ESCROW AGREEMENTS............................  19
     6.8 REVENUE CANADA AUDIT.......................................  19
     6.9 WESTBEACH SENIOR MANAGEMENT................................  19
     6.10 DEBENTURES................................................  19
     6.11 ADVISORY AGREEMENT........................................  19
     6.12 FURTHER ASSURANCES........................................  20
7. CONDITIONS PRECEDENT TO THE FIRST CLOSING........................  20
     7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY....................  20
     7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF
               WESTBEACH AND SELLERS................................  21
     7.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF
               MORROW NS, MORROW AND MORROW LLC.....................  22

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                                      -3-

8.   TERMINATION, AMENDMENT, WAIVER AND SUBSTITUTION................  24
     8.1  TERMINATION...............................................  24
     8.2  EFFECT OF TERMINATION.....................................  25
     8.3  AMENDMENT; WAIVER.........................................  25
     8.4  SUBSTITUTION OF SUBSIDIARY FOR MORROW NS..................  25
9.   SURVIVAL AND INDEMNIFICATION...................................  25
     9.1  INDEMNIFICATION BY ALL SELLERS............................  25
     9.2  INDEMNIFICATION BY SIGNIFICANT SHAREHOLDERS...............  26
10.  REGISTRATION RIGHTS............................................  26
     10.1 PIGGYBACK REGISTRATION RIGHTS.............................  26
     10.2 OBLIGATIONS OF MORROW.....................................  26
     10.3 FURNISHING OF INFORMATION.................................  27
     10.4 REGISTRATION EXPENSES.....................................  28
     10.5 UNDERWRITING REQUIREMENTS.................................  28
     10.6 AVAILABILITY OF RULE 144..................................  28
11.  ARBITRATION....................................................  28
12.  GENERAL PROVISIONS.............................................  29
     12.1 NOTICES...................................................  29
12.2 INTERPRETATION.................................................  30
     12.3 SEVERABILITY..............................................  30
     12.4 REMEDIES CUMULATIVE; NO WAIVER............................  30
     12.5 RULES OF CONSTRUCTION.....................................  31
     12.6 LEGAL ADVICE..............................................  31
     12.7 EXPENSES..................................................  31

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                                      -4-

     12.8 ATTORNEYS' FEES...........................................  31
     12.9 GOVERNING LAW.............................................  31
     12.10 ENTIRE AGREEMENT.........................................  32
     12.11 COUNTERPARTS.............................................  32

                            INDEX OF DEFINED TERMS

The following terms used in this Agreement are defined in the Paragraphs indicated:

TERM                                         PARAGRAPH
----                                         ---------
1994 Debentures                              3.30.a of Exhibit A
1996 Debenture Amount                        1.2.b.(2)(b)
1996 Debentures                              3.30.b of Exhibit A
AA                                           1.3.a
Accounts Receivable                          3.29 of Exhibit A
Adjusted Purchase Price                      1.1
Annual Financial Statements                  3.5 of Exhibit A
Applicable Law(s)                            3.16.a of Exhibit A
Callable Class "A" Common shares             3.2 of Exhibit A
Canadian GAAP                                1.3.a
Cash Amount                                  1.1
Claim                                        2.2
Class "A" Common shares                      3.2 of Exhibit A
Class "B" Preferred shares                   3.2 of Exhibit A
Confidential Information                     3.12.f of Exhibit A
Conventions                                  1.3.a
Custodian                                    1.2.b.(1)
Custodian Agreement                          1.2.c.(3)
Debenture Escrow Agent                       1.2.b.(2)(b)
Debenture Escrow Agreement                   1.2.b.(2)(b)
Debentures                                   7.3.h
Employee Agreement(s)                        3.16 of Exhibit A
Employee Plan(s)                             3.15.a of Exhibit A
Environment                                  3.13.c of Exhibit A
Environmental Law                            3.13.b of Exhibit A
Escrow Agent                                 1.2.b.(2)
Escrow Agreement                             7.2.h
Escrow Amount                                1.2.b.(2)
Financial Statements                         3.5 of Exhibit A
First Closing                                1.2.a.(1)
First Closing Date                           1.2.a.(1)
First Closing Date Balance Sheet             1.3.a
Government Entity                            2.1

TERM                                         PARAGRAPH
----                                         ---------
include                                      12.2
Indemnified Party                            9.5 of Exhibit B
Indemnifying Party                           9.5 of Exhibit B
Information Meeting                          2.3
Information Statement                        2.3
Insurance Policies                           3.18 of Exhibit A
Intellectual Property                        3.12.a of Exhibit A
Interim Financial Statements                 3.5 of Exhibit A
Inventory                                    3.22 of Exhibit A
knowledge                                    2.5 and 12.2
Lien                                         2.1
Loan Amount                                  1.2.b.(3)(a)
Loan Documentation                           1.2.b.(3)(a)
Losses                                       9.1
material                                     12.2
Material Adverse Effect                      12.2
Material Undertakings                        3.10 of Exhibit A
Materials of Environmental Concern           3.13.e of Exhibit A
Morrow                                       Parties
Morrow Common Stock                          2.3.a
Morrow LLC                                   Parties
Morrow NS                                    Parties
Options                                      3.2 of Exhibit A
Proprietary Information                      6.2
Purchase Price                               1.1
release                                      3.13.c of Exhibit A
SEC                                          2.3.a
Second Closing                               1.2.a.(2)
Second Closing Date                          1.2.a.(2)
Section 338                                  6.6
Securities                                   Recital A
Securities Act                               2.3.a
Sellers                                      Parties
Shareholders Agreement                       1.2.a.(2)
Significant Shareholders                     1.2.b.(2)
Stock Amount                                 1.1
Subsidiary                                   3.3 of Exhibit A
Surviving Indemnities                        9.3 of Exhibit B
Tax Return(s)                                3.14 of Exhibit A

                                     -iii-

TERM                                         PARAGRAPH
----                                         ---------
Tax Authority                                3.14 of Exhibit A
Tax(es)                                      3.14 of Exhibit A
Third-Party Intellectual Property Rights     3.12.b of Exhibit A
Transfer Documentation                       1.2.b.(1)
Transaction Costs                            12.7
Undertaking                                  2.1
Warrants                                     3.2 of Exhibit A
waste                                        3.13.c of Exhibit A
Westbeach                                    Parties
Westbeach Authorizations                     3.9 of Exhibit A

                         SECURITIES PURCHASE AGREEMENT

PARTIES:

     MORROW SNOWBOARDS, INC., an Oregon corporation (Morrow)

     MORROW, LLC, an Oregon limited liability company (Morrow LLC)

     MORROW SNOWBOARDS ULC, a Nova Scotia unlimited company (Morrow NS)

     WESTBEACH SNOWBOARD CANADA LTD., a British Columbia corporation (Westbeach)

     The security holders of Westbeach listed on the attached Schedule A who have executed this Agreement (each, a Seller and collectively, Sellers)

RECITALS:

     A. Sellers own the issued and outstanding shares and rights to acquire shares in the capital of Westbeach (the Securities) listed on Schedule A.

     B. Morrow NS desires to purchase from Sellers, and each Seller desires to sell to Morrow NS, the Seller's Securities listed on Schedule A on the terms and subject to the conditions set forth in this Agreement.


AGREEMENTS:

1.           PURCHASE AND SALE OF SECURITIES.

     Upon the terms and subject to the conditions set forth in this Agreement, Sellers shall sell to Morrow NS, and Morrow NS shall purchase from Sellers, the Securities.

     1.1     PURCHASE PRICE

     The aggregate purchase price (the Purchase Price) to be paid by Morrow NS to Sellers for the Securities is (a) cash in the amount of Two Million Eight Hundred Seventy Thousand Canadian Dollars (CN$2,870,000) (calculated by deducting from the initial cash consideration of CN$3,170,000, the amount of CN$60,000 (the prepayment penalty on the 1994 Debentures) and CN$240,000 (the call price for 200,000 Class "A" Common shares)) (the Cash Amount) and (b) Five Hundred Eighty-Four Thousand Two Hundred Forty (584,240) shares of Common Stock of Morrow (the Stock Amount). The Purchase

Price shall be allocated among Sellers as set forth in Schedule A. The parties acknowledge that, as outlined in Schedule A, certain portions of the Cash Amount will be deducted before distribution to the Sellers. As additional consideration for the transactions contemplated by this Agreement, Morrow shall lend funds to Westbeach to pay certain debt obligations of Westbeach and fund the purchase of the issued and outstanding Callable Class "A" Common shares as provided in Paragraph 7.2.d. The Purchase Price shall be adjusted (Adjusted Purchase Price) as provided in Paragraph 1.3.a of this Agreement, with such adjustment to be borne solely by the Significant Shareholders (as defined herein).

     1.2     THE CLOSING

          a. The closing of Morrow NS's purchase of the Securities in exchange for payment of the Purchase Price shall take place at the offices of Boughton Peterson Yang Anderson, 1055 Dunsmuir Street, Vancouver, B.C. in two (2) stages, as follows:

               (1) The first closing (the First Closing), shall take place no later than three (3) business days following the date on which the conditions set forth in Paragraph 7 shall be fulfilled or waived in accordance with this Agreement, but in any event no later than November 13, 1997 (the First Closing
Date); provided, at Morrow NS' request, the First Closing Date may be delayed following the fulfillment or waiver of such conditions until bank loan funding is complete, but not beyond November 13, 1997.

               (2) Subject to Paragraph 1.2.a.(3), the second closing (the Second Closing) shall take place within two (2) business days following the expiration or waiver of the thirty (30) days notice of offer required under the Shareholders' Agreement dated October 7, 1994 between Westbeach and the shareholders listed therein (the Shareholders Agreement), such date to be extended as necessary to ensure the closing occurs on a Tuesday, Wednesday or Thursday (the Second Closing Date), but no later than December 16, 1997.

               (3) However, if at any time on or after the First Closing Date, the holders of all Class "A" Common shares (including the holders of all Callable Class "A" Common shares) have executed and become parties to this Agreement, the Second Closing will occur five (5) business days after all holders of Class "A" Common shares have signed this Agreement. If the last holder of Class "A" Common shares signs this Agreement on the First Closing Date, Westbeach will not be required to deliver the notice specified in Paragraph 1.2.b.(3)(e) to the Custodian.

          b.   At the First Closing:

               (1) Each Seller then a party to this Agreement shall deliver to B.P.Y.A. 863 Holdings Ltd., as custodian for Sellers (the Custodian), (i) if stock, the certificate(s) representing the Securities being sold by that Seller, duly endorsed in blank and witnessed or with separate witnessed stock transfer powers attached thereto and signed in blank, and, if a Warrant or Option, the original agreement with a certificate in substantially the form attached as Exhibit 1.2.b.(1) providing that all rights are assigned to Westbeach for cancellation and conveying good and marketable title as provided in Paragraph 2.2 (Transfer Documentation), and (ii) if a Significant Shareholder, the various certificates and documents described in Paragraphs 7.3.e., k. and o.

               (2)  Morrow NS shall:

                    (a) Deliver to the Custodian (i) a certified check or a wire transfer of funds in an amount equal to the Cash Amount; (ii) a stock certificate issued in the name of each Seller then a party to this Agreement, and each other holder of Class "A" Common shares (except the Callable Class "A" Common shares) even if not yet a party to this Agreement, representing that Seller's or security holder's portion of the Stock Amount as set forth on Schedule A; provided, however, that Morrow NS shall withhold an aggregate of Forty Thousand (40,000) shares of Common Stock of Morrow (the Escrow Amount) from the Stock Amount issuable to Richard Mellen, Dennis Wilson, Scott Sibley and Mark Allinott (collectively, the Significant Shareholders), the certificates for which shall be issued for the number of shares and in the name of each Significant Shareholder as set forth on the attached Schedule 1.2.b.(2), but shall be delivered at the First Closing to Hershner, Hunter, Andrews, Neill & Smith, LLP, as escrow agent (the Escrow Agent), to be held in accordance with Paragraph 1.3; (iii) a certified check or wire transfer of funds in the amount of Nine Hundred Thousand Canadian Dollars (CN$900,000) to fund the redemption of the 1994 Debentures (CN$600,000), the prepayment penalty on the 1994 Debentures (CN$60,000) and the purchase of 200,000 Callable Class "A" Common shares (CN$240,000), plus interest through the estimated payment date; (iv) a certified check or a wire transfer of funds in an amount sufficient to pay the outstanding balance of Westbeach's line of credit with the Bank of Nova Scotia (the BNS
Loan); and (v) the various certificates, documents and payments described in Paragraph 7.2.

                    (b) Deliver to M.O.I. Escrow Services Ltd., as escrow agent (the Debenture Escrow Agent), a certified check or a wire transfer of funds in the amount of Two Million One Hundred Thirty Thousand Canadian Dollars (CN$2,130,000), plus interest through the estimated payment date (the 1996 Debenture Amount), to fund the redemption of the 1996 Debentures, such sum to be held and disbursed in accordance with a Debenture Escrow Agreement in substantially the form attached as Exhibit 1.2.b.(2)(b) (the Debenture Escrow Agreement).

               (3) Westbeach shall take the actions described in Paragraphs 7.3.g., j., k. and p., and:

                    (a) Deliver loan documentation in substantially the form attached as Exhibit 1.2.b.(3) (the Loan Documentation) evidencing the loan by Morrow or Morrow NS of the funds described above for the redemption of the 1994 Debentures and the 1996 Debentures, the prepayment penalty on the 1994 Debentures, the purchase of the Callable Class "A" Common shares and the payment of the BNS Loan (collectively, the Loan Amount), and constituting a first lien on Westbeach's assets, except for the lien of the 1996 Debentures.

                    (b)  Deliver the loan opinion provided in Exhibit 7.3.1.A.

                    (c) Deliver to the Custodian irrevocable instructions to pay off the 1994 Debentures on the First Closing Date.

                    (d) Deliver to the Debenture Escrow Agent irrevocable instructions to pay off the 1996 Debentures within five (5) days after the Second Closing Date.

                    (e) Deliver to the Custodian the notice of call and irrevocable instructions to deliver the notice of call to the holders of and pay the purchase price for the Callable Class "A" Common shares.

                    (f) Deliver to the Custodian the waiver of 30 day notice of offer required under the Shareholders Agreement (consisting of this Agreement and the Information Statement) and irrevocable instructions to deliver the notice of offer to the shareholders listed in the Shareholders Agreement.

                    (g) Deliver to the Custodian waivers of the prepayment time limits under the 1994 Debentures and 1996 Debentures.

               (4)  The Custodian shall:

                    (a) Except as provided in Paragraphs 1.2.b (4)(b) and (c) hold all documents, certificates, payments and other materials delivered to the Custodian pursuant to this Paragraph 1.2.b. in escrow, and the First Closing shall not be considered to have occurred, until all Sellers specified in Paragraph 7.3.f. have become parties to this Agreement.

                    (b) The Custodian shall disburse the Purchase Price to Sellers in accordance with a Custodian Agreement between the Custodian and Sellers in substantially the form attached as Exhibit 1.2.c.(3) (the Custodian Agreement). Morrow NS shall have no further liability to Sellers for payment of the Purchase Price upon delivery of the Purchase Price to the Custodian, delivery of the 1996 Debenture Amount to the Debenture Escrow Agent and delivery of the Escrow Amount to the Escrow Agent, except as set forth in Paragraph 1.3.

                    (c) The Custodian shall deliver to Morrow (i) the certificates, together with the related Transfer Documentation, from Sellers, and (ii) the Warrants and Options of Sellers, together with the related Transfer Documentation and (iii) the waivers described in paragraphs 1.2(b)(3)(f) and
(g).

                    (d) As soon as practical after the First Closing Date, the Custodian shall deliver the 1994 Debentures and file or cause to be filed the releases of the security interests and liens imposed under the terms of the loan covered by such 1994 Debentures.

          c.   At the Second Closing:

               (1) Each additional Seller who has become a party to this Agreement since the First Closing Date shall deliver to the Custodian the Transfer Documentation provided in Paragraph 1.2.b(1), conveying good and marketable title or surrendering the Securities for cancellation as provided in Paragraph 2.2.

               (2) Morrow NS shall deliver to the Custodian replacement stock certificates dated as of the Second Closing Date for any additional Sellers tendering Securities pursuant to Paragraph 1.2.c.(1).

               (3) The Custodian shall disburse the Purchase Price to such additional Sellers in accordance with a Custodian Agreement between the Custodian and Sellers in substantially the form attached as Exhibit 1.2.c.(3) (the Custodian Agreement). Morrow NS shall have no further liability to Sellers for payment of the Purchase Price upon delivery of the Purchase Price to the Custodian, delivery of the 1996 Debenture Amount to the Debenture Escrow Agent and delivery of the Escrow Amount to the Escrow Agent, except as set forth in Paragraph 1.3.

               (4) The Custodian shall deliver to Morrow (i) the certificates, together with the related Transfer Documentation, from the additional Sellers, and (ii) the Warrants and Options of the additional Sellers, together with the related Transfer Documentation, and (iii) as soon as practical after the First Closing Date, the Custodian shall deliver the 1994 Debentures and file or cause to be filed the releases of the security interests and liens imposed under the terms of the loan covered by such 1994 Debentures.

               (5) To the extent any holder of Securities listed on Schedule A does not become a party to this Agreement, the Custodian shall release that portion of the Purchase Price listed on Schedule A to Westbeach.

     1.3     DETERMINATIONS AS OF THE FIRST CLOSING DATE; SUBSEQUENT
             ADJUSTMENTS.

          a. As of the First Closing Date, Westbeach shall perform a physical count of its inventory, and Morrow NS will cause Arthur Andersen, LLP (AA) to observe such physical inventory. Promptly following the First Closing Date but in any event no later than thirty (30) days thereafter, the Westbeach senior management team existing on the First Closing Date, together with such other personnel as Morrow shall designate, shall prepare a balance sheet of Westbeach as of the close of business on the First Closing Date (the First Closing Date Balance Sheet), which shall be prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP), consistently applied, and those persons shall have the right to consult with Ellis Foster, Westbeach's current auditors, in preparing the First Closing Date Balance Sheet. AA will perform an audit of the First Closing Date Balance Sheet in accordance with generally accepted auditing standards, provided that where Canadian GAAP allows for alternate policies, conventions or elections (collectively, Conventions) regarding the treatment of an item, AA will accept the Convention used by Westbeach even if inconsistent with the Convention used by Morrow, as long as that Convention has been properly applied under Canadian GAAP. Westbeach will cooperate by providing AA with full access to Westbeach's books and records. AA will deliver copies of the audited First Closing Date Balance Sheet to all parties no later than sixty (60) days after the First Closing Date. AA's related fees and expenses shall be borne by Morrow NS. Unless Morrow NS or the Significant Shareholders dispute the audited First Closing Date Balance Sheet and submit the dispute to arbitration pursuant to Paragraph 11 within ten (10) days after its delivery, the audited First Closing Date Balance Sheet shall be final and binding on all parties, and will be used to determine the final Adjusted Purchase Price calculated in accordance with this Paragraph 1. The Purchase Price shall be decreased (A) on a dollar for dollar basis by the amount (as a positive number) by which the aggregate shareholders' deficit (the sum of the book value of Westbeach's Common shares, Preferred shares and retained earnings) of Westbeach, based on the audited First Closing Date Balance Sheet, exceeds the aggregate shareholders' deficit recorded in the August 31, 1997 balance sheet of Westbeach, excluding, for such purposes, the effect of expenses related to the transaction described herein which expenses will include, but are not limited to, the write-off of capitalized expenses related to the 1994 and 1996 Debentures, and the prepayment penalty on the 1994 Debentures and the costs related to the borrowing by Westbeach from Morrow or Morrow NS as contemplated in Paragraph 1.1, plus (B) on a dollar for dollar basis by (1) the amount by which the sum of the changes in inventory reserves, accounts receivable reserves, accruals for warranty or other contingent liabilities (including contingent liabilities for overtime pay) and write-offs of accounts receivable and inventory (including any book to physical adjustment), for the period from August 31, 1997 to the First Closing Date, exceeds Fifty Thousand Canadian Dollars (CN$50,000), less (2) any adjustment to the Purchase Price required in clause (A) above. In calculating the foregoing Purchase Price adjustment, the parties shall not take into account any increases in reserves or write-offs for: (i) the first one-half percent (1/2%, or .005) of new sales for warranty claims, (ii) the first one-half percent (1/2%) of new accounts receivable, (iii) the first one percent (1%) of new inventory at the wholesale level and (iv) the first one and one-half percent (1 1/2%) of new inventory at the retail level. The Significant Shareholders shall be solely responsible for any adjustment to the Purchase Price resulting from the audited First Closing Date Balance Sheet, which shall be allocated among the Significant Shareholders as set forth on the attached
Schedule 1.3.b. The Significant Shareholders' liability for such adjustment to the Purchase Price, and for indemnification under Paragraph 9, absent fraud, shall be limited to the amounts set forth on Schedule 1.3.b., and may exceed the Escrow Amount.

          b. Unless so submitted to arbitration, on the tenth (10th) day after delivery by AA of the audited First Closing Date Balance Sheet, the Escrow Agent shall deliver to Morrow NS the amount, if any, determined to have been overpaid at the First Closing from the Escrow Amount, and shall deliver the balance, if any, to the Significant Shareholders as nearly as possible in the proportions described in Schedule 1.3.b.

     1.4     SPECIAL PRE- CLOSING ACTIONS.

     The parties to this Agreement acknowledge that the following actions are being taken or will be taken to facilitate this transaction and for legal, business and tax reasons.

          a. Prior to execution of this Agreement, one or more of the following persons: Mark O. Allinott, Blair Mullin, Scott Sibley and Dennis Wilson, will have accepted employment with Morrow, subject to consummation of the First Closing. Such acceptance is being done (i) to give Morrow assurances regarding such parties' commitment to continue employment with the combined Morrow and Westbeach entities; and (ii) to terminate existing employment relationships between such persons in Westbeach, thereby terminating certain severance pay rights under British Columbia law for these individuals. In such case, their severance pay rights will be governed under the employment agreements with Morrow.

          b. Prior to the First Closing, Morrow NS expects to cause the formation of a British Columbia corporation (B.C. Corporation) to be substituted for Morrow NS hereunder pursuant to Paragraph 8.4. Due to Canadian residency requirements applicable to boards of directors of British Columbia corporations, one or more of Mark O. Allinott, Blair Mullin, Scott Sibley, Dennis Wilson and Richard Mellen, will serve as members of the board of directors of such corporation. The parties hereto acknowledge that such service, prior to the First Closing, is being done as an accommodation to facilitate the transaction due to restrictions on residency of directors under British Columbia law.

After the First Closing, such persons will be Morrow employees and would act on behalf of Morrow in such capacities. Morrow hereby agrees to indemnify and hold them harmless from any and all Losses they suffer (as defined in Paragraph 9.1) in acting in such capacity. If all Westbeach security holders agree to this transaction on or before the First Closing date, such B.C. Corporation would not be created and used.

2.           REPRESENTATIONS AND WARRANTIES OF SELLERS

     Each Seller hereby severally represents and warrants to Morrow NS and to Westbeach as follows:

     2.1     DUE AUTHORIZATION

     Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and, if Seller is other than an individual, the person signing is duly authorized to sign this Agreement on behalf of such Seller and bind such Seller. Seller is under no legal or other incapacity and, if other than an individual, such Seller has taken all action under applicable law to maintain its existence and authority to contract.
Seller is not able to assert any defense to enforcement of this Agreement under applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. Seller is not entering this Agreement under duress and believes Morrow, Morrow NS, and Morrow LLC have acted in good faith. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (a) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to Seller or (b) result in any breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of, result in the creation of any mortgage, pledge, lien, encumbrance, charge or other security interest (a Lien) on any of Seller's Securities pursuant to, or require the consent of any party to any mortgage, indenture, lease, contract, agreement, instrument, bond, note, concession, franchise or understanding (collectively, Undertaking) applicable to Seller or any of Seller's Securities. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (Government Entity) is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     2.2     TITLE TO SECURITIES

     Seller has, and will convey at Closing, good and marketable title to the Securities set forth next to his or her name on Schedule A, free and clear of any restriction on transfer (other than any restriction on further transfer under United States, state and

Canadian provincial securities laws); any private or governmental action, suit, proceeding, claim, arbitration or investigation (collectively, Claim); any preemptive right, right of first refusal or similar right; and any option, warrant, put, call, purchase right, equity, claim, demand or other commitment, right or Undertaking of any nature. Each Significant Shareholder represents that there is no lien on any of the Securities set forth next to his name on Schedule
A. Each other Seller represents that, if there is a lien on any of that Seller's Securities listed on Schedule A, at the First Closing, that Seller will deliver to the Custodian those Securities, together with instructions to pay the lienholder and the lienholder's agreement to release the lien. Except for the holder's contractual rights to put the Warrants (as defined herein) and portions of the Class "A" Common shares to Westbeach, which Seller hereby agrees not to exercise, and Westbeach's rights to call portions of the Class "A" Common shares and all of the Class B Preferred Shares, Seller is not a party to any option, warrant, put, call, purchase right or other commitment or agreement that could require Seller to sell, transfer or otherwise convey any Securities, other than pursuant to this Agreement. If Seller is a natural person, he or she is a competent adult. Seller is the record and beneficial owner of the Securities so listed in Seller's name, with the sole right to exercise all rights attached to those Securities, including, to the extent applicable, the right to vote, dispose of and receive dividends or distributions with respect to those Securities. If Seller is a trust, the relevant trustee has the sole right to exercise all rights attached to Seller's Securities on behalf of the beneficiary. Seller has no other right in or right to acquire any other securities of Westbeach.

     2.3     SECURITIES ACT REPRESENTATIONS.

          a. COMPLIANCE WITH LAW. Seller acknowledges that the shares of Common Stock of Morrow (Morrow Common Stock) to be delivered to Seller pursuant to this Agreement have not been and will not be registered under the Securities Act of 1933, as amended (the Securities Act), and therefore may not be resold without compliance with the Securities Act. Morrow Common Stock to be acquired by Seller pursuant to this Agreement is being acquired solely for Seller's own account, for investment purposes only and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution. Seller will not offer, sell, assign, pledge, hypothecate, transfer or otherwise dispose of any shares of Morrow Common Stock issued to Seller, except after full compliance with all applicable provisions of the Securities Act, the rules and regulations of the Securities and Exchange Commission (SEC) and other applicable securities law (including state and Canadian provincial securities law). Seller acknowledges that all Morrow Common Stock issued to Seller shall bear the following legend, together with any other legend required under Canadian provincial securities laws:

     "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), AND MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IF THE HOLDER HEREOF COMPLIES WITH THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAW."

          b. INFORMATION. Seller has received the following information with respect to Westbeach, Morrow and Morrow NS:

     Regarding Morrow
     ----------------

     1996 Annual Report to Shareholders, incorporating Form 10-K, filed with the SEC.

     Form 10-K, filed with the SEC.

     Quarterly Report on Form 10-Q as filed with the SEC for the Quarterly Period Ended September 30, 1996.

     Quarterly Report on Form 10-Q as filed with the SEC for the Quarterly Period Ended March 29, 1997.

     Quarterly Report on Form 10-Q as filed with the SEC for the Quarterly Period Ended June 28, 1997.

     Draft Financial Statements for the Quarterly Period June 29 to September 27, 1997.

     Regarding Westbeach
     -------------------

     1996 Annual Report to Shareholders, including audited financial statements for the year ended December 31, 1996.

     Financial Statements for the quarters ended March 31, 1997 and 1996.

     Financial Statements for the quarters ended June 30, 1997 and 1996.

     Financial Statements for the quarters ended September 30, 1997 and 1996.

     Regarding the Transactions Outlined in this Agreement
     -----------------------------------------------------

     Information Statement from Morrow dated October 27, 1997.

     Seller has also had an adequate opportunity to ask questions of and receive answers from Morrow's officers concerning any and all matters relating to the transactions contemplated by this Agreement, including, without limitation, the background and experience of Morrow's current and proposed officers and directors, the business, operations and financial condition of Morrow and any plans for additional acquisitions and the like. Such opportunity shall be accomplished, among other ways, through a meeting to which all Westbeach security holders have been invited, and at which Morrow personnel are present to discuss Morrow and the matters in the preceding sentence, and which Westbeach security holders may attend in person or by teleconference hookup (Information Meeting). Each Seller originally signing this Agreement acknowledges having met or having had the opportunity to meet with Morrow's Chief Executive Officer to address such questions. An Information Meeting was held on October 30, 1997 for the Sellers initially signing this Agreement and an Information Meeting will be held on November 6, 1997, at McCullough O'Connor Irwin's offices to permit other Westbeach security holders to address such questions.

     2.4     BROKERS' AND FINDERS' FEES; OTHER COSTS AND ADJUSTMENTS

     Except for fees of British Columbia Mercantile Corporation to Westbeach, which Sellers will pay on behalf of Westbeach, no Seller has incurred, or will incur, any liability for brokerage or finders' fees, agents' commissions, investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby. Each Seller acknowledges that the Cash Amount that Seller will receive is subject to reduction to reflect Transaction Costs of Westbeach and Sellers and certain other expenses as provided in the Custodian Agreement.

     2.5     KNOWLEDGE OF SIGNIFICANT SHAREHOLDERS

     No Significant Shareholder has knowledge of any falsity or inaccuracy in any representation or warranty made by Westbeach pursuant to Paragraph 3. For purposes of this Paragraph 2.5., "knowledge" means the actual knowledge of that Significant Shareholder in his capacity as an officer or director of Westbeach, and if an officer, or director, after reasonable inquiry of other members of senior management and relevant employees of Westbeach; and the knowledge each Significant Shareholder shall be imputed to all of the other Significant Shareholders.

     2.6     SHAREHOLDERS AGREEMENT

     By executing this Agreement, each Seller who is a party to the Shareholders Agreement hereby agrees to terminate the Shareholders Agreement effective as of the Second Closing Date.

3.           REPRESENTATIONS AND WARRANTIES OF WESTBEACH

     Westbeach hereby makes the representations and warranties to Morrow NS, Morrow and Morrow LLC set forth on the attached Exhibit A. All such representations and warranties are qualified by the exceptions noted in Exhibit A and by the Schedules attached to Exhibit A, as well as by all information apparent on the face of the materials delivered by Westbeach to Morrow NS and listed in Schedule 3.1.

4.           REPRESENTATIONS AND WARRANTIES OF MORROW NS, MORROW AND MORROW LLC

     Morrow NS, Morrow and Morrow LLC hereby represent and warrant to Westbeach and Sellers as follows:

     4.1     ORGANIZATION

     Morrow NS is an unlimited company duly organized and validly existing under the laws of the Province of Nova Scotia. Morrow is a corporation, and Morrow LLC is a limited liability company, each duly organized and validly existing under the laws of the State of Oregon. Morrow has all requisite corporate power and authority to own its properties and carry on its business as now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Morrow. Morrow has delivered to Westbeach a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date. Morrow is not in violation of its Articles of Incorporation or Bylaws, as amended.

     4.2     DUE AUTHORIZATION; NO CONFLICTS

     Each of Morrow NS, Morrow and Morrow LLC has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Morrow NS, Morrow and Morrow LLC and constitutes the valid and binding obligation of each of Morrow NS, Morrow and Morrow LLC, enforceable against each of them in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (a) violate or conflict with the Articles of Incorporation or Bylaws of Morrow, as amended, the Memorandum of Association or

Articles of Association of Morrow NS or the Articles of Organization or Operating Agreement of Morrow LLC; (b) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to Morrow NS, Morrow or Morrow LLC; or (c) result in any breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of, result in the creation of any Lien on any of their respective properties or assets pursuant to, or require the consent of any party to any Undertaking applicable to Morrow NS, Morrow or Morrow LLC or any of their respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Government Entity is required by or with respect to Morrow NS, Morrow or Morrow LLC in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     4.3     LITIGATION

     There is no Claim pending or, to the knowledge of Morrow NS, Morrow or Morrow LLC, threatened, at law or in equity, by or before any Government Entity,
(a) that seeks to enjoin or obtain damages in respect of the transactions contemplated hereby, (b) with respect to which there is a reasonable likelihood of a determination that would prevent Morrow NS, Morrow or Morrow LLC from consummating the transactions contemplated hereby or (c) that would have a Material Adverse Effect on Morrow.

     4.4     CONSENTS

     Except as set forth on the attached Schedule 4.4, no consent, approval or authorization of, or registration or filing with, any Government Entity or other person is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Morrow NS, Morrow or Morrow LLC.

     4.5     BROKERS' AND FINDERS' FEES

     Except for fees of Pacific Crest Securities, which Morrow will pay, neither Morrow NS, Morrow nor Morrow LLC has incurred, or will incur, directly or indirectly, any liability for brokerage or finders' fees, agents' commissions, investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.6     INVESTMENT

     Morrow NS is not acquiring the Securities with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

     4.7     DISCLOSURE

     The representations and warranties by Morrow NS, Morrow or Morrow LLC herein, including any Schedule referenced in Paragraph 4 or in any certificate furnished by any of them pursuant to this Agreement, and the information and documents provided by Morrow and listed in Paragraph 2.3.b., when all such documents are read together in their entirety, do not contain and will not contain at the First Closing Date any untrue statement of a material fact, and do not omit and will not omit at the First Closing Date any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; provided, however, that Morrow has relied on Westbeach with respect to any Westbeach information contained in the Information Statement referenced in Paragraph 2.3.b. Morrow has delivered or made available true and complete copies of each document that has been requested by Sellers, Westbeach or their respective counsel in connection with their legal and accounting review of Morrow.

5.           CONDUCT PENDING THE CLOSING

     5.1     CONDUCT OF BUSINESS OF WESTBEACH

     Prior to the First Closing and continuing between the First Closing and the Second Closing, except as expressly contemplated by this Agreement or as agreed in writing by the other party:

          a.   AFFIRMATIVE COVENANTS

     Each of Morrow, Morrow NS, Morrow LLC and Westbeach will:

               (1) Carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use its best efforts to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, to the end that its goodwill and ongoing business shall be unimpaired at Closing.

               (2) Maintain insurance coverages and its books, accounts and records in the usual manner consistent with past practice.

               (3) Comply in all material respects with all Applicable Laws of any Government Entity.

               (4) Maintain and keep its plants, property and equipment in good repair, working order and condition, ordinary wear and tear excepted.

               (5) Perform in all material respects its obligations under each Undertaking to which it is a party or by which it is bound.

               (6) Notify the other party of any event or occurrence not in the ordinary course of its business, and of any event that could have a Material Adverse Effect on it.

               (7) Pay, consistent with past practice, all accounts payable that arise in the ordinary course of its business, including, without limitation, in the case of Westbeach, payment of interest on Debentures and other debt as it comes due, except to the extent that the amount owing is being duly contested by Westbeach, such contest does not have a Material Adverse Effect on Westbeach and adequate reserves therefor are reflected on the Financial Statements.

          b.   NEGATIVE COVENANTS

     Except as otherwise provided herein, Westbeach will not do any of the things enumerated in Paragraph 3.6 of Exhibit A. In addition, but without limiting the generality of the foregoing, none of Morrow, Morrow NS, Morrow LLC or Westbeach will:

               (1) Cause or permit any amendments to, in Morrow's case, its Articles of Incorporation or Bylaws; in Morrow NS's or Morrow LLC's case, its governing documents; or, in Westbeach's case, its Memorandum or Articles.

               (2) Accelerate, amend or change the period of exercisability or vesting of any option or other right granted under any employee or director stock plan or authorize cash payments in exchange for any option or other right granted under any such plan.

               (3) Transfer to any person or entity any right to any of its Intellectual Property.

               (4) Enter into or amend any Undertaking pursuant to which any other party is granted exclusive marketing or other rights of any type or scope with respect to any of its products or technology.

               (5) Adopt or amend any employee benefit, stock purchase or option plan; hire any new director-level or officer-level employee; or pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees, except for normal salary or wage increases relating to periodic performance reviews and bonuses consistent with Westbeach's past practices, where the increases or bonuses are not given to Sellers or their relations or members of Westbeach's leadership team.

               (6) In Westbeach's case, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, other than in the ordinary course of business consistent with past practice. In Morrow's case, Morrow will promptly give written notice to Westbeach if Morrow directly or indirectly enters into any of the foregoing transactions or enters into an agreement contemplating any of the foregoing transactions contemplated herein.

               (7) Except for Morrow and Morrow NS credit facilities to finance the transactions contemplated herein, increase the amount or change the composition of its long-term funded debt; incur any additional debt for money borrowed; incur or increase any obligation or liability except in the ordinary course of business consistent with past practices; forgive or release any debt or claim; waive any right of material value; or voluntarily suffer any extraordinary loss.

               (8) Declare, pay or make any dividend or other distribution of money or property on or with respect to any of its capital stock.

               (9) Mortgage, pledge or otherwise encumber or subject to Lien any of its assets or properties, or commit itself to do any of the foregoing.

               (10) Enter into any Undertaking or make any commitment to do the same, except in the ordinary course of business and, in Westbeach's case, not requiring the payment of an amount in excess of Fifteen Thousand Canadian Dollars (CN$15,000) in the aggregate.

               (11) Redeem any of its securities, other than as contemplated in this Agreement.

               (12) Take, or agree in writing or otherwise to take, any other action that would make any of its representations or warranties in this Agreement untrue.

               (13) Agree, whether in writing or otherwise, to do any of the foregoing.

     5.2     NO SOLICITATION; ACQUISITION PROPOSALS

     Westbeach will not, directly or indirectly, through any officer, director, employee, representative, agent, financial advisor or otherwise, solicit, initiate or encourage inquiries or submission of proposals or offers from any person relating to any sale of all or any portion of the assets, business or properties of (other than the sale of immaterial or insubstantial assets or inventory in the ordinary course of business), or any equity interest in, Westbeach or any business combination with Westbeach, whether by merger, purchase of assets, tender offer or otherwise, or participate in any negotiation regarding, or furnishing to any other person any information with respect to, or otherwise cooperate in any way with, or assist in, facilitate or encourage, any effort or attempt by any other person to do or seek to do any of the foregoing. Westbeach will notify Morrow NS immediately if any inquiry or proposal is received by, any information is requested from, or any negotiation or discussion is sought to be initiated or continued with, Westbeach in each case in connection with any of the foregoing. Westbeach shall use its best efforts to cause all confidential materials previously furnished to any third party in connection with any of the foregoing to be returned promptly to Westbeach and shall cease any negotiations conducted in connection therewith or otherwise conducted with any such party.

     5.3     NOTICE OF BREACH

     Westbeach, Morrow NS and Morrow will promptly give written notice to each other and to the Significant Shareholders upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event that could cause or constitute a breach of any of its representations, warranties or covenants hereunder.

6.           OTHER COVENANTS

     6.1     ACCESS TO INFORMATION

     Westbeach and Morrow will each afford the other, and the others' employees, accountants, counsel and other representatives, full access during normal business hours (and at such other times as the parties agree), during the period before the First Closing Date, to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning its business, properties and personnel as the other party may reasonably request. Westbeach and Morrow will each provide to the other, and the other's employees, accountants, counsel and other representatives, copies of its internal financial statements promptly upon request. Westbeach and Morrow will cooperate with each other's due diligence review of the other to the extent necessary to confirm the accuracy of the representations and warranties in Paragraphs 3 and 4. Subject to compliance with applicable law, from the date hereof until the First Closing Date, each of Morrow and Westbeach shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations. No information or knowledge obtained in any investigation pursuant to this Paragraph 6.1 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the parties' obligations to consummate the transactions contemplated hereby.

     6.2     CONFIDENTIALITY

     Each party agrees to treat as confidential and hold in confidence all information concerning the business and affairs of Westbeach and the business and affairs of Morrow that is not already generally available to the public and is not otherwise known to the party to whom it was disclosed on a non-confidential basis (Proprietary Information) and to refrain from using any Proprietary Information except in furtherance of this Agreement or as required by law.

     6.3     PUBLICITY

     Westbeach will not issue, or cause or permit to be issued, any press release or otherwise make any public statement regarding the terms of this Agreement or the transactions contemplated hereby without Morrow's prior written consent. Morrow shall consult with Westbeach before issuing any press release or otherwise making any public statement regarding the terms of this Agreement or the transactions contemplated hereby, except as required by law or its other legal obligations.

     6.4     TRANSFER RESTRICTIONS

     No Significant Shareholder shall sell, assign, exchange, transfer, encumber, pledge or otherwise dispose of his shares of Morrow Common Stock for a period of one (1) year following the First Closing Date, plus any period during which a dispute regarding that Significant Shareholder's indemnification obligations under Paragraph 9 has, at the parties' election, been submitted to arbitration pursuant to Paragraph 11, without providing ongoing assurances reasonably acceptable to Morrow NS that such Significant Shareholder has retained sufficient assets to satisfy those indemnification obligations.

     6.5     RESALE EXEMPTION

     Westbeach will prepare and apply for, with a request for confidential treatment, and use reasonable efforts to obtain, an exemption from the resale restrictions under Alberta and British Columbia securities law to permit Sellers' resale of Morrow Common Stock at one (1) year after the First Closing Date; provided, however, that (notwithstanding any such exemption) the Significant Shareholders shall still comply with the transfer restrictions set forth in Paragraph 6.4.

     6.6     TAX TREATMENT

     The parties intend that the transactions contemplated by this Agreement qualify for treatment under Section 338 of the Internal Revenue Code of 1986, as amended (Section 338), and the parties agree to take all actions necessary or appropriate for such transactions to qualify under Section 338.

     6.7     CUSTODIAN AND ESCROW AGREEMENTS

     Each party agrees that, from and after the First Closing Date, it will not challenge any provision of the Custodian Agreement, the Escrow Agreement or the Debenture Escrow Agreement or withdraw any payment, certificate, document or other material delivered to the Custodian, the Escrow Agent or the Debenture Escrow Agent pursuant to this Agreement.

     6.8     REVENUE CANADA AUDIT

     Morrow NS will cause Westbeach to use its best efforts to resolve the Revenue Canada audit disclosed in Schedule 3.14 after the First Closing Date.

     6.9     WESTBEACH SENIOR MANAGEMENT

     Morrow will use reasonable efforts to employ or cause Westbeach to continue to employ the existing Westbeach senior management team from the First Closing Date until the later of (a) ten (10) days after AA's delivery of the audited First Closing Date Balance Sheet or (b) the resolution by arbitration of any disputes regarding the audited First Closing Date Balance Sheet, all in accordance with Paragraph 1.3; provided, however, that nothing contained in this paragraph shall prevent Morrow from terminating the employment of Mark Allinott, Blair Mullin, Scott Sibley or Dennis Wilson for cause in accordance with their respective employment agreements with Morrow.

     6.10    DEBENTURES

     Each Seller that holds Debentures will instruct the trustee for the Debentures not to pursue any claim, breach or default with respect to the Debentures, including any default with respect to any additional principal payment required under Section 2.2 of the indenture covering the 1994 Debentures, and not to revoke any action permitting early payment of the 1996 Debentures, during the period from the date of this Agreement through the Second Closing Date.

     6.11    ADVISORY AGREEMENT

     Westbeach acknowledges that the Advisory Agreement dated October 7, 1994, between Westbeach and British Columbia Mercantile Corporation, as amended by letter dated July 8, 1996 from British Columbia Mercantile Corporation to McCullough O'Connor Irwin, will terminate automatically upon payment in full of the 1996 Debentures.

     6.12    FURTHER ASSURANCES

          a. Subject to the terms and conditions of this Agreement, each party shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable Government Entities) and to lift any injunction or other legal bar to the transactions contemplated hereby (and, in such case, to proceed with those transactions as expeditiously as possible).

          b. In case at any time after the First Closing or the Second Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the appropriate parties shall take all such necessary action.

7.           CONDITIONS PRECEDENT TO THE FIRST CLOSING

     7.1     CONDITIONS TO OBLIGATIONS OF EACH PARTY

     The parties' respective obligations to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the First Closing Date of each of the following conditions, any of which may be waived in writing by agreement of Morrow NS, Westbeach, and Sellers holding a majority in number of the Sellers' Class "A" Common shares and a majority in number of the Sellers' Warrants (collectively, a Majority in Interest of Sellers):

          a. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby, or any proceeding brought by any Government Entity seeking any of the foregoing, shall be pending; or any statute, rule, regulation or order enacted, entered or enforced that makes the consummation of the transactions contemplated hereby illegal.

          b. The parties shall have timely obtained from all Government Entities and third parties each approval, waiver and consent, if any, necessary for the consummation of or in connection with the transactions contemplated hereby, including any approvals, waivers and consents required under Canadian provincial, United States, state or foreign securities and Blue Sky laws.

          c.   No Material Adverse Effect has occurred for Morrow or Westbeach.

     7.2     ADDITIONAL CONDITIONS TO OBLIGATIONS OF WESTBEACH AND SELLERS

     The obligations of Westbeach and Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the First Closing Date of each of the following conditions, any of which may be waived in writing by Westbeach and a Majority in Interest of Sellers:

          a. Each representation and warranty made by Morrow NS, Morrow and Morrow LLC in this Agreement, or in any exhibit or other document delivered pursuant hereto, shall be true and correct in all material respects on and as of the First Closing Date with the same force and effect as though made on and as of that date.

          b. Morrow NS, Morrow and Morrow LLC shall have complied with or performed in all material respects each covenant, obligation and condition in this Agreement to be complied with or performed by any of them on or before the First Closing Date.

          c. Morrow NS shall have delivered to the Custodian a certified check or wire transfer of funds equal to the Cash Amount and stock certificates for Morrow Common Stock in the respective amounts specified in Paragraph 1.2.b.(2)(a), less the Escrow Amount.

          d. Morrow NS shall have delivered to the Custodian a certified check or a wire transfer of funds in the Loan Amount, together with the Loan Documentation duly executed by Morrow NS.

          e. Morrow NS shall have delivered to Westbeach and the Custodian the Custodian Agreement, duly executed by Morrow, Morrow NS and Morrow LLC.

          f. Morrow NS shall have delivered to the Debenture Escrow Agent a certified check or a wire transfer of funds in the 1996 Debenture Amount.

          g. Morrow NS shall have delivered to Westbeach and the Debenture Escrow Agent the Debenture Escrow Agreement, duly executed by Morrow, Morrow NS and Morrow LLC.

          h. Morrow NS shall have delivered to the Significant Shareholders and the Escrow Agent an Escrow Agreement regarding disbursement of the Escrow Amount, in substantially the form attached as Exhibit 7.2.h (the Escrow Agreement), among Morrow NS, the Significant Shareholders and the Escrow Agent, duly executed by Morrow NS, the Significant Shareholders, and the Escrow Agent, and shall have delivered the Escrow Amount to the Escrow Agent.

          i. Morrow NS shall have delivered to Westbeach a certificate, dated as of the First Closing Date, executed by the Chief Executive Officer of Morrow NS and Morrow and manager or member of Morrow LLC, certifying that the conditions specified in Paragraph 7.2 have been fulfilled.

          j. Westbeach and Sellers shall have received a legal opinion of Hershner, Hunter, Andrews, Neill & Smith, LLP, counsel to Morrow NS, Morrow and Morrow LLC, in substantially the form attached as Exhibit 7.2.j.

          k. Westbeach shall have applied for, with a request for confidential treatment, and shall have obtained, an exemption from the resale restrictions under Alberta and British Columbia securities law to permit Sellers' resale of Morrow Common Stock at one (1) year after the First Closing Date; provided, however, that (notwithstanding any such exemption) the Significant Shareholders shall still comply with the transfer restrictions set forth in Paragraph

     7.3     ADDITIONAL CONDITIONS TO OBLIGATIONS OF MORROW NS, MORROW AND
             MORROW LLC

     The obligations of Morrow NS, Morrow and Morrow LLC to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior the First Closing Date of each of the following conditions, any of which may be waived in writing by Morrow NS:

          a. Each representation and warranty made by Westbeach and by Sellers in this Agreement, or in any exhibit or other document delivered pursuant hereto, shall be true and correct in all material respects on and as of the First Closing Date with the same force and effect as though made on and as of that date.

          b. Westbeach and Sellers shall have complied with or performed in all material respects each covenant, obligation and condition in this Agreement to be complied with or performed by Westbeach and/or Sellers on or before the First Closing Date.

          c. Each Seller then a party to this Agreement shall have delivered to the Custodian the stock certificate(s) or other document(s) representing the Securities being sold by that Seller as specified in Paragraph 1.2.b.(1).

          d. Westbeach shall have delivered to Morrow NS, to the extent requested by Morrow NS, the resignation of each director and officer of Westbeach, effective as of the First Closing Date, and adequate documentation to appoint Morrow's designated candidates for officer and director positions with Westbeach.

          e. The Significant Shareholders shall have delivered to Morrow NS and the Escrow Agent the Escrow Agreement, duly executed by the Significant Shareholders.

          f. The holders of eighty percent (80%) of the Class "A" Common shares issued and outstanding on the First Closing Date (and ninety percent (90%) of the issued and outstanding Class "A" Common shares, assuming redemption of the Callable Class "A" Common shares), one hundred percent (100%) of all other classes of issued and outstanding shares in the capital of Westbeach, one hundred percent (100%) of all Options and eighty percent (80%) of Warrants for Class "A" Common shares shall have become parties to this Agreement.

          g. Westbeach's Board of Directors shall have adopted irrevocable resolutions approving the call of all Callable Class "A" Common shares (not held by Sellers then a party to this Agreement), with notice of the call to be issued immediately upon consummation of the First Closing.

          h. Westbeach shall have amended the trust indentures relating to the 1994 Debentures and the 1996 Debentures (collectively, the Debentures) to provide that (i) Westbeach may prepay the Debentures, with a prepayment penalty not to exceed Seventy Thousand Canadian Dollars (CN$70,000), during the period from the date of this Agreement through the Second Closing Date.

          i. Westbeach shall have obtained such consents and assurances as are necessary or appropriate from the other parties to any Material Undertaking so that each Material Undertaking continues in full force and effect after the First Closing Date.

          j. Westbeach shall have adopted (i) irrevocable resolutions calling for the redemption of the Debentures, (ii) delivered to Morrow NS and the Custodian the Custodian Agreement, duly executed by Westbeach and Sellers, and
(iii) delivered to Morrow NS and the Debenture Escrow Agent the Debenture Escrow Agreement, duly executed by Westbeach and Sellers.

          k. Westbeach and each Significant Shareholder shall have delivered to Morrow NS a certificate, dated as of the First Closing Date, executed by the Chief Executive Officer of Westbeach and by each Significant Shareholder, certifying that the conditions specified in Paragraph 7.3 have been fulfilled.

          l. Morrow NS shall have received legal opinions of Boughton Peterson Yang Anderson, counsel to Westbeach, in substantially the form attached as Exhibits 7.3.l.A and 7.3.1.B.

          m. Morrow NS shall have received a legal opinion of Dunn, Carney, Allen, Higgins & Tongue with respect to Sellers, in substantially the form attached as Exhibit 7.3.m.

          n. The Information Meeting shall have been held, unless the failure to hold such meeting is due to the action or inaction of Morrow NS, Morrow or Morrow LLC.

          o. As of the First Closing Date, the Westbeach board shall consist of directors designated by Morrow.

          p. Westbeach shall have delivered to Morrow NS a copy of the final unaudited consolidated balance sheet of Westbeach at September 30, 1997, and the unaudited financial statement including the unaudited consolidated statements of income and changes in financial position for the period then ended.

          q.   Westbeach shall have delivered to the Custodian waivers of
(i) the thirty (30) day notice of call for the Westbeach Callable Class A Common Stock and (ii) waivers of thirty (30) days notice of offer to the Shareholders required under the Shareholders Agreement.

          r.   The condition in Paragraph 7.2(h) shall have been satisfied.

8.           TERMINATION, AMENDMENT, WAIVER AND SUBSTITUTION

     8.1     TERMINATION

     At any time before the First Closing Date, this Agreement may be terminated:

          a. By mutual consent of Morrow NS and a Majority in Interest of Sellers.

          b. By either Morrow NS or a Majority in Interest of Sellers if, without fault of the terminating party, the First Closing shall not have occurred on or before November 13, 1997, or such later date as the parties may agree in writing.

          c. By Morrow NS, if (i) any condition specified in Paragraph 7.3 has not been satisfied or waived at such time as the condition is no longer capable of satisfaction; or (ii) any Seller shall have breached in any material respect any representation or warranty in Paragraph 2, or if Westbeach shall have breached in any material respect any representation or warranty in Paragraph 3 or any of its other obligations under this Agreement, and the breach continues for a period of ten (10) days after a Majority in Interest of Sellers receives notice of the breach from Morrow NS.

          d. By either Westbeach or a Majority in Interest of Sellers, if (i) any condition specified in Paragraph 7.2 has not been satisfied or waived at such time as the condition is no longer capable of satisfaction, or (ii) Morrow NS, Morrow or Morrow LLC shall have breached in any material respect any representation or warranty in Paragraph 4 or any of their other obligations under this Agreement, and the breach continues for a period of ten (10) days after Morrow NS receives notice of the breach from a Majority in Interest of Sellers.

     8.2    EFFECT OF TERMINATION

     If this Agreement is terminated as provided in Paragraph 8.1, this Agreement shall become void and the parties shall have no further liability or obligation under this Agreement, except, to the extent the termination results from a party's breach of any representation, warranty or covenant set forth in this Agreement, the breaching party shall be liable for the breach as provided by law; provided that, in any case, the provisions of this Paragraph 8.2, Paragraph 6.2 (Confidentiality) and Paragraph 12 (General Provisions) shall remain in full force and effect and survive any termination of this Agreement.

     8.3    AMENDMENT; WAIVER

     The parties may cause this Agreement to be amended at any time by executing an instrument in writing signed by Morrow NS, Westbeach, and a Majority in Interest of Sellers.

     8.4    SUBSTITUTION OF SUBSIDIARY FOR MORROW NS

     The parties hereto acknowledge and agree that Morrow or Morrow NS may substitute for Morrow NS, a wholly owned subsidiary of Morrow NS organized under British Columbia law ("Morrow BC") hereunder and in all agreements herein contemplated. Such substitution shall be accomplished by an amendment to this Agreement and such other agreements signed by Morrow, Morrow NS, Morrow BC and Westbeach with Morrow NS in such case becoming a party hereto in the same manner as Morrow LLC.

9.          SURVIVAL AND INDEMNIFICATION

     9.1    INDEMNIFICATION BY ALL SELLERS

     The representations and warranties contained in Paragraphs 2.2 (Title to Stock) and 2.4 (Brokers' and Finders' Fees) shall survive indefinitely after the Closing Date. Each Seller severally agrees to indemnify and hold harmless Morrow NS, Morrow and Morrow LLC, and their respective officers, directors, employees and agents, from and against any and all Losses (as defined below) incurred by Morrow NS, Morrow or

Morrow LLC arising out of any breach or inaccuracy of any representation or warranty made by that Seller in Paragraph 2.2 or 2.4. For purposes of this Agreement "Losses" means (i) all losses, liabilities, damages, actions, demands, claims, fines and penalties and (ii) all out-of-pocket costs, including, without limitation, reasonable expenses of investigation, remediation and other response costs, reasonable attorneys' and paralegals' fees (at trial, on appeal, in connection with any petition for review and in any agency proceeding) and reasonable consulting, expert and accounting fees incurred in investigating, defending or prosecuting any claim.

     9.2    INDEMNIFICATION BY SIGNIFICANT SHAREHOLDERS

     In addition, the Significant Shareholders jointly and severally agree to indemnify Morrow NS, Morrow and Morrow LLC as set forth on the attached Exhibit B.

10.         REGISTRATION RIGHTS

     10.1   PIGGYBACK REGISTRATION RIGHTS

     If (but without any obligation to do so) Morrow proposes to register (including for this purpose a registration effected by Morrow for shareholders other than Sellers) any of its Common Stock or other securities under the Securities Act in connection with the public offering of those securities (registration relating solely to the sale of securities to participants in a Morrow stock plan or (ii) a shelf registration of securities to be used as consideration for acquisitions of additional businesses by Morrow), Morrow shall promptly give each Seller written notice of its intent to do so. Upon the written request of any Seller given within twenty (20) days after receipt of Morrow's notice, Morrow shall, subject to this Paragraph 10, use all reasonable efforts to cause to be included in such registration all Morrow Common Stock issued to that Seller pursuant to this Agreement (including any stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued by Morrow) a dividend or other distribution with respect to, in exchange for or in replacement of that Morrow Common Stock) that Seller has requested to be registered. Sellers' rights under this Paragraph 10 may be exercised an unlimited number of times.

     10.2   OBLIGATIONS OF MORROW

     Whenever required under this Paragraph 10 to effect the registration of any Morrow Common Stock, Morrow shall, as expeditiously as reasonably possible:

          a. Prepare and file with the SEC a registration statement with respect to Morrow Common Stock and use its best efforts to cause the registration statement to become effective, and, upon the request of Sellers holding a majority of Morrow

Common Stock registered thereunder, keep the registration statement effective for up to one hundred twenty (120) days.

          b. Prepare and file with the SEC any amendments and supplements to the registration statement, and the prospectus used in connection with the registration statement, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement.

          c. Furnish to Sellers such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and any other documents that Sellers may reasonably request to facilitate the disposition of their Morrow Common Stock.

          d. Use its best efforts to register and qualify the securities covered by the registration statement under the securities or Blue Sky laws of such jurisdictions as Sellers shall reasonably request, provided that Morrow shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any of those states or jurisdictions.

          e. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriters of the offering. Each Seller participating in the underwriting shall also enter into and perform its obligations under the underwriting agreement.

          f. Notify each Seller holding Morrow Common Stock covered by the registration statement, at any time when a prospectus covered by the registration statement is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     10.3   FURNISHING OF INFORMATION

     It shall be a condition precedent to Morrow's obligation to take any action pursuant to this Paragraph 10, that each Seller requesting registration shall furnish to Morrow such information regarding that Seller, Morrow Common Stock held by that Seller and the intended method of disposition of Morrow Common Stock as shall be required to effect the registration of that Seller's Morrow Common Stock, and to execute any documents in connection with the registration as Morrow may reasonably request.

     10.4   REGISTRATION EXPENSES

     All expenses incurred in connection with registrations under this Paragraph 10 (including, without limitation, all registration, filing and qualification fees and printing, legal and accounting fees, but excluding underwriting commissions and discounts and stock transfer taxes) shall be borne by Morrow.

     10.5   UNDERWRITING REQUIREMENTS

     In connection with any offering involving an underwriting of shares of capital stock being issued by Morrow, Morrow shall not be required under Paragraph 10.1 to include any Seller's securities in the underwriting unless that Seller accepts the terms of the underwriting as agreed upon between Morrow and the underwriters selected by Morrow (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of Morrow's offering. If the underwriters advise Morrow in writing that the total amount of securities, including Morrow Common Stock held by Sellers, requested by persons other than Morrow to be included in the offering exceeds the amount of securities that the underwriters reasonably believe is compatible with the success of the offering, then Morrow may reduce pro rata the number of shares offered for the accounts of those persons (based on the number of shares held by each person) to a number deemed satisfactory by the underwriters. To facilitate the allocation of shares in accordance with the above provisions, Morrow may round the number of shares allocated to any selling shareholder, including Sellers, to the nearest one hundred (100) shares.

     10.6   AVAILABILITY OF RULE 144

     Morrow shall not be obligated to register Morrow Common Stock held by any Seller at any time when the resale provisions of Rule 144(k) (or any similar or successor provision) promulgated under the Securities Act are available to that Seller.

11.         ARBITRATION

     In the event of a dispute between Morrow NS and any Significant Shareholder relating to the Closing Date Balance Sheet under Paragraph 1.3, the parties shall submit the dispute to binding arbitration in accordance with the attached Exhibit C. In the event of a dispute with respect to the indemnification obligations under Exhibit B, Morrow NS and a majority in interest (based on the number of shares of Morrow Common Stock issued to such persons as of the First Closing) of the Significant Shareholders also may agree, but shall not be required, to submit any such dispute to arbitration pursuant to Exhibit C.

12.         GENERAL PROVISIONS

     12.1   NOTICES

     All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party notified; (b) three (3) days after deposit in the mail, by registered or certified mail, postage prepaid, return receipt requested; or (c) on the day of facsimile transmission, with confirmed transmission; in any case to the party to be notified at the following address for that party, or at such other address as that party may indicate by ten (10) days' advance written notice to the other parties:

          a.   If to Morrow NS, Morrow or Morrow LLC to:

                      Morrow Snowboards, Inc.
                      2600 Pringle Road, S.E.
                      Salem, OR  97302
                      Attention:  David E. Calapp
                      Facsimile:  (503) 315-1199

                      with a copy to:

                      Hershner, Hunter, Andrews, Neill & Smith, LLP 180 East 11th Avenue
                      Eugene, OR  97401
                      Attention:  Robert A. Stout
                      Facsimile:  (541) 344-2025

          b.   If to Westbeach, to:

                      Westbeach Snowboard Canada Ltd.
                      60 West 7th Avenue
                      Vancouver, B.C.  V5Y 1L6
                      Attention: Blair Mullin
                      Facsimile:  (604) 879-0610

                      with a copy to:

                      Boughton Peterson Yang Anderson
                      2500-Four Bentall Centre
                      1055 Dunsmuir Street, P.O. Box 49290
                      Vancouver, B.C.  V7X 1S8
                      Attention:  Douglas H. Hopkins
                      Facsimile:  (604) 683-5317

          c.   If to Sellers, to:

                      The addresses shown on Westbeach's
                      Securities Registers as of the Closing Date

12.2        INTERPRETATION

     The terms "include," "includes" and "including," when used in this Agreement, shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any person or entity means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of that person or entity. In this Agreement, any reference to a "Material Adverse Effect" with respect to any person or entity means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of that person or that entity and its Subsidiaries, taken as a whole. In this Agreement, except as provided in Paragraph 2.5 or in Paragraph 3.13 of Exhibit B, any reference to a party's "knowledge" means that party's actual knowledge after due and diligent inquiry of officers, directors and other employees of that party reasonably believed to have knowledge of such matters. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

     12.3   SEVERABILITY

     If any provision of this Agreement for any reason is found by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect. The parties further agree to replace the void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     12.4   REMEDIES CUMULATIVE; NO WAIVER

     Except as otherwise provided herein, any and all remedies expressly conferred upon a party herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon that party, and a party's exercise of any one remedy will not preclude the exercise of any other remedy. No failure or delay by any party in the exercise of any right hereunder shall impair that right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     12.5   RULES OF CONSTRUCTION

     The parties acknowledge that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting the agreement or document.

     12.6   LEGAL ADVICE

     Sellers acknowledge that Boughton Peterson Yang Anderson has been engaged by and represents Westbeach only. Sellers have been advised to seek the advice of independent legal counsel.

     12.7   EXPENSES

     Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of advisers and legal counsel) (collectively, Transaction Costs):

     (a)  incurred by Morrow NS, Morrow or Morrow LLC will be paid by Morrow;
          and

     (b)  incurred by Westbeach and Sellers will be paid by the Sellers;

provided, however, that Morrow NS shall pay all accounting fees incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

     12.8   ATTORNEYS' FEES

     If any action at law or in equity is commenced to enforce or interpret this Agreement, the prevailing party shall be entitled to receive his, her or its reasonable attorneys' fees, costs and expenses, in addition to any other relief to which such prevailing party may be entitled, at trial and on appeal.

     12.9   GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon (without regard to the principles of conflicts of law thereof).

     12.10  ENTIRE AGREEMENT

     This Agreement, and the exhibits, schedules and documents specifically referred to herein or delivered pursuant hereto, constitute the parties' entire agreement and understanding with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral among the parties with respect to the subject matter hereof.

     12.11  COUNTERPARTS

     This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

     DATED:  October 31, 1997.

                                  Morrow:

                                  MORROW SNOWBOARDS, INC.

                                  By /s/ David E. Calapp
                                    ------------------------------------
                                    David E. Calapp
                                    Chief Executive Officer


                                  Morrow NS:

                                  MORROW SNOWBOARDS ULC

                                  By /s/ David E. Calapp
                                    ------------------------------------
                                    David E. Calapp
                                    President and Chief Executive Officer

                                  Morrow LLC:

                                  MORROW, LLC

                                  By /s/ David E. Calapp
                                    ------------------------------------
                                    David E. Calapp
                                    Chief Executive Officer

                                  Westbeach:

                                  WESTBEACH SNOWBOARD CANADA LTD.

                                  By /s/ Blair Mullin
                                    ------------------------------------
                                    Blair Mullin
                                    Chief Executive Officer

                                  By /s/ Dennis Wilson
                                    ------------------------------------
                                    Dennis Wilson
                                    Director

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    MARK ALLINOTT


Signature: X  /s/ Mark Allinott            Witness:   /s/ Gordon Mattison
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   October 31, 1997                              GORDON MATTISON
      ---------------------                          --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                          1,000
--------------------------------------------------------------------------
Class A Shares not subject to Call                     53,810
--------------------------------------------------------------------------
Class B Preferred Shares                               12,000
--------------------------------------------------------------------------
Warrants at                          $2.50             -
--------------------------------------------------------------------------
Common Share Options at              $8.00             -
--------------------------------------------------------------------------
Common Share Options at              $5.00             -
--------------------------------------------------------------------------
Common Share Options at              $2.00             -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *  $129,200
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                       31,554
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:


 Mark Allinott
---------------------------------
Name

 304 105 Ave NE
---------------------------------
Street Address

 Bellevue, WA 98004
---------------------------------
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    DENNIS WILSON


Signature: X  /s/ Dennis Wilson            Witness:   /s/ Richard Mellen
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   October 31, 1997                              RICHARD MELLEN
      ---------------------                          --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                        -
--------------------------------------------------------------------------
Class A Shares not subject to Call                    198,980
--------------------------------------------------------------------------
Class B Preferred Shares                               45,000
--------------------------------------------------------------------------
Warrants at                          $2.50             -
--------------------------------------------------------------------------
Common Share Options at              $8.00             -
--------------------------------------------------------------------------
Common Share Options at              $5.00             10,000
--------------------------------------------------------------------------
Common Share Options at              $2.00             -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *  $477,910
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                      117,812
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

_________________________________
Name

_________________________________
Street Address

_________________________________
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    SCOTT SIBLEY


Signature: X  /s/ Scott Sibley             Witness:   /s/ Gordon Mattison
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   October 31, 1997                              GORDON MATTISON
      ---------------------                          --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                        -
--------------------------------------------------------------------------
Class A Shares not subject to Call                    198,980
--------------------------------------------------------------------------
Class B Preferred Shares                               45,000
--------------------------------------------------------------------------
Warrants at                          $2.50             -
--------------------------------------------------------------------------
Common Share Options at              $8.00             -
--------------------------------------------------------------------------
Common Share Options at              $5.00             -
--------------------------------------------------------------------------
Common Share Options at              $2.00             -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *  $473,555
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                      116,738
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

_________________________________
Name

_________________________________
Street Address

_________________________________
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    ELIZABETH JANE SIBLEY


Signature: X  /s/ Elizabeth Sibley         Witness:   /s/ Gordon Mattison
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   October 31, 1997                              GORDON MATTISON
      ---------------------                          --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                         20,000
--------------------------------------------------------------------------
Class A Shares not subject to Call                     15,000
--------------------------------------------------------------------------
Class B Preferred Shares                               -
--------------------------------------------------------------------------
Warrants at                          $2.50             -
--------------------------------------------------------------------------
Common Share Options at              $8.00             -
--------------------------------------------------------------------------
Common Share Options at              $5.00             -
--------------------------------------------------------------------------
Common Share Options at              $2.00             -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *   $58,437
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                        8,489
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

_________________________________
Name

_________________________________
Street Address

_________________________________
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    RICHARD MELLEN


Signature: X  /s/ Richard Mellen           Witness:   /s/ Serena Mellen
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   October 31, 1997                              SERENA MELLEN
      ---------------------                          --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                        -
--------------------------------------------------------------------------
Class A Shares not subject to Call                    198,980
--------------------------------------------------------------------------
Class B Preferred Shares                               45,000
--------------------------------------------------------------------------
Warrants at                          $2.50            -
--------------------------------------------------------------------------
Common Share Options at              $8.00            -
--------------------------------------------------------------------------
Common Share Options at              $5.00            -
--------------------------------------------------------------------------
Common Share Options at              $2.00            -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *  $473,555
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                      116,738
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:


 Richard Mellen
---------------------------------
Name

 2643 Nelson Ave
---------------------------------
Street Address

 West Vancouver, V7V 2R8
---------------------------------
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    MARIASERENA K. MELLEN


Signature: X  /s/ Serena Mellen            Witness:   /s/ Richard Mellen
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   October 31, 1997                              RICHARD MELLEN
      ---------------------                          --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                         20,000
--------------------------------------------------------------------------
Class A Shares not subject to Call                     15,000
--------------------------------------------------------------------------
Class B Preferred Shares                               -
--------------------------------------------------------------------------
Warrants at                          $2.50             -
--------------------------------------------------------------------------
Common Share Options at              $8.00             -
--------------------------------------------------------------------------
Common Share Options at              $5.00             -
--------------------------------------------------------------------------
Common Share Options at              $2.00             -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *   $58,437
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                        8,489
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

 Serena Mellen
---------------------------------
Name

 2643 Nelson Ave
---------------------------------
Street Address

 West Vancouver, V7V 2R8
---------------------------------
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    DAVID ALEX HALLIWELL


Signature: X  /s/ Dave Halliwell           Witness:   /s/ Gordon Wiber
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   November 6, 1997                              GORDON WIBER
      --------------------                           --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                         10,000
--------------------------------------------------------------------------
Class A Shares not subject to Call                      7,500
--------------------------------------------------------------------------
Class B Preferred Shares                               -
--------------------------------------------------------------------------
Warrants at                          $2.50             15,000
--------------------------------------------------------------------------
Common Share Options at              $8.00             -
--------------------------------------------------------------------------
Common Share Options at              $5.00             -
--------------------------------------------------------------------------
Common Share Options at              $2.00             -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *   $49,702
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                        9,295
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

 HALLIWELL MARKETING INC.
---------------------------------
Name

 6384 Easy Street
---------------------------------
Street Address

 Whistler, B.C. VON 1B6
---------------------------------
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    FIONA MARY HALLIWELL


Signature: X  /s/ Fiona Halliwell          Witness:   /s/ Gordon Wiber
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   November 6, 1997                              GORDON WIBER
      --------------------                           --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                         10,000
--------------------------------------------------------------------------
Class A Shares not subject to Call                      7,500
--------------------------------------------------------------------------
Class B Preferred Shares                               -
--------------------------------------------------------------------------
Warrants at                          $2.50             15,000
--------------------------------------------------------------------------
Common Share Options at              $8.00             -
--------------------------------------------------------------------------
Common Share Options at              $5.00             -
--------------------------------------------------------------------------
Common Share Options at              $2.00             -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *   $49,702
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                        9,295
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

 HALLIWELL MARKETING INC.
---------------------------------
Name

 6384 Easy Street
---------------------------------
Street Address

 Whistler, B.C. VON 1B6
---------------------------------
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    B.C. MERCANTILE CORPORATION


Signature: X  /s/ Don Steele                Witness:   /s/ Jonathan McCullough
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   October 31, 1997                              JONATHAN McCULLOUGH
      --------------------                           --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                        101,000
--------------------------------------------------------------------------
Class A Shares not subject to Call                     75,000
--------------------------------------------------------------------------
Class B Preferred Shares                              -
--------------------------------------------------------------------------
Warrants at                          $2.50            150,000
--------------------------------------------------------------------------
Common Share Options at              $8.00            -
--------------------------------------------------------------------------
Common Share Options at              $5.00            -
--------------------------------------------------------------------------
Common Share Options at              $2.00            -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *  $498,226
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                       92,943
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

c/o JONATHAN McCULLOUGH (BARRISTER AND SOLICITOR)
-------------------------------------------------
Name

 1100-888 DUNSMUIR STREET
------------------------------
Street Address

 VANCOUVER, B.C. V6C 3K4  ((604) 657-7077)
------------------------------------------
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    358679 B.C. LTD.


Signature: X  /s/ Jamie Augus              Witness:   /s/ C. Titanich
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   November 5, 1997                              C. TITANICH
      ---------------------                          --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                          5,000
--------------------------------------------------------------------------
Class A Shares not subject to Call                      3,750
--------------------------------------------------------------------------
Class B Preferred Shares                                -
--------------------------------------------------------------------------
Warrants at                          $2.50              -
--------------------------------------------------------------------------
Common Share Options at              $8.00              -
--------------------------------------------------------------------------
Common Share Options at              $5.00              -
--------------------------------------------------------------------------
Common Share Options at              $2.00              -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *   $14,609
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                        2,122
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

 358679 B.C. LTD.
---------------------------------
Name

 940-1040 [NAME ILLEGIBLE]
---------------------------------
Street Address

 Vancouver, Canada V6E 4H1
---------------------------------
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    TODD ANDREW ALLINOTT


Signature: X  /s/ Todd A. Allinott         Witness:   /s/ Gordon Mattison
             --------------------------              --------------------------
             Authorized Signature                     Signature




Date:   November 6, 1997                              GORDON MATTISON
      ---------------------                          --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                          2,000
--------------------------------------------------------------------------
Class A Shares not subject to Call                      1,500
--------------------------------------------------------------------------
Class B Preferred Shares                                -
--------------------------------------------------------------------------
Warrants at                          $2.50              -
--------------------------------------------------------------------------
Common Share Options at              $8.00              -
--------------------------------------------------------------------------
Common Share Options at              $5.00              -
--------------------------------------------------------------------------
Common Share Options at              $2.00              -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *    $5,844
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                          849
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

 Todd Allinott
---------------------------------
Name

 2807 W. 7th Ave
---------------------------------
Street Address

 Vancouver, BC V6K 175
---------------------------------
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    A. KLOPFER & ASSOC. INC.


Signature: X  /s/ Don Steele               Witness:   /s/ Gordon Mattison
             --------------------------              --------------------------
             Authorized Signature                     Signature




Date:   November 6, 1997                              GORDON MATTISON
      ---------------------                          --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                          5,000
--------------------------------------------------------------------------
Class A Shares not subject to Call                      3,750
--------------------------------------------------------------------------
Class B Preferred Shares                                -
--------------------------------------------------------------------------
Warrants at                          $2.50              -
--------------------------------------------------------------------------
Common Share Options at              $8.00              -
--------------------------------------------------------------------------
Common Share Options at              $5.00              -
--------------------------------------------------------------------------
Common Share Options at              $2.00              -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *   $14,609
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                        2,122
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

_________________________________
Name

_________________________________
Street Address

_________________________________
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    GREGORY ALEXANDER FAMILY TRUST


Signature: X  /s/ Gregory Alexander        Witness:   /s/ S. Pryde
             --------------------------              --------------------------
             Authorized Signature                     Signature




Date:   November 5, 1997                              S. PRYDE
      --------------------                           --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                          -
--------------------------------------------------------------------------
Class A Shares not subject to Call                      -
--------------------------------------------------------------------------
Class B Preferred Shares                                -
--------------------------------------------------------------------------
Warrants at                          $2.50              3,750
--------------------------------------------------------------------------
Common Share Options at              $8.00              -
--------------------------------------------------------------------------
Common Share Options at              $5.00              -
--------------------------------------------------------------------------
Common Share Options at              $2.00              -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *    $5,121
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                        1,262
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

_________________________________
Name

_________________________________
Street Address

_________________________________
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    JENNIFER BELL


Signature: X   /s/ Jennifer Bell           Witness:   /s/ Jean Glass
             --------------------------              --------------------------
             Authorized Signature                     Signature




Date:   November 5, 1997                              JEAN GLASS
      --------------------                           --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                          1,000
--------------------------------------------------------------------------
Class A Shares not subject to Call                        750
--------------------------------------------------------------------------
Class B Preferred Shares                                -
--------------------------------------------------------------------------
Warrants at                          $2.50              -
--------------------------------------------------------------------------
Common Share Options at              $8.00              -
--------------------------------------------------------------------------
Common Share Options at              $5.00              -
--------------------------------------------------------------------------
Common Share Options at              $2.00              -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *    $2,922
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                          424
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

_________________________________
Name

_________________________________
Street Address

_________________________________
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    JAMES M.I. BRUCE


Signature: X   /s/ James Bruce             Witness:   /s/ Gordon Mattison
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   November 7, 1997                              GORDON MATTISON
      --------------------                           --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                          -
--------------------------------------------------------------------------
Class A Shares not subject to Call                      -
--------------------------------------------------------------------------
Class B Preferred Shares                                -
--------------------------------------------------------------------------
Warrants at                          $2.50              7,500
--------------------------------------------------------------------------
Common Share Options at              $8.00              -
--------------------------------------------------------------------------
Common Share Options at              $5.00              -
--------------------------------------------------------------------------
Common Share Options at              $2.00              -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *   $10,242
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                        2,525
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

_________________________________
Name

_________________________________
Street Address

_________________________________
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    SCOTT CARY


Signature: X   /s/ Scott Cary              Witness:   /s/ Caryn Cary
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   November 5, 1997                              CARYN CARY
      --------------------                           --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                          -
--------------------------------------------------------------------------
Class A Shares not subject to Call                      -
--------------------------------------------------------------------------
Class B Preferred Shares                                -
--------------------------------------------------------------------------
Warrants at                          $2.50              750
--------------------------------------------------------------------------
Common Share Options at              $8.00              -
--------------------------------------------------------------------------
Common Share Options at              $5.00              -
--------------------------------------------------------------------------
Common Share Options at              $2.00              -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *   $1,024
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                         252
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

 Scott Cary
---------------------------------
Name

 7748 Dibble Ave, NW
---------------------------------
Street Address

 Seattle, Wash, 98117
---------------------------------
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    ANGELA L. CHYZYK


Signature: X   /s/ Angela Chyzyk           Witness:   /s/ Gordon Mattison
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   November 6, 1997                              GORDON MATTISON
      --------------------                           --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                          1,000
--------------------------------------------------------------------------
Class A Shares not subject to Call                        750
--------------------------------------------------------------------------
Class B Preferred Shares                                -
--------------------------------------------------------------------------
Warrants at                          $2.50              -
--------------------------------------------------------------------------
Common Share Options at              $8.00              -
--------------------------------------------------------------------------
Common Share Options at              $5.00              -
--------------------------------------------------------------------------
Common Share Options at              $2.00              -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *   $2,922
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                         424
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

 Angela Chyzyk
---------------------------------
Name

 108 - 5217 Clinton St.
---------------------------------
Street Address

 Burnzlay BC V5J 2L7
---------------------------------
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    JAY GUNDZIK


Signature: X   /s/ Jay Gundzik             Witness:   /s/ Gordon Mattison
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   November 6, 1997                              GORDON MATTISON
      --------------------                           --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                          1,000
--------------------------------------------------------------------------
Class A Shares not subject to Call                        750
--------------------------------------------------------------------------
Class B Preferred Shares                                -
--------------------------------------------------------------------------
Warrants at                          $2.50              -
--------------------------------------------------------------------------
Common Share Options at              $8.00              -
--------------------------------------------------------------------------
Common Share Options at              $5.00              -
--------------------------------------------------------------------------
Common Share Options at              $2.00              -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *   $2,922
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                         424
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

 Jay Gundzik  c/o BBDO
---------------------------------
Name

 Suite 500 - 375 Water Street
---------------------------------
Street Address

 Vancouver, B.C.
---------------------------------
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    K. BARRY HALLIWELL


Signature: X  /s/ K. B. Halliwell          Witness:   /s/ Lisa Wasyluk
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   November 7, 1997                              LISA WASYLUK
      --------------------                           --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                           -
--------------------------------------------------------------------------
Class A Shares not subject to Call                       -
--------------------------------------------------------------------------
Class B Preferred Shares                                 -
--------------------------------------------------------------------------
Warrants at                          $2.50               15,000
--------------------------------------------------------------------------
Common Share Options at              $8.00               -
--------------------------------------------------------------------------
Common Share Options at              $5.00               -
--------------------------------------------------------------------------
Common Share Options at              $2.00               -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *  $20,484
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                       5,050
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

 B. HALLIWELL
---------------------------------
Name

 56 Holly, St. N.W.
---------------------------------
Street Address

 Calgary, AB T2K 2C6
---------------------------------
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    RICHARDSONS GREENSHIELDS OF CANADA LIMITED,
IN TRUST FOR BARRY HALLIWELL,
RRSP ACCOUNT NO. 50-7618R-1S


Signature: X  [SIGNATURE ILLEGIBLE]        Witness:   /s/ Lisa Wasyluk
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   November 7, 1997                              LISA WASYLUK
      --------------------                           --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                          5,000
--------------------------------------------------------------------------
Class A Shares not subject to Call                      3,750
--------------------------------------------------------------------------
Class B Preferred Shares                                -
--------------------------------------------------------------------------
Warrants at                          $2.50              -
--------------------------------------------------------------------------
Common Share Options at              $8.00              -
--------------------------------------------------------------------------
Common Share Options at              $5.00              -
--------------------------------------------------------------------------
Common Share Options at              $2.00              -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *  $14,609
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                       2,122
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

 R BC DOMINION
---------------------------------
Name

 421 7 Ave S.W. Suite 1600
---------------------------------
Street Address

 Calgary, AB T2L 4K9
---------------------------------
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    IONE HALLIWELL


Signature: X  /s/ Ione Halliwell           Witness:   /s/ Rhoda B. Young
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   November 6, 1997                              RHODA B. YOUNG
      --------------------                           --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                          -
--------------------------------------------------------------------------
Class A Shares not subject to Call                      -
--------------------------------------------------------------------------
Class B Preferred Shares                                -
--------------------------------------------------------------------------
Warrants at                          $2.50              7,500
--------------------------------------------------------------------------
Common Share Options at              $8.00              -
--------------------------------------------------------------------------
Common Share Options at              $5.00              -
--------------------------------------------------------------------------
Common Share Options at              $2.00              -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *  $10,242
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                       2,525
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

 MRS. W.A. HALLIWELL
---------------------------------
Name

 2016 BRIAR CRES NW
---------------------------------
Street Address

 CALGARY, AB T2N 3V7
---------------------------------
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    DOUGLAS IRWIN


Signature: X  /s/ Douglas Irwin            Witness:   [SIGNATURE ILLEGIBLE]
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   November 6, 1997                              [NAME ILLEGIBLE]
      --------------------                           --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                         -
--------------------------------------------------------------------------
Class A Shares not subject to Call                     -
--------------------------------------------------------------------------
Class B Preferred Shares                               -
--------------------------------------------------------------------------
Warrants at                          $2.50             15,000
--------------------------------------------------------------------------
Common Share Options at              $8.00             -
--------------------------------------------------------------------------
Common Share Options at              $5.00             -
--------------------------------------------------------------------------
Common Share Options at              $2.00             -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *   $20,484
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                        5,050
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

 DOUG IRWIN
---------------------------------
Name

 1140 - 885 WEST GEORGIA ST.
---------------------------------
Street Address

 VANCOUVER V6C 3E8
---------------------------------
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    LEVANTE INC.


Signature: X  /s/ Kano Yamanaka            Witness:   /s/ Terrence B. Byrnes
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   November 4, 1997                              TERRENCE B. BYRNES
      --------------------                           --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                         -
--------------------------------------------------------------------------
Class A Shares not subject to Call                     -
--------------------------------------------------------------------------
Class B Preferred Shares                               -
--------------------------------------------------------------------------
Warrants at                          $2.50             75,000
--------------------------------------------------------------------------
Common Share Options at              $8.00             -
--------------------------------------------------------------------------
Common Share Options at              $5.00             -
--------------------------------------------------------------------------
Common Share Options at              $2.00             -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *  $102,422
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                       25,250
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

 LEVANTE, INC.
---------------------------------
Name

 TAMAGAWADAI TOKYU BLD. 3F, 2-13-2 TAMAGAWADAI SETAGAYA-KU
----------------------------------------------------------
Street Address

 TOKYO, JAPAN 158
---------------------------------
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    JEFFREY McCORD


Signature: X  /s/ Jeffrey McCord            Witness:  /s/ Gordon Mattison
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   November 5, 1997                              GORDON MATTISON
      --------------------                           --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                          1,000
--------------------------------------------------------------------------
Class A Shares not subject to Call                        750
--------------------------------------------------------------------------
Class B Preferred Shares                                -
--------------------------------------------------------------------------
Warrants at                          $2.50              -
--------------------------------------------------------------------------
Common Share Options at              $8.00              -
--------------------------------------------------------------------------
Common Share Options at              $5.00              -
--------------------------------------------------------------------------
Common Share Options at              $2.00              -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *    $2,922
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                          424
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

_________________________________
Name

_________________________________
Street Address

_________________________________
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    MARK DOUGLAS McINTYRE


Signature: X  /s/ Mark McIntyre             Witness:  /s/ Gordon Mattison
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   November 9, 1997                              GORDON MATTISON
      --------------------                           --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                          1,000
--------------------------------------------------------------------------
Class A Shares not subject to Call                        750
--------------------------------------------------------------------------
Class B Preferred Shares                                -
--------------------------------------------------------------------------
Warrants at                          $2.50              -
--------------------------------------------------------------------------
Common Share Options at              $8.00              -
--------------------------------------------------------------------------
Common Share Options at              $5.00              -
--------------------------------------------------------------------------
Common Share Options at              $2.00              -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *    $2,922
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                          424
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

_________________________________
Name

_________________________________
Street Address

_________________________________
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    P. BLAIR MULLIN


Signature: X  /s/ P. B. Mullin             Witness:   /s/ Richard Mellen
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   October 31, 1997                              RICHARD MELLEN
      --------------------                           --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                         -
--------------------------------------------------------------------------
Class A Shares not subject to Call                     -
--------------------------------------------------------------------------
Class B Preferred Shares                               -
--------------------------------------------------------------------------
Warrants at                          $2.50             -
--------------------------------------------------------------------------
Common Share Options at              $8.00             20,000
--------------------------------------------------------------------------
Common Share Options at              $5.00             20,000
--------------------------------------------------------------------------
Common Share Options at              $2.00             20,000
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *   $39,743
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                        9,797
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

 BLAIR MULLIN
---------------------------------
Name

 1248 GORDON AVE
---------------------------------
Street Address

 WEST VANCOUVER BC CANADA V7T 1R2
---------------------------------
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    DEAN H. SMITH


Signature: X  /s/ Dean H. Smith             Witness:  /s/ Philip Lieberman
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   November 6, 1997                              PHILIP LIEBERMAN
      --------------------                           --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                         10,000
--------------------------------------------------------------------------
Class A Shares not subject to Call                      7,500
--------------------------------------------------------------------------
Class B Preferred Shares                               -
--------------------------------------------------------------------------
Warrants at                          $2.50             15,000
--------------------------------------------------------------------------
Common Share Options at              $8.00             -
--------------------------------------------------------------------------
Common Share Options at              $5.00             -
--------------------------------------------------------------------------
Common Share Options at              $2.00             -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *   $49,702
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                        9,295
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

 Dean Smith
---------------------------------
Name

 151 Crescent Rd
---------------------------------
Street Address

 Toronto ON M4W 1V1
---------------------------------
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    DAVID KOUSUKI SUZUKI


Signature: X  /s/ David Suzuki              Witness:  /s/ T. Allinott
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   November 7, 1997                              T. ALLINOTT
      --------------------                           --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                          1,000
--------------------------------------------------------------------------
Class A Shares not subject to Call                        750
--------------------------------------------------------------------------
Class B Preferred Shares                                -
--------------------------------------------------------------------------
Warrants at                          $2.50              -
--------------------------------------------------------------------------
Common Share Options at              $8.00              -
--------------------------------------------------------------------------
Common Share Options at              $5.00              -
--------------------------------------------------------------------------
Common Share Options at              $2.00              -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *    $2,922
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                          424
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

 David Suzuki
---------------------------------
Name

 2903 W 42nd Ave
---------------------------------
Street Address

 Vancouver B.C. V6N - 3G8
---------------------------------
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

                                 SCHEDULE "A"
                                ACCEPTANCE FORM


SIGNED, SEALED AND DELIVERED BY:    TRACEY C. WOOD


Signature: X  /s/ Tracey Wood               Witness:  /s/ Gordon Mattison
             --------------------------              --------------------------
             Authorized Signature                     Signature


Date:   November 8, 1997                              GORDON MATTISON
      --------------------                           --------------------------
                                                      Print Name

WESTBEACH SECURITIES WHICH YOU ARE SELLING
------------------------------------------
--------------------------------------------------------------------------
Class A Shares subject to Call                          1,000
--------------------------------------------------------------------------
Class A Shares not subject to Call                        750
--------------------------------------------------------------------------
Class B Preferred Shares                                -
--------------------------------------------------------------------------
Warrants at                          $2.50              -
--------------------------------------------------------------------------
Common Share Options at              $8.00              -
--------------------------------------------------------------------------
Common Share Options at              $5.00              -
--------------------------------------------------------------------------
Common Share Options at              $2.00              -
--------------------------------------------------------------------------

CONSIDERATION YOU WILL RECEIVE ON CLOSING:
------------------------------------------
--------------------------------------------------------------------------
Cash                                              *    $2,922
--------------------------------------------------------------------------
Shares of Common Stock of Morrow                          424
--------------------------------------------------------------------------

*Represents the Securityholder's pro-rata share of the Cash Amount, less a holdback of $500,000 which has been withheld by the Custodian. The Custodian will pay actual transaction costs (estimated at $400,000) for all Sellers and will distribute the balance of the holdback, if any, pro-rata to the Seller on or before January 15, 1998.

Delivery Instructions:

 Tracey Wood
---------------------------------
Name

 1625 Coleman St.
---------------------------------
Street Address

 North Vancouver BC V6N - 3G8
---------------------------------
City, Country, Postal Code

Please indicate the address for delivery of the consideration you receive from the Custodian. If no address is given, the consideration will be sent to your address on the register of shareholders of Westbeach.

     EXHIBITS:

     1.2.b.(1)      Form of Transfer Documentation
     1.2.b.(2)(b)   Form of Debenture Escrow Agreement
     1.2.b.(3)(a)   Form of Loan Documentation
     1.2.c.(3)      Form of Custodian Agreement
     7.2.h          Form of Escrow Agreement
     7.2.j          Form of Opinion of Counsel to Morrow
     7.3.1.A        Form of Opinion of Counsel to Westbeach
     7.3.1.B        Form of Loan Opinion
     7.3.m          Form of Opinion of Counsel regarding Sellers
     A              Representations and Warranties of Westbeach
     B              Indemnification
     C              Arbitration

     SCHEDULES:

     A              Securities of Westbeach
     1.2.b.(2)      Escrow Amount
     1.3.a          Purchase Price Adjustment Limits
     3.1            Organization and Standing
     3.2            Warrants and Options
     3.3            Subsidiaries and Affiliates
     3.4            Conflicts
     3.6            Certain Changes
     3.7            Liabilities
     3.8            Litigation
     3.9            Governmental Authorizations
     3.10           Material Undertakings
     3.11           Real and Personal Property
     3.12           Intellectual Property
     3.14           Taxes
     3.15           Employee Benefit Plans
     3.16           Employee Matters
     3.17           Related-Party Transactions
     3.18           Insurance Policies
     3.20           Major Customers
     3.22           Inventory Locations
     3.23           Product Warranty and Product Liability
     3.26           Return of Shipments
     3.29           Accounts Receivable

                               EXHIBIT 1.2.B(1)

                             SURRENDER OF WARRANT


TO:       WESTBEACH SNOWBOARD CANADA LTD.
          60 West 7/th/ Avenue
          Vancouver, British Columbia  V5Y 1L6


AND TO:   MORROW SNOWBOARDS ULC
          2600 Pringle Road, S.E.
          Salem, OR   97302


RE:  CANCELLATION OF SHARE PURCHASE WARRANT

I am the registered holder of the attached share purchase warrant (the "Warrant") of Westbeach Snowboard Canada Ltd. ("Westbeach") and hereby surrender the Warrant to Westbeach for cancellation, renounce all my rights under the Warrant and release Westbeach from all other obligations thereunder.

I represent and warrant that I have the capacity and authority to surrender the Warrant and have good and marketable title to the Warrant, and that none of the Warrant has been exercised.


Dated:__________________ , 1997.


_______________________________               __________________________________
Signature of Witness                          Signature of Holder or Authorized
Signatory

_______________________________               __________________________________
Name of Witness (Please Print)                Name of Registered Holder (Please
Print)

_______________________________


_______________________________
Address

                               EXHIBIT 1.2.B.(1)

                              RELEASE BY OPTIONEE


TO: Westbeach Snowboard Canada Ltd. (the "Company")Morrow Snowboards ULC ("Morrow")

AND TO: Morrow Snowboards ULC ("Morrow")Westbeach Snowboard Canada Ltd. (the "Company")

RE:       Purchase by Morrow of Incentive Stock Options


I, . ( [name of Optionee], pursuant to a securities purchase agreement (the "Purchase Agreement") dated October 31, 1997, have agreed to sell or return for cancellation to the Company the incentive stock options granted to me by Westbeach Snowboard Canada Ltd. (the "Company"). Capitalized terms in this release not otherwise defined will have the meanings assigned in the Purchase Agreement.

I represent and warrant to you as follows:

(a) the Company granted me the option (the "Option") to purchase up to . (Class "A" common shares of the Company at a price of $. (Cdn) until (.;

(b) the Option was not reduced to writing, and there exists no written agreement or certificate evidencing the Option; and

(c) the Option represents the only right held by me entitling me to acquire any securities of the Company, [for Chip only: other than statutory pre-emptive rights], and I have not assigned in any way my rights under the Option. and am the person entitled to provide this release.

Effective on the receipt by the Custodian of the purchase price for the Option, I hereby irrevocably and unconditionally release and forever discharge Morrow, the Company, Morrow, each of their affiliates, their respective directors and officers and each of their respective successors, assigns, heirs and legal representatives (all such persons and entities being called the "Releasees") of and from all rights, manner of actions, causes of action, suits, demands, debts, accounts, covenants, contracts, damages and all other claims whatsoever which I or my successors or assigns ever had, now has or may in the future have against any of the Releasees by reason of the Option.

DATED this ______ day of November, 1997.


SIGNED, SEALED AND DELIVERED         )
by . ( in the presence of:           )
                                     )
                                     )
__________________________________   )
Witness                              )
                                     )    _______________________________
__________________________________   )    .
Address                              )
                                     )
__________________________________   )
                                     )
__________________________________   )
Occupation                           )

                             EXHIBIT 1.2.B.(2)(B)

                          DEBENTURE ESCROW AGREEMENT

THIS AGREEMENT, dated for reference November ___, 1997, is made

BETWEEN:

     WESTBEACH SNOWBOARD CANADA LTD., a British Columbia company;

                                                                  ("Westbeach");

AND:

     MORROW SNOWBOARDS ULC, a Nova Scotia unlimited company;

                                                                   ("Morrow NS")

AND:

     MORROW, LLC, an Oregon limited liability company;
                                                                  ("Morrow LLC")

AND:

     MORROW SNOWBOARDS, INC., an Oregon corporation;

                                                                      ("Morrow")

AND:

     BRITISH COLUMBIA MERCANTILE MANAGEMENT CORP., a British Columbia company;

                                                                 (the "Trustee")

AND:

     M.O.I. ESCROW SERVICES LIMITED, a British Columbia company;

                                                               ("Escrow Agent").

WHEREAS:

A. Pursuant to a securities purchase agreement dated October 31, 1997 (the "Purchase Agreement"), Morrow NS agreed to acquire from the securityholders of Westbeach, all the issued and outstanding securities of Westbeach.

B. The Trustee is the trustee under a trust indenture dated for reference July 16, 1996 (the "Trust Indenture"), pursuant to which Westbeach issued debentures (the "1996 Debentures") in the principal amount of $2,130,000;

C. As a term of the Purchase Agreement, Morrow NS has lent to Westbeach $2,130,000 (the "Redemption Proceeds") together with $_______, representing interest accruing under the Debentures until the last date for the Second Closing Date and an advance against expenses of $5,000 (the "Interest Amount") to fund the redemption of the 1996 Debentures;

D. Westbeach and Morrow NS have requested the Trustee to consent to the amendment of the Trust Indenture to permit the prepayment of the 1996 Debentures;

E. The Purchase Agreement provides that the holders of the 1996 Debentures will sell warrants of Westbeach to Morrow NS prior to the redemption of the 1996 Debentures and the Trustee is concerned that the sale of the Warrants prior to the redemption of the 1996 Debentures will impair the security of the Debentureholders and Westbeach and Morrow have agreed to make the agreements, grant the assurances and give the security provided for in this Agreement in order to induce the Trustee to consent to the amendment of the 1996 Debentures;

F. The Escrow Agent is prepared to hold the Redemption Proceeds in escrow on the terms of this Agreement;

THEREFORE, the parties agree:

1.             INTERPRETATION

     Capitalized terms not otherwise defined in this Agreement have the meanings assigned in the Purchase Agreement.

2.             ADVANCE OF FUNDS

     2.1 On the First Closing Date, Morrow NS will deliver the Redemption Proceeds and the Interest Amount to the Escrow Agent by certified cheque, solicitor's trust cheque or wire transfer of funds to be held in escrow in accordance with the terms of this Agreement. The Trustee will deposit with the Escrow Agent an undated financing change statement to discharge the security to be granted under Section4. The parties acknowledge that Debentureholders will deposit with the Escrow Agent the certificates representing the 1996 Debentures.

     2.2 Westbeach irrevocably instructs the Escrow Agent to pay the Redemption Proceeds to the Trustee for redemption of the Debentures on the day (the "Payment Date") which is the fifth business day following the Second Closing Date, and the Escrow Agent agrees to make such payment.

     2.3 While the Redemption Proceeds and the Interest Amount are held in escrow, Westbeach will not, except as contemplated in this Agreement, transfer, grant or assign any right or interest in the Redemption Proceeds or the Interest Amount to any other person or otherwise encumber the Redemption Proceeds.

     2.4 From and after the First Closing Date, Westbeach, Morrow, Morrow LLC and Morrow NS:

          (a) will not contest or challenge this Agreement or the performance by any of the parties of any term of this Agreement in any way or assert any right to the Redemption Proceeds or the Interest Amount not expressly acknowledged in this Agreement;

          (b) acknowledge that in any action to enjoin or otherwise prevent or delay the payment contemplated in subsection 2.2, they will be estopped from challenging or contesting this Agreement or the performance by any of the parties of a term of this Agreement in any way;

          (c) agree not to take any action inconsistent with or contrary to the performance by the parties of their obligations under this Agreement, including, without limitation, withdrawing all or any part of the Redemption Proceeds or changing any instructions or directions given under this Agreement; and

          (d) will co-operate with and assist the Escrow Agent and Trustee in defending any legal proceeding which the Redemption Proceeds are sought to be attached and will jointly and severally indemnify the Escrow Agent and the Trustee for all reasonable expenses in defending any such action, including legal fees and expenses on a solicitor and own client basis.

                                      -4-
3.             TERMS OF ESCROW

     3.1 Westbeach, Morrow, Morrow LLC, Morrow NS and the Trustee irrevocably direct the Escrow Agent not to release or otherwise deal with the Redemption Proceeds or the Interest Amount and the other documents held in escrow under this Agreement except in accordance with the terms of this Agreement.

     3.2 Forthwith following receipt, the Escrow Agent will deposit the Redemption Proceeds and the Interest Amount in a daily interest savings account with a Canadian chartered bank.

     3.3  On the Payment Day, the Escrow Agent will:

          (a) pay to the Trustee the Redemption Proceeds, plus an amount out of the Interest Amount equal to $_____ for each day the Redemption Proceeds were held in escrow hereunder;

          (b) deduct actual expenses incurred by the Escrow Agent in the performance of its duties under this Agreement;

          (c) pay to Morrow NS the balance, if any, of the funds held in escrow, including any interest actually earned on the funds in the account net of bank charges; and

          (d) file the financing change statement to discharge any registration of the security interest granted by Westbeach pursuant to
               Section 4.

     3.4 The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound in any way by:

          (a) any notice of a claim or demand with respect thereto or any waiver, modification, amendment, termination or rescission of this Agreement unless received in writing and signed by all other parties to this Agreement, and, if its duties herein are affected, unless it has given its prior written consent thereto; or

     (b) any other contract or agreement between any of Westbeach, the Trustee, Morrow, Morrow LLC and Morrow NS, whether or not the Escrow Agent has knowledge thereof or of its terms and conditions.

4.             SECURITY INTEREST

     4.1 Westbeach grants a security interest in all of its right, title and interest in the Redemption Proceeds to the Trustee to secure the Obligations (as defined in the Trust Indenture) of Westbeach under the Trust Indenture and the 1996 Debentures.

     4.2 Morrow, Morrow LLC and Morrow NS acknowledge that any claim which they may now or in the future have to the Redemption Proceeds will rank subsequent in priority to the interest of the Trustee.

     4.3 The security interest created by this Agreement will, on making the payments contemplated in subsection 2.2, cease and become null and void.

     4.4 The security interest created by this Agreement will become enforceable on the occurrence of an Event of Default, as defined in the Trust Indenture, or the failure of the Second Closing Date to occur within 35 days of the First Closing Date.

5.             AMENDMENT AND ASSIGNMENT

     5.1 This Agreement may be amended only by a written agreement among the Escrow Agent, the Trustee, Westbeach, Morrow, Morrow LLC and Morrow NS.

     5.2 The Trustee may, on behalf of the holders of the 1996 Debentures, assign any or all of its rights under this Agreement without the consent of the other parties to this Agreement. No other party may assign its rights under this Agreement except with the written consent of all other parties or as otherwise contemplated in this Agreement.

6.             INDEMNIFICATION OF ESCROW AGENT

     6.1 Except for its acts of negligent misconduct, the Escrow Agent will not be liable for any acts done or steps taken or omitted in good faith, or for any mistake of fact or law and each of the Trustee, Westbeach, Morrow, Morrow LLC and Morrow NS will jointly and severally release, indemnify and save harmless the Escrow Agent from all costs, charges, claims, demands, damages, losses and expenses resulting from the Escrow Agent's compliance in good faith with this Agreement. Westbeach agrees to pay the Escrow Agent's proper and reasonable charges for its services rendered and its disbursements incurred as escrow agent in this matter.

7.             RESIGNATION OF ESCROW AGENT

     7.1 If the Escrow Agent wishes to resign as escrow agent under this Agreement, the Escrow Agent must give notice in writing to the Trustee, Westbeach, Morrow, Morrow LLC and Morrow NS.

     7.2 The resignation of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is 20 days after the date of receipt of the notice referred to in subsection 7.1 or on such other date as the Escrow Agent, Westbeach, the Debentureholders and Morrow may agree upon (the "Resignation Date").

     7.3 Following receipt of the notice referred to in subsection 7.1 and before the Resignation Date, the Trustee, Westbeach and Morrow will provide the Escrow Agent with written instructions to deliver the Redemption Proceeds and the Interest Amount and accrued interest then held by the Escrow Agent pursuant to this Agreement to a third party, to be held on the terms and conditions of this Agreement or otherwise as the Trustee, Westbeach, and Morrow may agree. If the Trustee, Westbeach and Morrow cannot agree on a new escrow agent before the Resignation Date, then the Escrow Agent will deliver the Redemption Proceeds to the Trustee to be held in accordance with the terms of this Agreement.

     7.4 The effect of the delivery of the Redemption Proceeds then held in escrow to a third party or the Trustee under subsection 7.3 will be to appoint the third party or the Trustee as successor escrow agent under this Agreement. The third party or the Trustee will be entitled to all the rights of the Escrow Agent under this Agreement, and the other parties to this Agreement will be bound by the appointment and by this Agreement as if the third party or the Trustee had originally been appointed as escrow agent under this Agreement.

     7.5 If, at any time, a dispute arises between any of the Trustee, Westbeach, Morrow, Morrow LLC and Morrow NS as to the proper interpretation of this Agreement, the Escrow Agent will be at liberty to deliver the documents then held by it in escrow under this Agreement into court and will thereby be released of all further obligations under this Agreement and the Trustee, Westbeach, Morrow, Morrow LLC and Morrow NS will jointly and severally be liable for and will indemnify the Escrow Agent for all fees, charges and expenses of the Escrow Agent charged on a solicitor and own client basis in connection with any such dispute.

8.             FURTHER ASSURANCES

     From and after the date of this Agreement, the Trustee, Westbeach, Morrow, Morrow LLC and Morrow NS will execute and deliver any further documents and perform any acts necessary to carry out the intent of this Agreement.

9.             TIME

     Time is of the essence of this Agreement.

10.            NOTICES

     All notices, documents and other communications ("Notices") required or permitted to be given to any party to this Agreement shall be in writing, and shall be addressed to the parties as follows or at such other address as the parties may specify from time to time:

          (a)  Westbeach:

                    Westbeach Snowboard Canada Ltd.
                    60 West 7th Avenue
                    Vancouver, B.C.  V5Y 1L6
                    Attention:  P. Blair Mullin
                    Facsimile:  (604) 879-0610

          (b)  The Trustee:

                    British Columbia Mercantile Corporation
                    2386, 1066 West Hastings Street
                    Vancouver, B.C.  V6E 2E9
                    Attention:  Donald R. Steele
                    Facsimile:  (604) 685-2755

          (c)  Morrow, Morrow LLC or Morrow NS:

                    Morrow Snowboards, Inc.
                    2600 Pringle Road, S.E.
                    Salem, OR  97302
                    Attention:  David E. Calapp
                    Facsimile:  (503) 315-1199

          (d)  the Escrow Agent:

                        M.O.I. Escrow Services Limited
                        1100, 888 Dunsmuir Street
                        Vancouver, B.C.  V6C 3K4
                        Attention:  Jonathan McCullough
                        Facsimile:  (604) 687-7099

     Notices must be delivered or sent by telecopier and addressed to the party to which notice is to be given to the address or facsimile number above or to such other address as a party may advise by Notice to the other parties. If Notice is delivered or transmitted by telecopier during the normal business hours of the recipient, it will be deemed to be received when delivered or sent by telecopier. If a Notice is delivered or transmitted by telecopier outside of normal business hours of the recipient, it will be deemed to be received at the commencement of normal business hours of the recipient on the next business day.

11.            COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.

12.            LANGUAGE

     Wherever a singular expression is used in this Agreement, that expression is deemed to include the plural or the body corporate where required by the context.

13.            ENUREMENT

     This Agreement enures to the benefit of and is binding on the parties and their successors and permitted assigns.

14.            CONFLICTING AGREEMENTS

     Where a provision of this Agreement conflicts or is inconsistent with a provision of the Purchase Agreement or any other agreement to which any of the parties to this Agreement are party, the terms of this Agreement will supersede any such conflicting provision.

15.         LAW

     This Agreement is governed by the laws of British Columbia and the parties irrevocably attorn to the jurisdiction of the courts of British Columbia for the resolution of disputes under this Agreement.



IN WITNESS of this Agreement, the parties have executed this Agreement under seal and delivered it to each other as of the date given above.


                                                )
THE COMMON SEAL of WESTBEACH                    )
SNOWBOARD CANADA LTD. was                       )
hereunto affixed in the presence of:            )
                                                )
                                                )
________________________________________        )      c/s
Authorized Signatory                            )
                                                )
                                                )
________________________________________        )
Authorized Signatory



MORROW SNOWBOARDS ULC

By:

________________________________________
David E. Calapp, President and
Chief Executive Officer

MORROW, LLC

By:

________________________________________
David E. Calapp, Chief Executive Officer

MORROW SNOWBOARDS, INC.

By:

________________________________________
David E. Calapp, Chief Executive Officer


                                             )
THE COMMON SEAL of BRITISH                   )
COLUMBIA MERCANTILE                          )
MANAGEMENT CORP. was hereunto                )
affixed in the presence of:                  )       c/s
                                             )
                                             )
________________________________________     )
Authorized Signatory                         )
                                             )
                                             )
________________________________________     )
Authorized Signatory                         )



                                             )
THE COMMON SEAL of M.O.I.                    )
ESCROW SERVICES LIMITED was                  )
hereunto affixed in the presence of          )
                                             )
                                             )
________________________________________     )       c/s
Authorized Signatory                         )
                                             )
                                             )
________________________________________     )
Authorized Signatory

                             EXHIBIT 1.2.B.(3)(A)


                                PROMISSORY NOTE
                                ---------------


DUE ON DEMAND                            [CDN $*]


FOR VALUE RECEIVED THE UNDERSIGNED WESTBEACH SNOWBOARD CANADA LTD. promises to pay to the order of MORROW SNOWBOARDS ULC the sum of [. ($.)] ON DEMAND at Vancouver, British Columbia, with interest as hereinafter set out.

The principal amount outstanding hereunder from time to time shall bear interest calculated and payable monthly from the date hereof, both before and after default and judgment at a rate of . percent (.%) per annum, with interest on overdue interest at the same rate.

WESTBEACH SNOWBOARD CANADA LTD. hereby waives presentment, protest and notice of dishonour and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

DATED this _____ day of October, 1997.

WESTBEACH SNOWBOARD CANADA LTD.

Per:
______________________________
Authorized Signatory

                          GENERAL SECURITY AGREEMENT
                          --------------------------

WESTBEACH SNOWBOARD CANADA LTD. (the "Debtor") hereby mortgages, charges and absolutely assigns to MORROW SNOWBOARDS ULC (the "Secured Party"), and grants to the Secured Party and the Secured Party takes a security interest in, all of the Debtor's present and after-acquired Personal Property (including all Goods, Securities, Instruments, Documents of Title, Chattel Paper, Money and Intangibles), real property and other assets and undertaking, (collectively, the "Charged Property") to secure payment and performance of all present and future debts, liabilities and other obligations of the Debtor to the Secured Party, direct and indirect, absolute and contingent (collectively, the "Secured Obligations").

All terms with initial capital letters will, unless otherwise defined herein, have the respective meanings given to them in the Personal Property Security Act (British Columbia) and the regulations made thereunder (collectively, the "PPSA").

The Debtor will not sell, lease or otherwise dispose of any Charged Property except that, until default, the Debtor may deal with Inventory, Accounts and Money in the ordinary course of business. The Debtor will not allow any Charged Property to be situate outside of British Columbia, except for those assets and their respective locations as set forth in Schedule "A" hereto. The Debtor will not allow the Debtor's chief executive office or sole place of business to be located outside of British Columbia, nor will the Debtor allow, except upon 10 days' prior written notice to the Secured Party, the Debtor's name to be changed.

The Debtor will be in default under this agreement if default is made in payment or performance of any of the Secured Obligations, or if there is a default under any document evidencing any of the Secured Obligations. Upon a default hereunder, the Secured Party will have all the rights and remedies of a secured party under the PPSA and of a mortgagee at law or in equity and, in addition, will be entitled to declare payment and performance of all of the Secured Obligations to be immediately due, and will be entitled by instrument in writing to appoint any legal person as receiver or receiver and manager (as the case may be, a "Receiver") of all or any part of the Charged Property. Any Receiver so appointed will have all the rights and remedies of the Secured Party (except the right to appoint a Receiver). Without limiting the rights and remedies referred to above, the Secured Party and any Receiver may, after default, use any or all of the Charged Property in the manner and to the extent it considers commercially reasonable, and may sell, lease or otherwise dispose of the same either for cash or in any manner involving deferred payment. Neither the Secured Party nor any Receiver will be obligated to take any necessary or other steps to preserve rights against others with respect to any Securities, Instruments or Chattel Paper now or hereafter in its possession.

The Debtor acknowledges receipt of a copy of this agreement and waives its right to receive copies of all financing statements, financing change statements and verification statements that may be filed or issued with respect to the Security Interests created hereby.

Agreed to at Vancouver, British Columbia this ___ day of October, 1997.


                         WESTBEACH SNOWBOARD CANADA LTD.



                         By:___________________________________  (c/s)
                                 Authorized Signatory

                                 SCHEDULE "A"
                                 ------------

ASSET                                     LOCATION
-------------------------------------------------------------------------------

                               EXHIBIT 1.2.C.(3)

THE CUSTODIAN AGREEMENT made the ____ day of __________, 1997

AMONG:
          B.P.Y.A. 863 HOLDINGS LTD., a company incorporated under the laws of the Province of British Columbia

          ("Custodian")

AND:
          WESTBEACH SNOWBOARD CANADA LTD., a company incorporated under the laws of Canada, and continued under the laws of the Province of British Columbia

          ("Westbeach")

AND:
          MORROW SNOWBOARDS, INC. a corporation incorporated under the laws of the State of Oregon, in the United States of America

          ("Morrow")

AND:
          MORROW, LLC, a limited liability company organized under the laws of the State of Oregon, in the United States of America

          ("Morrow LLC")

AND:
          MORROW SNOWBOARDS ULC., an unlimited company incorporated under the laws of the Province of Nova Scotia

          ("Morrow NS")

AND:
          ALL SECURITY HOLDERS OF WESTBEACH LISTED ON THE SCHEDULE ATTACHED TO THIS AGREEMENT AS SCHEDULE "A" AND WHO HAVE EXECUTED THIS AGREEMENT

          (collectively, the "Sellers")

WHEREAS:

A          The Sellers own the issued and outstanding shares and rights to acquire shares (the "Securities") in the capital of Westbeach listed on Schedule "A" to this Agreement.

B          Morrow NS desires to purchase from Sellers, and each Seller desires to sell to Morrow NS, all the Seller's Securities on the terms and conditions set forth in a certain agreement between Morrow, Morrow LLC, Morrow NS, the Sellers, and Westbeach, dated October 31, 1997 ("Securities Purchase Agreement").

C          By the terms of the Securities Purchase Agreement, the Custodian has
agreed to act as custodian in respect to the sale of the Securities to Morrow NS, on the terms and conditions set forth in this custodian agreement ("Agreement").

FOR GOOD AND VALUABLE CONSIDERATION, (the receipt and sufficiency of which is hereby acknowledged) the parties hereto agree as follows:

                                   ARTICLE 1
                               THE FIRST CLOSING

1.1 Capitalized terms not otherwise defined in this Agreement have the meanings assigned in the Securities Purchase Agreement.

1.2 Unless the Custodian has received notice of waiver from Morrow NS on or before the First Closing, then on or before the First Closing each Seller who has executed the Securities Purchase Agreement shall deliver the following to the Custodian:

     (i) if the particular Seller is the legal and beneficial owner of shares in the capital of Westbeach, the certificates(s) representing all shares being sold by that Seller, duly endorsed in blank and witnessed or with separate witnessed stock transfer powers attached thereto and signed in blank;

     (ii) if the particular Seller holds Warrants, the originally executed Warrant Agreement, with a surrender of Warrant form, duly executed by the Seller and witnessed; and

     (iii) if the particular Seller holds employee incentive stock options, which options the Seller represents and warrants to Morrow NS were not reduced to writing, a release of his rights under such option.

1.3 Unless the Custodian has received notice of waiver from the Majority in Interest of Sellers on or before the First Closing, then on or before the First Closing Morrow NS shall deliver the following to the Custodian:

     (i) a certified cheque or a wire transfer of funds in an amount equal to the Cash Amount;

     (ii) a stock certificate issued in the name of each Seller and each other holder of Class "A" Common shares (except the Callable Class "A" Common shares) even if not yet a party to the Securities Purchase Agreement, representing that Seller's or security holder's portion of the Stock Amount, as set forth on Schedule "A" of this Agreement, except that with respect to the Significant Shareholders the aggregate amount of Forty Thousand (40,000) shares of Common Stock of Morrow from the Stock Amount issuable to them shall not be delivered to the Custodian but shall be delivered to the Escrow Agent pursuant to the terms of the Escrow Agreement;

     (iii) a certified cheque or wire transfer of funds in the amount of Nine Hundred Thousand Canadian dollars (Cdn.$900,000), plus interest through the estimated payment date;

     (iv) a certified cheque or wire transfer of funds in an amount sufficient to pay the outstanding balance of Westbeach's line of credit with the Bank of Nova Scotia;

     (v) the notice of offer required under the Shareholders Agreement (consisting of the Securities Purchase Agreement and the Information Statement) and irrevocable instructions to deliver the notice of offer to the shareholders listed in the Shareholders Agreement;

     (vi) a copy of this Agreement duly executed by Morrow, Morrow LLC and Morrow NS; and

     (vii) copy of the Escrow Agreement duly executed by Morrow NS and the Escrow Agent.

1.4 Unless the Custodian has received notice of waiver from Morrow NS on or before the First Closing, then on or before the First Closing Westbeach shall deliver the following to the Custodian:

     (i) waivers of the Sellers of the prepayment time limits under the 1994 Debentures and the 1996 Debentures.

     (ii) written irrevocable instructions directing the Custodian to pay in full the 1994 Debentures on the First Closing Date;

     (iii) the notice of call and written irrevocable instructions directing the Custodian to call the Callable Class "A" Common Shares; and

     (iv)  an executed copy of the Securities Purchase Agreement.

1.5 The Custodian shall hold in escrow all deliveries made pursuant to paragraphs 1.2, 1.3 and 1.4 herein, and the First Closing shall not be considered to have occurred, until the requirements specified in paragraph 7.3.f. of the Securities Purchase Agreement have been satisfied.

1.6 Except as set out in paragraph 1.9, provided the Custodian receives the deliveries specified in paragraphs 1.3(iii) and (iv) and 1.4(ii) and (iii) herein, then on the First Closing Date:

     (i)   The Custodian shall pay in full the holders of the 1994 Debentures;

     (ii) the Custodian shall deliver the notice of call to the holders of and pay in full the holders of the Callable Class "A" Common shares;

     (iii) the Custodian shall pay in full the outstanding balance of Westbeach's line of credit with the Bank of Nova Scotia;

     (iv) the Custodian shall pay to the Sellers who are party to the Securities Purchase Agreement, the portion of the Cash Amount and will deliver to such Sellers the number of shares of Morrow Common Stock allocated to each such Seller in Schedule "A";

     (v) the Custodian will deliver to Morrow NS the certificates and documents received by it under paragraph 1.2(i), (ii) and (iii); and

     (vi) the Custodian will pay, or reimburse Westbeach for, the Transaction Costs incurred to date as contemplated in Article 3.

1.7 Save and except for the payments to be made by the Custodian in accordance with paragraph 1.6 and 1.9 of this Agreement, all cash, cheques or wire transfers (collectively "Money") received by the Custodian from Morrow NS, Morrow, or Morrow LLC as and from the date of execution this Agreement to the Second Closing shall be placed in an interest-bearing trust account (with interest accruing for the credit of Sellers) undelivered until required to release the same or any portion thereof in accordance with the provisions of this Agreement.

1.8 All Money, Transfer Documentation, stock or other certificates, and other documents received by the Custodian from any party hereto shall remain the property of the party delivering same to the Custodian until the applicable First or Second Closing Date as specified in this Agreement.

1.9 On the First Closing Date, the Custodian shall make all of the deliveries specified in paragraph 1.6 of this Agreement, except that the Custodian shall withhold (the "Withhold Amount") from each of Levante, Inc., Mark Allinott and Scott Carey (together the "Non-resident Sellers") thirty-three and one-third percent (331/3%) of:

     (i) the portion of the redemption proceeds referred to in paragraph 1.6(i) to be delivered to that Non-resident Seller which represents interest or income; and

     (ii) the proceeds to be delivered to that Non-resident Seller pursuant to paragraphs 1.6(ii) and (iv) of this Agreement.

1.10 Notwithstanding the Withhold Amount, the parties acknowledge that on the First Closing Date the Custodian shall deliver to Morrow NS all certificates and documents delivered to it by the Non-resident Sellers pursuant to paragraph
1.2 of this Agreement.

1.11 Notwithstanding any other term of this Agreement, the Custodian shall continue to hold the Withhold Amount and any amount to be distributed under paragraph 3.3 of this Agreement for each Non-resident Seller in escrow in accordance with the terms of this agreement until the earlier of:

     (i) the time that Non-resident Seller has delivered to the Custodian a copy of the Revenue Canada tax clearance certificate required that Non-resident Seller pursuant to section 116 of the Income Tax Act (Canada), in respect of the proceeds from the sale of the Securities and the proceeds of redemption of the 1994 Debentures or 1996 Debentures to be received by that Non-resident Seller whereupon the Custodian will pay to that Non-resident Seller the portion of the Withhold Amount representing the amount withheld for that Non-resident Seller; and

     (ii) December 30, 1997, whereupon the Custodian will remit the Withhold Amount to the Receiver General of Canada on behalf of the Non-resident Seller who has not delivered the above certificates to the Custodian before December 30, 1997.

1.12 To the extent that the Custodian receives redemption proceeds referred to in paragraph 1.6(i) which represents interest to a Non-resident Seller, the Custodian shall withhold such part of such interest as required by applicable law and remit the same to the appropriate governmental body as required by law, provided the Custodian shall first have obtained all necessary information from Westbeach and the Non-resident Seller so that the proper remittance may be made. In the event that no remittance is made by the Custodian in this fashion, the Custodian shall hold the Withhold Amount and deal with the same according to law including, without restricting the generality of the foregoing, payment of the same into a court of competent jurisdiction on the basis of interpleader relief or such other basis as it may deem just.

1.13 Each Non-resident Seller will deliver to the Purchaser the original copy of any tax clearance certificate obtained by the Non-resident Seller in connection with the sale of Securities or the redemption of the 1994 Debentures or the 1996 Debentures.


                                   ARTICLE 2
                              THE SECOND CLOSING

2.1 Each additional Seller who becomes a party to the Securities Purchase Agreement and this Agreement at any time between the First Closing Date and the Second Closing Date shall deliver to the Custodian the Transfer Documentation provided for in paragraph 1.2 hereof for that particular Seller's Securities.

2.2 At the Second Closing, Morrow shall deliver to the Custodian replacement stock certificates for any additional Sellers who tendered their Securities to the Custodian pursuant to paragraph 2.1 of this Agreement.

2.3 Subject to the terms of this Agreement, the Custodian shall deliver to Morrow at the Second Closing the Securities of the Sellers together with related Transfer Documentation.

2.4 Subject to the terms of this Agreement for each additional Seller who has executed the Securities Purchase Agreement as of the Second Closing, the Custodian shall on the Second Closing Date:

     (i) pay to each such Seller the portion of the Cash Amount and will deliver to each such Seller the number of shares of Morrow Common Stock allocated to each such Seller in Schedule "A"; and

     (ii) as and when directed by Westbeach, pay to Westbeach and the third parties identified by Westbeach the Transaction Costs of the Sellers pursuant to paragraph 12.7 of the Securities Purchase Agreement.

2.5 Subject to the terms of this Agreement, with respect to any holder of Securities who does not execute the Securities Purchase Agreement as at the Second Closing, the Custodian shall on the Second Closing Date:

     (i) pay to Westbeach the portion of the Cash Amount allocated to each such holder of Securities on Schedule "A" to this Agreement; and

     (ii) deliver to Westbeach the portion of the Stock Amount allocated to each such holder of Securities on Schedule "A" to this Agreement.

                                   ARTICLE 3
                               THE EXPENSE FUND


3.1 The parties acknowledge that $500,000 of the Cash Amount represents the estimated Transaction Costs of Sellers (the "Expense Fund") and, through the payment allocation to the Sellers in Schedule "A", has been withheld from Sellers pro rata.

3.2 On the First Closing and thereafter until January 15, 1998, the Custodian will, as and when directed by Westbeach, pay or reimburse Westbeach for, any Transaction Costs of the Sellers and Westbeach in connection with the transactions contemplated in the Securities Purchase Agreement out of the Expense Fund.

3.3 On January 15, 1998, the Custodian will distribute to the Sellers, pro rata based on the allocations set forth in Schedule "A" , the balance, if any, of the Expense Fund and accrued interest, if any.


                                   ARTICLE 4
                                 THE CUSTODIAN

4.1 The parties hereto acknowledge and agree that for the purposes of the transactions contemplated by this Agreement the Custodian is only acting in the capacity as a facilitator in respect to the purchase and sale of the Securities contemplated by the terms of the Securities Purchase Agreement, and that it shall not be liable to any party hereto for any reason whatsoever, including, without limitation, the following:

     (i) any loss or damages that has been or may be incurred by any party hereto and, without limiting the generality of the foregoing, for the sufficiency of or any deficiency in any notice, stock or other certificates, documents, paper or Money received by the Custodian from any party hereto, including, without limitation, the Transfer Documentation, Securities, Morrow Common Stock, and Cash Amount save and except for any loss or diminution arising out of the Custodian's wilful misconduct or lack of good faith;

     (ii) acting upon any signature, notice, certificate, document or paper believed by the Custodian to be genuine, and the Custodian may assume that any person purporting to give any such notice, statutory declaration, document or paper has been duly authorized to do so;

     (iii) for the truth of any matter represented or stated in any notice, stock or other certificate, document or paper, and the Custodian shall be entitled to assume the genuineness of all signatures and the authenticity of any such notice, stock or other certificate, document or paper; and

     (iv) loss of any notice, stock or other certificate, document or paper, save and except that the Custodian shall have the duty to exercise such care in the safekeeping thereof as it would exercise if the same were its property.

4.2 The parties hereto acknowledge and agree that the firm of Boughton Peterson Yang Anderson is acting as counsel for the Custodian and as counsel for Westbeach, and that such firm may continue to act as counsel for the Custodian and as counsel for Westbeach unless otherwise ordered by a court of competent jurisdiction. The parties further acknowledge and agree that Westbeach and the Custodian may each continue to obtain the advice of legal counsel, including the firm of Boughton Peterson Yang Anderson, but shall not be liable in any manner whatsoever for acting or failing to act on any advice so obtained.

4.3 The parties hereto acknowledge and agree that in the event the Custodian fails or refuses to act under this Agreement, the Sellers may appoint a substitute custodian acceptable to Westbeach, Morrow, Morrow NS, and Morrow LLC, and the parties hereto further agree to provide a direction in writing to the Custodian authorizing the Custodian to deliver all Money, stock or other certificates, documents, and papers, in its possession to the substitute custodian.

4.4 The Custodian may withdraw from its position under this Agreement effective immediately upon service of notice of withdrawal on each of the parties herein. Upon withdrawal the Custodian will have no further responsibilities or liabilities other than to deliver all Money, stock or other certificates, documents and papers, in its possession to the substitute custodian in accordance with paragraph 4.3 of this Agreement, unless then prohibited by an order of a court of competent jurisdiction. In the event the Custodian wishes to withdraw and no substitute custodian has been appointed, the Custodian may pay the Money in its possession into court, and return all stock or other certificates, documents and papers received to the originating party, pending resolution of the matter preventing appointment of a substitute custodian, and thereafter the Custodian may resign.

4.5 The parties hereto jointly and severally covenant and agree to indemnify and save harmless the Custodian from any and all claims, demands, damages, or loss arising out of the performance of its duties hereunder.

4.6 If at any time from the date of this Agreement the Custodian is prohibited from acting under this Agreement or from fulfilling its duties under this Agreement by an order of a court of competent jurisdiction, the Custodian will immediately, if ordered by the court, pay into court all Money in its possession, or will hold the balance of all such Money and all other documents, stock or other certificates or other papers then held by or in the possession of the Custodian in accordance with such other court order pending resolution of the matter.

4.7 The parties hereto shall jointly and severally agree to be liable for and shall indemnify the Custodian for all fees, charges and expenses of the Custodian charged on a solicitor and own client basis in connection with the performance of its duties hereunder and any court proceedings relating in whole or in part to this Agreement.

4.8 The Custodian is hereby authorized to comply with any order, judgment, decree or writ entered or issued by any court, and in the event the Custodian obeys or complies with any such order, judgment, decree or writ, it shall not be liable to any of the parties, or to any other person or entity, by reason of its compliance.


                                   ARTICLE 5
                              GENERAL PROVISIONS

5.1 Any capitalized term in this Agreement not expressly defined in this Agreement shall have the same meaning as set forth in the Securities Purchase Agreement.

5.2        In this Agreement:

     (i) any notice required or permitted to be given under this Agreement will be in writing and will be considered to have been given if delivered personally, transmitted by facsimile transmission or mailed by prepaid registered post to the address or facsimile transmission number of each party described herein or, if in respect to any Seller for whom there is no address stated herein then to the address recorded for such Seller in the Register of Members in Westbeach's corporate record book, or to such other address or party as any party hereto may from time to time designate in writing to the Custodian;

     (ii) any delivery to be made herein will be considered to have been delivered if delivered personally, or mailed by prepaid registered post to the address of each party described herein or, if in respect to any Seller for whom there is no address stated herein then to the address recorded for such Seller in the Register of Members in Westbeach's corporate record book, or to such other address or party as any party hereto may from time to time designate in writing to the Custodian; and

     (iii) notice and delivery will be considered to have been received:

           (a) if delivered by hand during business hours on a Business Day (hereafter defined);

           (b) if sent by facsimile transmission during business hours on a Business Day, upon the sender receiving confirmation of the transmission, and if not transmitted during business hours, upon the commencement of business on the next Business Day;

           (c)  if mailed by prepaid registered post in Canada, upon the fifth
                (5th) Business Day following the date of mailing; except that, in the case of a disruption or an impending or threatened disruption in postal services every notice or communication will be delivered by hand or sent by facsimile transmission; or

           (d) if mailed in United States upon the third (3rd) Business Day after deposit in the United States Mail, by registered or certified mail, postage prepaid, return receipt requested.

For the purposes of this paragraph of this Agreement, "Business Day" means Monday through Friday of any week, except any such day that is considered to be a statutory holiday in British Columbia, Canada or in the United States, whichever is applicable.

5.3 Neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated except by a document executed by all parties hereto.

5.4 The parties hereto shall forthwith at all times, and from time to time do, execute and acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, and assurances which, in the opinion of the Custodian, are reasonably necessary or advisable for the better accomplishing and effectuating of the intent of this Agreement, and without limitation shall do such acts and execute and deliver such documents as may be necessary to carry out the intention of this Agreement.

5.5 This Agreement shall be governed by and construed in accordance with the laws of the province of British Columbia, and the laws of Canada applicable therein. Each of the parties hereto agrees that any action under or for the enforcement of this Agreement shall be brought in the courts of British Columbia. Each of the parties hereto by their execution of this Agreement irrevocably attorns to the exclusive jurisdiction of the courts of British Columbia for the resolution of all disputes arising out or in connection with this Agreement.

5.6 For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (i) "this Agreement" means this agreement and Schedule "A" attached hereto;

     (ii) any reference in this Agreement to a designated "paragraph" or other subdivision refers to the designated paragraph or other subdivision of this Agreement;

     (iii) the words "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, or subparagraph or other subdivision of this Agreement;

     (iv) words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa; and

     (v) any reference to a persons includes an individual, corporation, partnership, trust, fund, association and any other organized group of persons to whom the context can apply according to law.

5.7 This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, successors and assigns.

5.8 Time shall be of the essence in this Agreement and the transactions contemplated by this Agreement.

5.9 This Agreement may be executed and delivered in any number of counterparts and by facsimile or other direct written electronic means, each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

IN WITNESS WHEREOF the parties hereto have affixed their respective hands and seals as at the day and year first above written.

THE COMMON SEAL OF                              )
WESTBEACH SNOWBOARD CANADA                      )
LTD. was hereunto affixed in the presence       )
of:                                             )
                                                )             C/S
                                                )
__________________________________              )
Authorized Signatory                            )
                                                )
                                                )
__________________________________              )
Authorized Signatory

MORROW SNOWBOARDS ULC

By:


__________________________________
David E. Calapp, President and
Chief Executive Officer



MORROW, LLC

By:


__________________________________
David E. Calapp, Chief Executive
Officer

MORROW SNOWBOARDS, INC.

By:


__________________________________
David E. Calapp, Chief Executive
Officer

THE COMMON SEAL OF B.P.Y.A. 863                  )
HOLDINGS LTD. was hereunto affixed in            )
the presence of:                                 )
                                                 )              C/S
                                                 )
__________________________________               )
Authorized Signatory                             )
                                                 )
                                                 )
__________________________________               )
Authorized Signatory


All Security holders of Westbeach listed on Schedule "A"

                                 EXHIBIT 7.2.H


                               ESCROW AGREEMENT


PARTIES:


     MORROW SNOWBOARDS ULC, a Nova Scotia unlimited company (Morrow NS)

     MARK ALLINOTT, RICHARD MELLEN, SCOTT SIBLEY and DENNIS WILSON (collectively, the Significant Shareholders), shareholders of Westbeach Snowboard Canada Ltd., a British Columbia corporation (Westbeach)

     HERSHNER, HUNTER, ANDREWS, NEILL & SMITH, LLP, an Oregon limited liability partnership (the Escrow Agent)


RECITAL:

     The parties desire to enter into this Agreement as a condition to closing of the transactions contemplated by the Securities Purchase Agreement dated October 31, 1997 (the Purchase Agreement) among Morrow Snowboards, Inc., an Oregon corporation (Morrow), Morrow, LLC, an Oregon limited liability company, Morrow NS, Westbeach and the security holders of Westbeach listed therein, including the Significant Shareholders.


AGREEMENTS:

     1. APPOINTMENT OF ESCROW AGENT. Morrow NS and the Significant Shareholders hereby appoint the Escrow Agent, and the Escrow Agent hereby accepts such appointment, for the purposes and on the terms set forth in this Agreement. The Escrow Agent hereby acknowledges receipt from the other parties of an executed copy of the Purchase Agreement.

     2. DEPOSIT INTO ESCROW ACCOUNT. Pursuant to Paragraph 1.2.b.(2) of the Purchase Agreement, on the First Closing Date, Morrow NS will deposit Forty Thousand (40,000) shares of Common Stock of Morrow (Morrow Common Stock), registered in the names of the Significant Shareholders as set forth on the attached Schedule A , into an account (the Escrow Account) maintained by the
         ----------
Escrow Agent. The Escrow Agent will hold and disburse the Escrow Account in accordance with this Agreement.

     3.   PLEDGE OF PARENT STOCK; RESTRICTION ON TRANSFERABILITY.

          3.1 Each Significant Shareholder hereby pledges for the benefit of Morrow NS, and grants Morrow NS a security interest in, the Morrow Common Stock deposited hereby. Each Significant Shareholder has delivered to the Escrow Agent a stock power endorsed in blank with respect to the Morrow Common Stock registered in that Significant Shareholder's name.

          3.2 Each stock certificate representing Morrow Common Stock in the Escrow Account shall have the following legend noted conspicuously thereon:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CANCELLATION, IN WHOLE OR IN PART, PURSUANT TO THE SECURITIES PURCHASE AGREEMENT DATED __________, 1997 AMONG THE PURCHASER, MORROW SNOWBOARDS, INC., MORROW, LLC, MORROW SNOWBOARDS ULC, WESTBEACH SNOWBOARD CANADA LTD. AND CERTAIN SECURITY HOLDERS OF WESTBEACH."

     4. PURPOSE OF THE ESCROW ACCOUNT. To the extent provided in Paragraph 1 of the Purchase Agreement, the parties have specified a mechanism for the final determination of the Purchase Price of Westbeach. The purpose of the Escrow Account is to provide funds for any overpayment of the Purchase Price at the First Closing under the Purchase Agreement.

     5. APPLICATION OF THE ESCROW ACCOUNT. Upon final determination of the Purchase Price pursuant to Paragraph 1 of the Purchase Agreement, Morrow NS shall give written notice to the Escrow Agent, with a copy to each Significant Shareholder, indicating to whom and to what extent the Escrow Account is to be disbursed. If the Escrow Agent does not receive written notice of a dispute concerning those instructions from the Significant Shareholders within ten (10) days thereafter, then the Escrow Agent shall disburse the Escrow Account in accordance with those instructions. Morrow NS and the Significant Shareholders shall cause the Escrow Account to be disbursed so as to give effect to the final determination of the Purchase Price pursuant to Paragraph 1 of the Purchase Agreement. If a dispute concerning the Purchase Price is submitted to arbitration pursuant to Paragraph 1.3 of the Purchase Agreement, the Escrow Agent shall be entitled to rely on the arbitrator's decision in disbursing the Escrow Account. If any of the stock certificates deposited with the Escrow Agent hereunder must be cancelled and reissued upon final determination of the Purchase Price, Morrow NS shall provide any replacement stock certificates required to the Escrow Agent.

     6. TERM. This Agreement shall continue in effect until the tenth (10th) day after the delivery by AA of the audited First Closing Date Balance Sheet under the Purchase Agreement; provided, however, that in the event there is an
                              --------  -------
asserted but unresolved claim (a Claim) on that date with respect to the audited First Closing Date Balance Sheet, then this Agreement shall continue in effect until the Claim is resolved by arbitration pursuant to Exhibit C of the Purchase Agreement.

     7.   LIABILITY OF THE ESCROW AGENT.

          7.1 The Escrow Agent's duties under this Agreement will be limited to the observance of the express provisions of this Agreement. The Escrow Agent will not make any disbursement from the Escrow Account except as provided in this Agreement. The Escrow Agent may rely and act upon any instrument received by it pursuant to this Agreement which it reasonably believes to be in conformity with the requirements of this Agreement. The Escrow Agent agrees to use the same degree of care and skill in performing its duties hereunder as is customary for an escrow agent in similar circumstances. The Escrow Agent will not be liable for any action taken or not taken by it hereunder in the absence of breach of its obligations or negligence or willful misconduct on its part.

          7.2 In receiving the Morrow Common Stock deposited into the Escrow Account, the Escrow Agent is acting only as a depository for Morrow NS and the Significant Shareholders. No withdrawal shall be permitted from the Escrow Account except as provided herein or as required by law or court order.

          7.3 Except as expressly provided in this Agreement and except for expenses incurred in delivering Morrow Common Stock to the Significant Shareholders, no provision hereof shall require the Escrow Agent to expend or risk its own funds or otherwise incur financial liability or expense in performing any of its duties hereunder.

          7.4 The Escrow Agent is hereby authorized to comply with any order, judgment, decree or writ entered or issued by any court, and in the event the Escrow Agent obeys or complies with any such order, judgment, decree or writ, it shall not be liable to any of the parties, or to any other person or entity, by reason of its compliance.

          7.5 Should any controversy arise between Morrow NS and the Significant Shareholders with respect to the ownership of or the right to receive any part of the Escrow Account, the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the parties' respective rights.

          7.6 Morrow NS and the Significant Shareholders agree that the Escrow Agent is acting solely as an escrow agent hereunder and not as a trustee, and that the Escrow Agent has no fiduciary duties, obligations or liabilities under this Agreement.

     8. INDEMNIFICATION OF THE ESCROW AGENT. Morrow NS and the Significant Shareholders will indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages or expenses (including reasonable attorneys' fees) the Escrow Agent may sustain by reason of its service as escrow agent hereunder, except to the extent such loss, cost, damage or expense (including attorneys' fees) was incurred solely by reason of acts or omissions for which the Escrow Agent is liable or responsible under Paragraph 7.

     9. FEES OF ESCROW AGENT. All fees, if any, of the Escrow Agent for service hereunder shall be paid by Morrow NS.

     10. DESIGNATIONS. Each of Morrow NS and the Significant Shareholders may, by notice to the Escrow Agent, designate one (1) or more persons who will execute notices and from whom the Escrow Agent may take instructions hereunder or to whom the Escrow Agent may give notices. Such designation may be changed from time to time upon notice to the Escrow Agent from the respective parties. The Escrow Agent will be entitled to rely conclusively on any action taken by those persons or their respective successor designees.

     11. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail, return receipt requested, or sent via facsimile, with confirmation of receipt, to the parties at the following addresses or at such other address as a party may indicate by ten (10) days' advance written notice to the other parties:

               If to Morrow NS, to:

               Morrow Snowboards ULC
               c/o Morrow Snowboards, Inc.
               2600 Pringle Road, S.E.
               Salem, OR  97302
               Attention:  David E. Calapp
               Facsimile:  (503) 315-1199

               If to the Significant Shareholders, to:

               The addresses shown on Westbeach's Securities Registers on the date of this Agreement.

               If to the Escrow Agent, to:

               Hershner, Hunter, Andrews, Neill & Smith, LLP
               180 E. 11th Avenue
               Eugene, OR  97401
               Attention:  Robert A. Stout
               Facsimile:  (541) 344-2025

     12. BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the parties and their respective representatives, successors and assigns.

     13. AMENDMENT AND TERMINATION. This Agreement may be amended or canceled by and upon joint written notice by Morrow NS and the Significant Shareholders to the Escrow Agent, but the Escrow Agent's duties and responsibilities hereunder may not be increased without its consent.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon (without regard to the principles of conflicts of law thereof).

     15. DEFINITIONS. All capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings set forth in the Purchase Agreement.

     16. ENTIRE AGREEMENT. This Agreement, and the exhibits, schedules and documents referred to herein or delivered pursuant hereto, constitute the parties' entire agreement and understanding with respect to the subject matter hereof and supersede all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof.

     17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

     DATED:______________, 1997.

                         MORROW SNOWBOARDS ULC

                         By_____________________________________________________
                            David E. Calapp
                            President and Chief Executive Officer


                         _______________________________________________________
                         Mark Allinott

                         _______________________________________________________
                         Richard Mellen


                         _______________________________________________________
                         Scott Sibley


                         _______________________________________________________
                         Dennis Wilson

                                 EXHIBIT 7.2.J


                                 _______, 1997



Westbeach Snowboard Canada Ltd.
The security holders of Westbeach Snowboard
 Canada Ltd. listed on the attached Schedule A
60 West 7th Avenue
Vancouver, B.C.  V5Y 1L6
CANADA


Ladies and Gentlemen:

We have acted as counsel to Morrow Snowboards, Inc., an Oregon corporation (Morrow), Morrow, LLC, an Oregon limited liability company (Morrow LLC), and Morrow Snowboards ULC, a Nova Scotia unlimited company (Morrow NS), in connection with the preparation and negotiation of the Securities Purchase Agreement dated October 31, 1997 (the Securities Purchase Agreement) among Morrow, Morrow LLC, Morrow NS, Westbeach Snowboard Canada Ltd., a British Columbia corporation (Westbeach), and the security holders of Westbeach listed on Schedule A (Sellers). This opinion is provided to you pursuant to Paragraph
   ----------
7.2.j. of the Securities Purchase Agreement. Morrow, Morrow LLC and Morrow NS are collectively referred to herein as the Morrow Companies. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

In our capacity as such counsel, we have examined and are familiar with : (a) the Articles of Incorporation and Bylaws of Morrow, as amended; (b) the Articles of Organization and Operating Agreement of Morrow LLC; (c) the Memorandum of Association and Articles of Association of Morrow NS; (d) the Securities Purchase Agreement; (e) the various documents and agreements delivered pursuant to the Securities Purchase Agreement (the Related Agreements); and (f) such corporate and other certificates, agreements, documents and other papers, and we have made such inquiries and investigations, as we have deemed necessary or advisable for purposes of rendering this opinion.

Westbeach Snowboard Canada Ltd
The security holders of Westbeach Snowboard
Canada Ltd. Listed on the attach Schedule A
October 31, 1997
Page 2

In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents provided to us as originals and the conformity to authentic original documents of all documents provided to us as certified, conformed or photostatic copies. As to questions of fact material to the following opinions, when relevant facts were not independently established, we have relied on the representations and warranties of the Morrow Companies in the Securities Purchase Agreement, certificates of public officials and a certificate of the Morrow Companies of even date herewith (the Certificate). We assume that the Certificate is accurate and complete. A copy of the Certificate is enclosed. In providing the opinion set forth in paragraph 8 below, we have relied on the representations and warranties of Sellers in the Securities Purchase Agreement.

Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that:

1    Morrow is a corporation, and Morrow LLC is a limited liability company, each duly organized and validly existing under the laws of the State of Oregon. Morrow NS is an unlimited company duly organized and validly existing under the laws of the Province of Nova Scotia.

2    Each of the Morrow Companies has full power and authority to execute and deliver, and perform its obligations under, the Securities Purchase Agreement and each of the Related Agreements and to consummate the transactions contemplated thereby. Each of the Morrow Companies has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Securities Purchase Agreement and each of the Related Agreements, and the consummation by it of the transactions contemplated thereby.

3    The Securities Purchase Agreement and each of the Related Agreements have been duly executed and delivered by each of the Morrow Companies and constitute the legal, valid and binding obligations of each of the Morrow Companies, enforceable against each of those companies in accordance with their terms, except as enforceability may be limited by (a) applicable bankruptcy, receivership, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) general principles of equity, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for defenses of reasonableness, regardless of whether enforceability is considered in a proceeding in equity or at law; and except as enforcement of rights of indemnity thereunder with respect to claims concerning or arising with respect to U.S., state or provincial securities laws may be limited by those laws or public policy principles.

Westbeach Snowboard Canada Ltd
The security holders of Westbeach Snowboard
Canada Ltd. Listed on the attach Schedule A
October 31, 1997
Page 3


4    The execution and delivery by the Morrow Companies of, and their consummation of the transactions contemplated by, the Securities Purchase Agreement do not and will not violate, conflict with, result in a breach of any term or provision of or constitute a default under (a) the organizational documents of any of the Morrow Companies, as amended; (b) any material Undertaking known to us to which any of the Morrow Companies is a party or by which their respective properties or assets are bound; or (c) any statute, order, writ, injunction, decree, rule or regulation known to us applicable to any of the Morrow Companies.

5    Except as provided in the Securities Purchase Agreement, the execution, delivery and performance of the Securities Purchase Agreement and each of the Related Agreements and the consummation of the transactions contemplated thereby by the Morrow Companies do not and will not require the consent, approval, authorization, declaration or other order of, or registration or filing with, any Government Entity.

6    To our knowledge, there is no Claim pending or threatened that questions the validity of the Securities Purchase Agreement or any of the Related Agreements or would prevent or hinder the consummation of the transactions contemplated thereby.

7    The shares of Morrow Common Stock to be issued to Sellers pursuant to the
Securities Purchase Agreement have been duly authorized and validly issued to Sellers as fully paid and non-assessable.

8    All necessary documents have been filed and proceedings have been taken, and all other legal requirements have been satisfied, under the federal laws of the United States of America and the laws of the State of oregon to qualify the shares of Morrow Common Stock through the registration exemptions in Regulation D under the Securities Act of 1933, as amended, and the Oregon Nasdaq exemption, except for filings required to be made after the issuance of those shares.

Whenever a statement herein is qualified by the phrase "to our knowledge," "known to us" or similar language, it is intended to indicate that, during the course of our representation of the Morrow Companies, no information that would give us current actual knowledge with respect to that statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the representation described in the introductory paragraph of this letter.

The opinions expressed herein are limited to matters governed by the federal laws of the United States and the laws of the State of Oregon. As to the opinions expressed in the second

Westbeach Snowboard Canada Ltd.
The security holders of Westbeach Snowboard
Canada Ltd. listed on the attached Schedule A
October 31, 1997
Page 4


sentence of paragraph 1 and paragraphs 2, 3, 4 and 5, we have relied on the opinion of Stewart McKelvey Stirling Scales, Barristers and Solicitors, as to matters relating to Morrow NS which are governed by the laws of the Province of Nova Scotia.

This opinion has been rendered solely for your information in connection with the transactions set forth in and contemplated by the Securities Purchase Agreement and may not be relied upon by you for any other purpose, or relied upon by any other person for any purpose, without our prior written consent. We expressly disclaim any obligation to advise of changes in law or fact that occur after the date of this letter.

Very truly yours,



HERSHNER, HUNTER, ANDREWS, NEILL & SMITH, LLP

                                EXHIBIT 7.3.I.A
-----------------------------------------------
[LETTERHEAD OF BOUGHTON PETERSON YANG ANDERSON]

REPLY ATTENTION OF:  Douglas H. Hopkins

FILE NO:  42230.1


November 3, 1997

Morrow Snowboards, Inc.
Morrow, LLC
Morrow Snowboards ULC
2600 Pringle Road S.E.
Salem, Oregon  97302
USA

Dear Ladies and Gentlemen:

RE:  WESTBEACH SNOWBOARD CANADA LTD.
------------------------------------------------
We have acted as counsel to Westbeach Snowboard Canada Ltd., a British Columbia company (the "Company"), in connection with the preparation and negotiation of the Securities Purchase Agreement dated October 31, 1997 (the "Securities Purchase Agreement") among Morrow Snowboards, Inc., an Oregon corporation, Morrow, LLC,

Morrow Snowboards ULC                                             Page 2



an Oregon limited liability company, Morrow Snowboards ULC, a Nova Scotia unlimited company, the Company and the security holders of the Company who have signed Schedule A attached to the Securities Purchase Agreement (collectively,
       ----------
"Sellers"). This opinion is provided to you pursuant to Paragraph 7.3.l. of the Securities Purchase Agreement. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Securities Purchase Agreement.In our capacity as such counsel, we have examined and are familiar with: (a) the Memorandum and Articles of the Company (the "Charter"), (b) the Certificate of Continuance; (c) the Company's corporate record book; ( d) the Securities Purchase Agreement; (e) the Custodian Agreement and the Debenture Escrow Agreement delivered pursuant to the Securities Purchase Agreement (the "Related Agreements"); and (f) such corporate and other certificates as stated herein.

In rendering this opinion, we have assumed the authenticity of all documents provided to us as originals and the conformity to authentic original documents of all documents provided to us as certified, conformed or photostatic copies. We have also assumed the capacity of all natural persons. As to questions of fact material to the following opinions, when relevant facts were not independently established, we have relied on and assumed the accuracy and completeness of the representations and warranties of the Company and Sellers in the Securities Purchase Agreement, certificates of public officials and a certificate of the Company of even date herewith (the "Certificate"). We assume that the Certificate is accurate and complete. A copy of the Certificate is attached hereto as Schedule "A".

Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that:

     1. The Company was duly incorporated under the laws of Canada, continued into the Province of British Columbia, validly exists under the laws of the Province of British Columbia and is in good standing in the Office of the Registrar of Companies with respect to the filing of annual reports. The Company has full corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

     2. The authorized capital of the Company consists of 4,000,000 shares divided into 1,000,000 Class "A" Common shares, 1,000,000 Class "B" Common Shares, 1,000,000 Class "A" Preferred shares and 1,000,000 Class "B" Preferred shares, all without par value, of which there are issued and outstanding 999,250 Class A Common shares, no Class B Common shares or Class A Preferred shares, and 147,000 shares of Class B Preferred shares . Based solely on our review of the Company's corporate record book and relying entirely upon the Certificate, to our knowledge no warrants or options have been granted by the Company other than warrants representing 319,500 Class A Common Shares and options representing 70,000 Class A Common Shares.

Morrow Snowbound ULC                                              Page 3


     3. The Company has corporate power and capacity to execute and deliver, and perform its obligations under the Securities Purchase Agreement and the Related Agreements. The Company has taken all necessary corporate action to authorize the execution and delivery of the Securities Purchase Agreement and the Related Agreements, and the performance of the obligations contemplated thereby.

     4. The Securities Purchase Agreement and the Related Agreements have been duly executed and delivered by the Company and each constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by
(a)applicable bankruptcy, receivership, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally; and (b) general principles of equity, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for defenses of reasonableness, regardless of whether enforceability is considered in a proceeding in equity or at law; and except as enforcement of rights of indemnity thereunder with respect to claims concerning or arising with respect to provincial securities laws may be limited by those laws or public policy principles.

     5. Except as provided in the Securities Purchase Agreement, the execution and delivery by the Company of, and its performance of the obligations contemplated by, the Securities Purchase Agreement and Related Agreements do not, violate, conflict with, result in a breach of any term or provision of or constitute a default under (a) the Charter of the Company, or (b) any statute, order, writ, injunction, decree, rule or regulation known to us.

     6. Except as provided in the Securities Purchase Agreement, the execution and delivery of the Securities Purchase Agreement and the Related Agreements and the performance of its obligations contemplated thereby by the Company do not, to our knowledge, require the consent, approval, authorization, declaration or other order of, or registration or filing with, any Government Entity.

     7. Except as provided in the Securities Purchase Agreement, there is, to our knowledge, no Claim pending or threatened against the Company that questions the validity of the Securities Purchase Agreement or the Related Agreements or would prevent or hinder the performance by the Company of the transactions contemplated thereby.


Whenever a statement herein is qualified by the phrase "to our knowledge," "known to us" or similar language, it is intended to indicate that (i) we have not undertaken any investigation whatsoever to determine the existence or absence of such facts or circumstances, and no inference as to our knowledge of the existence of such facts or circumstances should be drawn merely from our representation of the Company and (ii) during the course of our representation of the Company no information that would give us current actual knowledge with respect to that statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the representation described in the introductory paragraph of this letter.

The opinions expressed herein are limited to matters governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. As to the opinion regarding the enforceability of the Securities Purchase Agreement expressed in paragraph 4 above and as the Securities Purchase Agreement is stated to be

Morrow Snowboards ULC                                             Page 4


governed by the laws of the State of Oregon, we have relied entirely on the opinion of Dunn, Carney, Allen, Higgins & Tongue delivered herewith, including all assumptions, qualifications and limitations contained or referenced therein.

The choice of the laws of the State of Oregon as the governing law of the Securities Purchase Agreement is a valid and effective choice of law provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the law of any other jurisdiction) and in an action brought before a court of competent jurisdiction in British Columbia, the laws of the State of Oregon would, to the extent specifically pleaded and proven as a fact by expert evidence, be recognized and applied by such court to all issues which under conflict of laws rules in effect in British Columbia are characterized to be contract issues, except that any such court:

     (a) will apply those laws of British Columbia as such court characterizes as procedural and will not apply those laws of the State of Oregon as such court characterizes as procedural;

     (b) will not apply those laws of the State of Oregon which a British Columbia court would characterize as revenue, expropriatory, penal or similar law; and

     (c) will not apply those laws of the State of Oregon, the application of which a British Columbia court would characterize as inconsistent with "public policy", as such term is applied by British Columbia courts. Furthermore, a court in the Province of British Columbia may reserve to itself an inherent power to decline to hear such an action if it determines that it is not the proper forum to hear such action, or if concurrent proceedings are being brought elsewhere.

In the event that a judgment of a foreign court (i.e. Oregon) is obtained in relation to the Securities Purchase Agreement:

     (d) The judgment creditor could enforce the judgment of the foreign court in the Province of British Columbia, without retrial or further review on its merits, by suing on the judgment in summary proceedings, subject to the following:

               (i) the foreign court must properly have had jurisdiction to hear and determine the issues;

               (ii) the decision of the foreign court must be final and conclusive and for a sum of money;

               (iii) the decision of the foreign court must not have been obtained by fraud or by trick;

               (iv) the decision of the foreign court must not have been contrary to its public policy or have been given in proceedings of a criminal or revenue nature;

               (v) the proceedings and decision of the foreign court must not have been contrary to the rules of natural justice and procedural fairness;

Morrow Snowboards ULC                                             Page 5


               (vi) the procedural rules for commencement and maintenance of the enforcement proceedings in the Province of British Columbia must have been observed;

               (vii) the enforcement of the judgment of the foreign court must not violate the public policy of the Province of British Columbia as to the enforcement of judgments;

               (viii) the Foreign Extraterritorial Measures Act (Canada) and
                      Part VIII of the Competition Act (Canada) preclude enforcement of foreign judgments and orders in some circumstances;

               (ix) under the Limitation Act (British Columbia) action must be brought on the foreign judgment within 6 years of the date of the judgment; and

               (x) no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the British Columbia court.

     (e) Alternatively, the judgment creditor could enforce the judgment of the foreign court in the Province of British Columbia, without retrial or further review on its merits following registration under Part II of the Court Order Enforcement Act (British Columbia), subject to the requirements set out above in clauses (a)(i) to (a)(viii) and (x) inclusive, and further provided that registration will not be granted if:

               (i) the judgment debtor would have had a good defense if an action were brought on the judgment;

               (ii) the judgment debtor, being a person who was neither carrying on business nor ordinarily resident in the jurisdiction of the original court, did not voluntarily appear or otherwise submit during the proceedings to the jurisdiction of the foreign court;

               (iii) the judgment debtor was not duly served with the process of the foreign court and did not appear notwithstanding that he was ordinarily resident or was carrying on business in the jurisdiction of that court or had agreed to submit to the jurisdiction of that court; or

               (iv) application for registration is made more than 6 years after the date of the judgment.

Insofar as the laws of any other jurisdiction are relevant, we express no opinion.

The opinion expressed herein in paragraph 4 with respect to the enforceability of the Related Agreements are subject to the qualifications that:

     (a)  such enforcement may be limited by:

Morrow Snowboards ULC                                             Page 6


               (i) laws relating to bankruptcy, insolvency, reorganization, winding up, fraudulent preference and conveyance, moratorium or creditor's rights generally;

               (ii) general principles of equity and no opinion is given as to whether a court will order injunctive relief, specific performance, or other equitable remedies with respect to any particular provision of such agreements or documents in any particular instance; and

               (iii) the statutory and inherent powers of a court to grant relief from forfeiture, to stay execution of proceedings before it and to stay executions on judgements;

     (b) courts in British Columbia have discretionary powers with respect to the awarding of costs notwithstanding provisions regarding the recovery of costs in such agreements or documents;

     (c) the right to exercise any unilateral or unfettered discretion in such agreements or documents will not prevent a British Columbia court from requiring such discretion to be exercised reasonably;

     (d) no opinion is expressed as to the validity, binding effect and enforceability of the indemnity provisions set out in the Securities Purchase Agreement;

     (e) claims may become barred under the Limitation Act (British Columbia) or may become subject to defences of set off and counterclaim;

     (f) where obligations are to be performed in a jurisdiction outside British Columbia, they may not be enforceable in British Columbia to the extent that performance would be illegal under the laws of that jurisdiction;

     (g) the breach of any particular obligation to a party may not give rise to a remedy in damages if no damages result to that party by reason of a failure to properly perform the obligation;

     (h) the conditions precedent to the obligations of the parties in such agreements or documents have been satisfied or, if capable of being waived, have been waived by the party or parties entitled to insist on performance of the obligation, and the rights of termination set out therein have not been exercised by the parties entitled to exercise such rights;

     (i) no opinion is expressed as to those provisions relating to self-help, rights of setoff, or similar rights;

     (j) no opinion is expressed as to those provisions purporting to establish evidentiary standards;

     (k) no opinion is expressed as to those provisions relating to the waiver of rights, remedies, and defenses;

Morrow Snowboards ULC                                             Page 7


     (l) no opinion is expressed as to those provisions which purport to allow the severance of invalid, illegal, or unenforceable provisions or restricting their effect; and

     (m) no opinion is expressed as to those provisions which suggest that modification, amendments or waiver of or with respect to the agreement that are not in writing will not be effective.

As to the Debenture Escrow Agreement and the security interest ("Security Interest") created thereby in the Redemption Proceeds (as that term is defined in the Debenture Escrow Agreement and herein), our opinion is subject to the further qualifications and assumptions as set forth in Schedule "B" attached hereto.

This opinion has been rendered solely for your information in connection with the transactions set forth in and contemplated by the Securities Purchase Agreement and may not be relied upon by you for any other purpose, or relied upon by any other person for any purpose, without our prior written consent. We expressly disclaim any obligation to advise of changes in law or fact that occur after the date of this letter.

Yours very truly,

BOUGHTON PETERSON YANG ANDERSON


Douglas H. Hopkins

                                 SCHEDULE "B"

1. We have assumed that the Company has rights in the Redemption Proceeds, that value has been given and that British Columbia Mercantile Management Corp. and the Company have not entered into any written or oral agreements to postpone the time for attachment of the Security Interest;

2. We express no opinion as to the legal or beneficial title of the Company to or any other rights of the Company in the Redemption Proceeds;

3.   We express no opinion as to the priority of the Security Interest;

4. We have made no registrations, filings or searches in any office of public record, with respect to the Debenture Escrow Agreement or the Security Interest;

5. We express no opinion with respect to any Redemption Proceeds being proceeds which are not identifiable or traceable;

6. The enforceability of the Debenture Escrow Agreement or the Security Interest, as the case may be, is subject:

     (i) to the power of the Court under the PPSA to grant relief from the consequences of default;

     (ii) to the detailed provisions of the Personal Property Security Act (British Columbia) ("PPSA") which set out procedures for the enforcement of security agreements and impose duties with respect to the exercise of rights or remedies thereunder, including special procedures applicable where the Redemption Proceeds includes a duty to exercise or discharge rights, remedies, duties and obligations in good faith and in a commercial reasonable manner. Such procedures and duties are in most cases applicable notwithstanding waivers or contrary terms in the Debenture Escrow Agreement; and

     (iii) to any estoppel based on incorrect information given in response to a demand for information made pursuant to Section 18 of the PPSA.

                                EXHIBIT 7.3.1.B


[Date]


Morrow Snowboards ULC
c/o Morrow Snowboards, Inc.
2600 Pringle Road, S.E.
Salem, OR  97302
USA

- and -

Russell & DuMoulin
Barristers & Solicitors
2100 - 1075 West Georgia Street
Vancouver, British Columbia
V6E 3G2


RE:  WESTBEACH SNOWBOARDS CANADA LTD. (THE "BORROWER")
------------------------------------------------------

We have acted as counsel for the Borrower in connection with the Security Documents referred to below executed in favour of Morrow Snowboards ULC (the "Lender").

1.        DOCUMENTS
          ---------

1.1       Security Documents.  We refer to the following documents
          ------------------
(collectively, the "Security Documents"), each of which is dated for reference October ., 1997:

     (a) the promissory note in the principal amount of [$2,130,000.00], bearing interest at nine percent per annum, executed by the Borrower in favour of the Lender; and

     (b) the General Security Agreement executed by the Borrower in favour of the Lender.

2.        SCOPE OF INQUIRY
          ----------------

We have considered such questions of law, reviewed such documents and conducted such searches and investigations as we have deemed necessary for the purposes hereof.

3.        OPINION
          -------

Based on the foregoing, we submit the following opinion:

3.1       Corporate Existence, Power and Capacity.  The Borrower has been duly
          ----------------------------------------
continued as a company under the laws of the Province of British Columbia and, as of the date of delivery of the Security Documents:

     (a) validly existed and was in good standing with the office of the British Columbia Registrar of Companies with respect to the filing of annual reports; and

     (b) had the corporate power and capacity to execute and deliver the Security Documents, to borrow the moneys and grant the security contemplated thereby, and to make, observe and perform the covenants of the Borrower set out therein.

3.2       Authorization, Execution and Delivery.  Each of the Security Documents
          --------------------------------------
has been validly authorized, executed and delivered by the Borrower.

Yours very truly,

BOUGHTON PETERSON YANG ANDERSON

                                 EXHIBIT 7.3.M

November 3, 1997



Morrow Snowboards, Inc.             McCullough O'Connor Irwin
Morrow LLC                          Solicitors
Morrow Snowboards ULC               1100-888 Dunsmuir Street
2600 Pringle Road, S.E.             Vancouver, British Columbia
Salem, Oregon 97302                 Canada  V6C 3K4

Boughton Peterson Yang Anderson
Barristers & Solicitors
2500 - 1055 Dunsmuir Street
P. O. Box 49290
Vancouver, British Columbia
Canada  V7X 1S8

          Re:  Purchase of Westbeach Snowboard Canada Ltd.

Dear Ladies and Gentlemen:

                                 INTRODUCTION

     We have acted as Oregon counsel to Westbeach Snowboard Canada Ltd., a British Columbia corporation (the "Company"), in connection with that certain Securities Purchase Agreement ("Securities Purchase Agreement") dated October 31, 1997, by and among Morrow Snowboards, Inc., an Oregon corporation, Morrow, LLC, an Oregon limited liability company, and Morrow Snowboards, ULC, a Nova Scotia unlimited company (collectively, the "Purchaser"), the Company and those holders of the Class 'A' Common Shares, the Class B Preferred Shares, the warrants and options of the Company who have signed the Purchase Agreement (the "Sellers").

     We are not the Company's general counsel, we have not previously represented the Company, and we have made no investigation of the Company's legal affairs except as expressly set forth in this letter. We do not, and have not represented Sellers.

Morrow Snowboards, Inc.
Morrow LLC
Morrow Snowboards ULC
Boughton Peterson Yang Anderson
McCullough O'Connor Irwin
November 3, 1997
Page 2



                            SCOPE OF INVESTIGATION

     In rendering our opinion, we have only examined drafts of the Securities Purchase Agreement and the Escrow Agreement. We have made no independent investigation of the warranties and representations made by the Company or Sellers in the Securities Purchase Agreement or of any related matters. Except as specifically identified herein, we have not been retained or engaged to perform, and we have not performed, any independent review or investigation of
(1) any agreement or instrument to which the Company or Sellers may be a party or by which the Company or Sellers or any property owned by the Company or Sellers may be bound, or (2) any order of any governmental or public body or authority to which the Company or Sellers may be subject.

                                  ASSUMPTIONS

     This opinion assumes:

     (i) that Purchaser and Sellers have satisfied all necessary legal requirements applicable to them and that Purchaser has all necessary corporate authority to enter into the Securities Purchase Agreement and the Escrow Agreement and consummate the transactions contemplated thereby;

     (ii) the legal capacity of all natural persons to enter into and perform their respective obligations under the Securities Purchase Agreement and the Escrow Agreement regardless of their country, state or province of domicile, residence or origin;

     (iii) the authenticity and completeness of all documents submitted to us for review, that each such document that is a copy conforms to an authentic original, and that all signatures on each such document are genuine;

     (iv) that the Company is duly organized and validly existing as a corporation under the laws of British Columbia, and is in good standing under such laws;

     (v) that the Securities Purchase Agreement and the Escrow Agreement have been duly executed and delivered by the Company and the Sellers;

     (vi) that Purchaser has negotiated the transactions contemplated by the Securities Purchase Agreement and the Escrow Agreement and will exercise its rights and remedies under the Securities Purchase Agreement and the Escrow Agreement and applicable law in good faith with fair dealing and in a commercially reasonable manner;

     (vii) that Purchaser and Sellers have no notice of any defense against the enforcement of the Securities Purchase Agreement or the Escrow Agreement;

     (viii) that there has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence;

     (ix) that Oregon law (without regard to Oregon law regarding conflicts of law) will apply to the interpretation, validity, and enforceability of the Securities Purchase Agreement and the Escrow Agreement; and

     (x) that there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would in either case, define, supplement, or qualify the terms of the Securities Purchase Agreement or the Escrow Agreement.

Morrow Snowboards, Inc.
Morrow LLC
Morrow Snowboards ULC
Boughton Peterson Yang Anderson
McCullough O'Connor Irwin
November 3, 1997
Page 3


                                   OPINIONS

     Subject to the qualifications stated herein, we are of the opinion that:

     The Securities Purchase Agreement constitutes a legal, valid and binding obligation of the Company and Sellers who execute same, enforceable against the Company and said Sellers in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, receivership, solvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (b) general principles of equity, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for defenses of reasonableness, regardless of whether enforceability is considered in a proceeding in equity or at law.

     The Escrow Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company and the Sellers who are parties thereto in accordance with its terms, except as enforceability may be limited by
(a) applicable bankruptcy, receivership, solvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (b) general principles of equity, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for defenses of reasonableness, regardless of whether enforceability is considered in a proceeding in equity or at law.

     Although (i) the following list is not a complete recitation of matters as to which no opinion is expressed; and (ii) this list is not intended to supersede or diminish other limitations set forth or incorporated by reference in the opinion, we wish to specifically emphasize and advise you that we express no opinion as to the enforceability of:

     (a)  self-help, rights of setoff, or similar rights;

     (b)  provisions purporting to establish evidentiary standards;

     (c)  provisions relating to the waiver of rights, remedies, and defenses;

     (d) any reservation of the right to pursue inconsistent or cumulative remedies;

     (e) provisions for payment or reimbursement of costs and expenses or indemnification for claims, losses, or liabilities (including, without limitation, attorney fees) in excess of statutory limits or an amount determined to be reasonable by any court or other tribunal, and any provision for attorney fees other than to the prevailing party;

     (f)  provisions pertaining to jurisdiction, venue, or choice of law;

                                  LIMITATIONS

     The opinions herein expressed are specifically subject to and qualified by the following:

     1. Regardless of the states in which members of this firm are licensed to practice, our opinion is limited to the laws of Oregon and to applicable federal laws of the United States of America.

     2. This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. Our opinion is limited to the matters expressly stated herein, and no other opinions may be implied or inferred.

     3.   We express no opinion as to any matter whatsoever relating to:

Morrow Snowboards, Inc.
Morrow LLC
Morrow Snowboards ULC
Boughton Peterson Yang Anderson
McCullough O'Connor Irwin
November 3, 1997
Page 4


     (a)  the value of the Company or its stock;

     (b) the adequacy of the consideration for the purchase pursuant to the Securities Purchase Agreement and the adequacy of the consideration to the Escrow Agreement;

     (c) the accuracy or completeness of any representations made by the Company or Sellers to Purchaser;

     (d) the accuracy or completeness of any financial, accounting, or statistical information furnished to Purchaser;

     (e) Sellers' legal capacity to bring or defend an action in Oregon or that any such action would be brought in Oregon;

     (f)  the financial status of the Company;

     (g) the ability of the Company to meet its obligations under the Securities Purchase Agreement;

     (h)  the jurisdiction of Oregon courts over Sellers; or

     (i) the effect of treaties between Sellers' country of origin, residence or domicile and the United States.

     4. Nothing contained in this opinion shall be deemed to constitute a waiver of the attorney-client privilege between this firm and the Company except as to the matters specifically set forth herein.

     This opinion is rendered as of the date set forth above, and we disclaim any obligation to advise you of any changes in the circumstances, laws, or events that may occur after this date or to otherwise update this opinion.

     This opinion has been rendered to you in connection with the transaction described herein solely for your information and is not to be quoted in whole or in part or otherwise referred to,

used, or relied upon by any person or entity other than you, your legal counsel, and your successors and assigns.

                              Very truly yours,



                              DUNN, CARNEY, ALLEN, HIGGINS & TONGUE

____________, 1997


Morrow Snowboards, Inc.
Morrow, LLC
Morrow Snowboards ULC
Morrow Westbeach Ltd.
2600 Pringle Road, S.E.
Salem, Oregon 97302
USA

Ladies and Gentlemen:

RE:  WESTBEACH SNOWBOARD CANADA LTD.
---  -------------------------------

We have acted as counsel to British Columbia Mercantile Corporation ("BCMC"), in connection with the preparation and negotiation of the Securities Purchase Agreement dated October 31, 1997 (the "Securities Purchase Agreement") among Morrow Snowboards, Inc., an Oregon corporation, Morrow, LLC, an Oregon limited liability company, Morrow Snowboards ULC, a Nova Scotia unlimited company, Westbeach Snowboard Canada Ltd., a British Columbia company (the "Company"), and the security holders of the Company who have signed Schedule A attached to the
                                                    ----------
Securities Purchase Agreement (collectively, "Sellers"). BCMC was engaged by the Company to negotiate the Securities Purchase Agreement on behalf of the Sellers. We do not act for any of the Sellers, other than BCMC, and no inference should be drawn that, in acting as counsel for BCMC, we have any knowledge relating to the Sellers, including, without limitation, their personal circumstances, capacity to contract, authority to execute documents or the authenticity of their signatures. This opinion is provided to you pursuant to Paragraph 7.3.l. of the Securities Purchase Agreement. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Securities Purchase Agreement.

In our capacity as such counsel, we have examined and are familiar with: (a) the Securities Purchase Agreement; and (b) the Custodian Agreement and the Debenture Escrow Agreement delivered pursuant to the Securities Purchase Agreement (the "Related Agreements"); and (c) such corporate and other certificates as stated herein.

In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents provided to us as originals and the conformity to authentic original documents of all documents provided to us as certified, conformed or photostatic copies. We have also assumed the capacity of all natural persons. We have assumed that the Custodian Agreement and the Debenture Escrow Agreement have been duly executed and delivered by all parties to those agreements, other than the Trustee. As to questions of fact material to the following opinions, when relevant facts were not independently established, we have relied, without investigation, on

Morrow Snowboards, Inc.
Morrow, LLC
Morrow Snowboards ULC
_________,1997
Page 2


and assumed the accuracy and completeness of the representations and warranties of the Company and Sellers in the Securities Purchase Agreement, certificates of public officials and a certificate of the Company of even date herewith (the Certificate). We assume that the Certificate is accurate and complete. A copy of the Certificate is enclosed.

Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that:


     1. The Securities Purchase Agreement has been duly executed and delivered by the Sellers and constitutes a legal, valid and binding obligation of the Sellers, enforceable against them in accordance with its terms, except as enforceability may be limited by (a)applicable bankruptcy, receivership, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally; and (b) general principles of equity, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for defenses of reasonableness, regardless of whether enforceability is considered in a proceeding in equity or at law.

     2. Except as provided in the Securities Purchase Agreement and the Custodian Agreement, the execution and delivery by the Sellers of, and their performance of the obligations contemplated by the Securities Purchase Agreement and the Custodian Agreement do not, to our knowledge, violate any statute, order, writ, injunction, decree, rule or regulation known to us and, to our actual knowledge, does not violate any material Undertaking to which any Seller is a party.

     3. Except as provided in the Securities Purchase Agreement and the Custodian Agreement, the execution and delivery of the Securities Purchase Agreement and the Custodian Agreement and the performance of the obligations contemplated thereby by the Sellers who execute the said agreements do not, to our knowledge, require the consent, approval, authorization, declaration or other order of, or registration or filing with, any Government Entity.

     4. Except as provided in the Securities Purchase Agreement, there is, to our knowledge, no Claim pending or threatened against any of the Sellers that questions the validity of the Securities Purchase Agreement or the Custodian Agreement or would prevent or hinder the performance by any such Seller of the transactions contemplated thereby.

Morrow Snowboards, Inc.
Morrow, LLC
Morrow Snowboards ULC
________, 1997
Page 3

     5. The Custodian Agreement has been duly executed and delivered by the Sellers and constitutes a valid and binding obligation of the Sellers, enforceable against them in accordance with its terms.

     6. The Debenture Escrow Agreement has been duly executed and delivered by the Trustee, and constitutes a legal, valid and binding obligation of the Trustee, enforceable against it in accordance with its terms.

Whenever a statement herein is qualified by the phrase "to our knowledge," "known to us" or similar language, it is intended to indicate that (i) we have not undertaken any investigation whatsoever to determine the existence or absence of such facts or circumstances, and no inference as to our knowledge of the existence of such facts or circumstances should be drawn merely from our representation of BCMC; and (ii) during the course of our representation of BCMC, no information that would give us current actual knowledge with respect to that statement has come to the attention of those lawyers in this firm who have rendered legal services in connection with the representation described in the introductory paragraph of this letter.

The opinions expressed herein are limited to matters governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. As to the opinion regarding the enforceability of the Securities Purchase Agreement expressed in paragraph 1 above and as the Securities Purchase Agreement is stated to be governed by the laws of the State of Oregon, we have relied entirely on the opinion of Dunn, Carney, Allen, Higgins & Tongue delivered herewith, including all assumptions, qualifications and limitations contained or referenced therein and our opinion is restricted to enforceability of the Securities Purchase Agreement in an Oregon forum.

The choice of the laws of the State of Oregon as the governing law of the Securities Purchase Agreement is a valid and effective choice of law provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the law of any other jurisdiction) and in an action brought before a court of competent jurisdiction in British Columbia, the laws of the State of Oregon would, to the extent specifically pleaded and proven as a fact by expert evidence, be recognized and applied by such court to all issues which under conflict of laws rules in effect in British Columbia are characterized to be contract issues, except that any such court:

Morrow Snowboards, Inc.
Morrow, LLC
Morrow Snowboards ULC
________, 1997
Page 4


     A. will apply those laws of British Columbia as such court characterizes as procedural and will not apply those laws of the State of Oregon as such court characterizes as procedural;

     B. will not apply those laws of the State of Oregon which a British Columbia court would characterize as revenue, expropriatory, penal or similar law; and

     C. will not apply those laws of the State of Oregon, the application of which a British Columbia court would characterize as inconsistent with "public policy", as such term is applied by British Columbia courts. Furthermore, a court in the Province of British Columbia may reserve to itself an inherent power to decline to hear such an action if it determines that it is not the proper forum to hear such action, or if concurrent proceedings are being brought elsewhere.

Insofar as the laws of any other jurisdiction are relevant, we express no opinion.

The opinions expressed herein in paragraphs 5 and 6 with respect to the enforceability of the terms of agreements and documents are subject to the qualifications that:

     (a)  such enforcement may be limited by:

          (i) laws relating to bankruptcy, insolvency, reorganization, winding up, fraudulent preference and conveyance, moratorium or creditor's rights generally;

          (ii) general principles of equity and no opinion is given as to whether a court will order injunctive relief, specific performance, or other equitable remedies with respect to any particular provision of such agreements or documents in any particular instance; and

          (iii) the statutory and inherent powers of a court to grant relief from forfeiture, to stay execution of proceedings before it and to stay executions on judgments;

     (b) courts in British Columbia have discretionary powers with respect to the awarding of costs notwithstanding provisions regarding the recovery of costs in such agreements or documents;

Morrow Snowboards, Inc.
Morrow, LLC
Morrow Snowboards ULC
________, 1997
Page 5

     (c) the right to exercise any unilateral or unfettered discretion in such agreements or documents will not prevent a British Columbia court from requiring such discretion to be exercised reasonably;

     (d) no opinion is expressed as to the validity, binding effect and enforceability of any of the following provisions in the Debenture Escrow Agreement and Custodian Agreement:

          (i)   indemnity provisions;

          (ii)  self-help, rights of set-off or similar rights;

          (iii) provisions purporting to establish evidentiary standards;

          (iv) provisions relating to the waiver of rights, remedies and defences;

          (v) provisions which purport to allow the severance of invalid, illegal or unenforceable provisions or restricting their effect; or

          (vi) provisions which suggest that modification, amendment or waiver of or with respect to such agreements will not be effective;

     (e) claims may become barred under the Limitation Act (British Columbia) or may become subject to defences of set off and counterclaim;

     (f) where obligations are to be performed in a jurisdiction outside British Columbia, they may not be enforceable in British Columbia to the extent that performance would be illegal under the laws of that jurisdiction;

     (g) the breach of any particular obligation to a party may not give rise to a remedy in damages if no damages result to that party by reason of a failure to properly perform the obligation; and

     (h) the conditions precedent to the obligations of the parties in such agreements or documents have been satisfied or, if capable of being waived, have been waived by the party or parties entitled to insist on performance of the obligation, and the rights of termination set out therein have not been exercised by the parties entitled to exercise such rights.

Morrow Snowboards, Inc.
Morrow, LLC
Morrow Snowboards ULC
________, 1997
Page 6

As to the Debenture Escrow Agreement and the security interest (the "Security Interest") created thereby in the Redemption Proceeds (as that term is defined in the Debenture Escrow Agreement), our opinion is subject to the further qualifications and assumptions as set forth in Schedule "A" attached.

This opinion has been rendered solely for your information in connection with the transactions set forth in and contemplated by the Securities Purchase Agreement and may not be relied upon by you for any other purpose, or relied upon by any other person for any purpose, without our prior written consent. We expressly disclaim any obligation to advise of changes in law or fact that occur after the date of this letter.

Yours very truly,

MCCULLOUGH O'CONNOR IRWIN

                                 SCHEDULE "A"


1. We have assumed that the Company has rights in the Redemption Proceeds, that value has been given and that British Columbia Mercantile Management Corp. and the Company have not entered into any written or oral agreements to postpone the time for attachment of the Security Interest;

2. We express no opinion as to the legal or beneficial title of the Company to or any other rights of the Company in the Redemption Proceeds;

3.        We express no opinion as to the priority of the Security Interest;

4. We have made no registrations, filings or searches in any office of public record, with respect to the Debenture Escrow Agreement or the Security Interest;

5. We express no opinion with respect to any Redemption Proceeds being proceeds which are not identifiable or traceable;

6. The enforceability of the Debenture Escrow Agreement or the Security Interest, as the case may be, is subject:

          (i) to the power of the Court under the PPSA to grant relief from the consequences of default;

          (ii) to the detailed provisions of the Personal Property Security Act (British Columbia) ("PPSA") which set out procedures for the enforcement of security agreements and impose duties with respect to the exercise of rights or remedies thereunder, including special procedures applicable where the Redemption Proceeds includes a duty to exercise or discharge rights, remedies, duties and obligations in good faith and in a commercially reasonable manner. Such procedures and duties are in most cases applicable notwithstanding waivers or contrary terms in the Debenture Escrow Agreement; and

          (iii) to any estoppel based on incorrect information given in response to a demand for information made pursuant to Section 18 of the PPSA.

                                   EXHIBIT A

     REPRESENTATIONS AND WARRANTIES OF WESTBEACH

     3.1 ORGANIZATION AND STANDING. Westbeach is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia, has all requisite corporate power and authority to own its properties and carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined in Paragraph 10.2 of the Agreement) on Westbeach. Westbeach has delivered to Morrow NS a true and correct copy of its Memorandum and Articles, each as amended to date. Westbeach has also delivered to Morrow NS the materials set forth in Schedule 3.1. Westbeach is not in violation of its Memorandum or Articles, as amended.

     3.2 CAPITALIZATION. The authorized capital of Westbeach consists of Four Million (4,000,000) shares divided into four (4) classes of One Million (1,000,000) shares each (no par value) of (i) Class "A" Common shares, (ii) Class "B" Common shares, (iii) Class"A" Preferred shares and (iv) Class "B" Preferred shares; of which there are issued and outstanding: 999,250 Class "A" Common shares (of which 349,250 shares are subject to put and call rights (Callable Class "A" Common shares)); no Class "B" Common shares; no Class "A" Preferred shares; and 147,000 Class "B" Preferred shares. There are no other outstanding shares of capital or other securities of Westbeach and no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any nature relating to the capital or other securities of Westbeach, or otherwise obligating Westbeach to issue, transfer, sell, purchase, redeem or otherwise acquire such capital or securities, except, as set forth on the attached
Schedule 3.2, for warrants (Warrants) to acquire 319,500 shares of and options (Options) to acquire 70,000 shares of Class "A" Common shares. All outstanding Securities are duly authorized, validly issued, fully paid and non-assessable, are, to Westbeach's knowledge without inquiry, free and clear of any Lien and are not subject to preemptive rights or rights of first refusal created by statute, by the Memorandum or Articles of Westbeach or by any Undertaking to which Westbeach is a party or by which it is bound. The list of security holders of Westbeach and the number and type of Securities held by each security holder set forth on Schedule A to the Agreement are accurate and complete.

     3.3  SUBSIDIARIES AND AFFILIATES. Except as set forth on the attached
Schedule 3.3, Westbeach does not own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. For purposes of this Agreement, the term "Subsidiary" means any entity listed on Schedule 3.3 and any corporation, partnership, joint venture or other business association or entity in which any entity listed on Schedule 3.3 owns, directly or indirectly, any equity or similar interest. Westbeach beneficially owns the entire equity interest in each Subsidiary. Westbeach also hereby represents and warrants that each Subsidiary is duly organized, validly existing and in good standing under the laws where the Subsidiary was formed, and as to each Subsidiary, Westbeach makes the representations and warranties set forth in Paragraphs 3.8 (Litigation), 3.10 (Material Undertakings), 3.11 (Title to and Condition of Property), 3.12 (Intellectual Property), 3.13 (Environmental Matters), 3.19 (Compliance with Laws), 3.25 (Payments) and 3.31 (Disclosure) with respect to each Subsidiary, and, to the extent applicable, the Schedules referenced in those Paragraphs include relevant information with respect to each Subsidiary.

     3.4 NO CONFLICTS. Except as set forth on the attached Schedule 3.4, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (a) violate or conflict with the Memorandum or Articles of Westbeach, as amended; (b) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to Westbeach or Westbeach's properties or assets; or (c) result in any breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of, result in the creation of any Lien on any of Westbeach's properties or assets pursuant to, or require the consent of any party to any Undertaking applicable to Westbeach or any of its properties or assets. Except as set forth on Schedule 3.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any Government Entity is required by or with respect to Westbeach in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.5 FINANCIAL STATEMENTS. Westbeach has delivered to Morrow NS true and complete copies of audited consolidated financial statements at and for the years ended December 31, 1993, 1994, 1995 and 1996, including audited consolidated balance sheets and, for 1993 and 1996, the related consolidated statements of income and retained earnings and changes in financial position of Westbeach and, for 1994 and 1995, the related consolidated statements of operations and deficit and changes in financial position of Westbeach (the Annual Financial Statements), and the opinion of

Westbeach's independent chartered accountants. Westbeach also has delivered to Morrow NS true and complete copies of the unaudited consolidated balance sheet of Westbeach at June 30, 1997 and August 31, 1997, and the unaudited financial statements including the unaudited consolidated statements of income and changes in financial position for the periods then ended (the Interim Financial Statements). The Annual Financial Statements and the Interim Financial Statements (collectively, the Financial Statements) were prepared in accordance with Westbeach's books and records and fairly present the financial condition and operating results of Westbeach at the dates and during the periods indicated. The Annual Financial Statements were prepared in accordance with Canadian GAAP consistently applied throughout the periods indicated. The Interim Financial Statements were prepared in accordance with Canadian GAAP consistently applied throughout the period indicated in all material respects.

     3.6  ABSENCE OF CERTAIN CHANGES. Except as set forth on the attached
Schedule 3.6, since June 30, 1997, Westbeach has conducted its business in the ordinary course consistent with past practice and there has not occurred:

          a. Any change in the financial condition, assets, liabilities, prospects, net worth, earning power or business of Westbeach (except changes in the ordinary course of business, individually or in the aggregate), which has had or might reasonably be expected to have a Material Adverse Effect on Westbeach.

          b. Any sale, lease or other transfer or disposition of any property or asset of Westbeach, except for the sale of inventory or other assets in the ordinary course of business.

          c. Any change in any accounting method, practice or policy (including any change in any depreciation or amortization policy or rate) by Westbeach or any revaluation by Westbeach of any of its assets, except as described in the notes to the Annual Financial Statements.

          d. Except for the call of the Callable Class "A" Common shares and redemption of the Debentures contemplated by this Agreement, any declaration, setting aside or payment of any dividend or other distribution to Westbeach's security holders or any direct or indirect redemption, retirement, purchase or other acquisition by Westbeach of any of its Securities.

          e. Any entering into, amendment or termination of, or default under, by Westbeach, of any Undertaking to which Westbeach is a party or by which it is bound, other than in the ordinary course of business.

          f. Any damage, destruction or loss (whether or not covered by insurance) to any property or asset or the business of Westbeach having a Material Adverse Effect on Westbeach.

          g. Any commitment, transaction or Undertaking, or amendment thereto (including any capital expenditure, capital financing or sale of assets), by Westbeach for any amount that requires or could require payments in excess of Fifteen Thousand Canadian Dollars (CN$15,000) in the aggregate with respect to any individual Undertaking or series of related Undertakings.

          h.  Any new Lien on any asset allowed to exist by Westbeach.

          i. Any cancellation of any debt or waiver or release of any right or claim by Westbeach, other than in the ordinary course of business.

          j. Any payment, discharge or satisfaction of any claim, liability or obligation by Westbeach, other than as reflected or reserved against in the Financial Statements or in the ordinary course of business consistent with past practice.

          k. Any labor dispute, litigation or governmental investigation affecting Westbeach's business or financial condition.

          l. Except as contemplated by this Agreement, any issuance or sale of capital stock or other securities, exchangeable or convertible securities, options, warrants, puts, calls or other rights to acquire capital stock or other securities of Westbeach.

          m. Any indebtedness for borrowed money incurred, assumed or guaranteed by Westbeach, other than in the ordinary course of business.

          n. Any loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice, and other than intercompany loans or advances on commissions to sales representatives in Saskatchewan or the United Kingdom in an aggregate amount less than Ten Thousand Canadian Dollars (CN$10,000)) to any person.

          o. Except as disclosed in Schedule 3.16, any increase in any salary, wage, benefit or other remuneration payable or to become payable to any current or former officer, director, employee, agent or shareholder of Westbeach; any bonus or severance payment or arrangement made to, for or with any officer, director, employee or agent of Westbeach; or any supplemental retirement plan or other program or special remuneration for any officer, director, employee or agent of

Westbeach, except for normal salary or wage increases relating to periodic performance reviews and annual bonuses consistent with Westbeach's past practices.

          p. Any grant of credit to any customer on terms or in amounts more favorable than those extended to that customer in the past, or if a new customer, that class of customers, any other change in the terms of any credit heretofore extended or any other change in Westbeach's policies or practices with respect to the granting of credit.

          q. Any delay in the payment of any trade or other payable other than in the ordinary course of business consistent with past practice.

          r. Any strike, walkout, labor dispute, slowdown, work stoppage or organizational effort that has or could have a Material Adverse Effect on Westbeach.

          s. Any disposition of or failure to keep in effect any rights in, to or for the use of any patent, trade mark, service mark, trade name or copyright, or any disclosure to any person not an employee or other disposition of any trade secret, process or know-how.

          t. Any Undertaking by Westbeach, in writing or otherwise, to do any of the foregoing.

     3.7 LIABILITIES. Except as set forth in the Annual Financial Statements, the Interim Financial Statements or the attached Schedule 3.7, and except for liabilities or obligations arising in the ordinary course and consistent with past practice, Westbeach has no liability or obligation of any nature, whether due or to become due, fixed or contingent.

     3.8 LITIGATION. Except as set forth on the attached Schedule 3.8, there is no Claim pending or, to Westbeach's knowledge, threatened, before any agency, court or tribunal, foreign or domestic, at law or in equity, against Westbeach, any of its assets or properties or any of its officers or directors (in their capacities as such), or, to Westbeach's knowledge, any facts that create a basis upon which a Claim could be made or instituted. There is no judgment, decree or order against or affecting Westbeach or, to Westbeach's knowledge, any of Westbeach's directors or officers (in their capacities as such), that could prevent consummation of the transactions contemplated by this Agreement.

     3.9 GOVERNMENTAL AUTHORIZATIONS. The attached Schedule 3.9 contains a complete and accurate list of each Canadian, provincial, state, local or foreign governmental consent, license, permit, grant and other authorization necessary for Westbeach to own, lease, operate and use its assets and properties and to carry on its business as currently conducted, other than licenses or permits required on a per shipment basis (collectively, Westbeach Authorizations); to Westbeach's knowledge, Westbeach has performed and fulfilled all of its obligations under all Westbeach Authorizations; and, to Westbeach's knowledge, all Westbeach Authorizations are in full force and effect, except where the failure to obtain or have any Westbeach Authorization could not reasonably be expected to have a Material Adverse Effect on Westbeach.

     3.10 MATERIAL UNDERTAKINGS. The attached Schedule 3.10 contains a complete and accurate list of each Undertaking, written or oral, to which Westbeach is a party and which (a)(i) involves an obligation for borrowed money except for suppliers granting Westbeach credit in the ordinary course of business and consistent with past practices of Westbeach, (ii) involves an obligation evidenced by bonds, debentures, notes or similar instruments, (iii) involves an obligation to pay the deferred purchase price of property or services (other than trade accounts arising in the ordinary course of business), (iv) involves an obligation under capital leases, (v) is a debt of others secured by a Lien on its property, (vi) is a guaranty of liabilities or obligations of others, (vii) is an agreement under which Westbeach is obligated to make or expects to receive payments in excess of Fifteen Thousand Canadian Dollars (CN$15,000) in the aggregate, or which cannot be cancelled without liability on thirty (3) days' notice, (viii) is a trade agreement concerning the delivery or distribution of Westbeach's products except for purchase orders and sale orders executed in the ordinary course of business or (ix) is an agreement granting any person a Lien on any of its properties or assets (except purchase money security interests created in the ordinary course of business consistent with past practice);
(b)(i) other than as disclosed in Schedule 3.16, is an employment agreement, collective bargaining agreement or agreement that affects an employment relationship or (ii) is an agreement that limits the right of Westbeach or any of its employees to compete in any line of business; or (c) is an agreement which, after giving effect to the transactions contemplated hereby, purports to restrict or bind Morrow NS or any of its Subsidiaries, other than Westbeach, in any material respect (collectively, the Material Undertakings). True and complete copies of all Material Undertakings have been delivered or made available to Morrow NS. Westbeach, to its knowledge, has fulfilled, or taken all action to enable it to fulfill when due, its obligations under each Material Undertaking. To Westbeach's knowledge, all parties to each Material Undertaking have complied in all material respects with the provisions thereof and no party is in breach or violation of, or in default (with or without notice or lapse of time, or both) under any Material Undertaking. Westbeach has not received any notice of termination, cancellation or acceleration or any notice of breach, violation or default of any Material Undertaking.

     3.11 TITLE TO AND CONDITION OF PROPERTY. Except as set forth on the attached Schedule 3.11, Westbeach has good and marketable title to each of its properties and assets, real and personal, or in the case of leased properties and assets, has valid leasehold interests in each of those properties, free and clear of any Lien. The plants, property and equipment of Westbeach that are used in the operations of its business are in satisfactory condition and repair, given their depreciated value on the Financial Statements. All plants, property and equipment have been well maintained and conform (to Westbeach's knowledge as to leased real property) with all applicable ordinances, regulations and zoning and other applicable laws, and to Westbeach's knowledge, without inquiry, do not encroach on the property of others. There is no pending or, to Westbeach's knowledge, without inquiry, threatened, change in any such ordinance, regulation or zoning or other applicable laws, and there is no pending or, to Westbeach's knowledge, threatened, condemnation of any such building, machinery or equipment. Westbeach's properties and assets include all rights, properties, interests in properties and assets necessary to permit Westbeach to conduct its business as currently conducted. Schedule 3.11 identifies each parcel of real property owned or leased by Westbeach.

     3.12  INTELLECTUAL PROPERTY.

           u. To the best of its knowledge, Westbeach has not used and is not using any intellectual property, including, without limiting the generality of the foregoing, any patent, trade mark or copyright (collectively, Intellectual Property), in a manner that infringes or breaches the rights of any third party, except to the extent that such use could not reasonably be expected to have a Material Adverse Effect on Westbeach.

           v. The attached Schedule 3.12 contains a complete and accurate list of (i) each patent, patent application, trade name application and registration and, to Westbeach's knowledge, each trade mark application and registration, that Westbeach considers to be material to its business and included in the Intellectual Property; (ii) each material license, sublicense and other Undertaking to which Westbeach is a party and pursuant to which any person is authorized to use any Intellectual Property; and (iii) each material license, sublicense and other Undertaking as to which Westbeach is a party and pursuant to which Westbeach is authorized to use any third-party patent, trade mark or copyright (Third-Party Intellectual Property Rights), in each case which are incorporated in, are or form a part of any product of Westbeach. Schedule 3.12 specifies as to each item listed, as applicable: (i) the owner of the item; (ii) the jurisdiction in which the item is issued or registered or in which any application for issuance or registration has been filed, including the respective issuance, registration or application number; (iii) the date of application and issuance or registration of the item; and (iv) with respect to any trade mark, the class or classes of goods and services for which each trade mark is intended to be used.

          w. To Westbeach's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property right of Westbeach, any trade secret material to Westbeach or any Third-Party Intellectual Property Right, by any third party, including any employee or former employee of Westbeach. Westbeach has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in Material Undertakings or purchase orders arising in the ordinary course of business.

          x. To the best of its knowledge, Westbeach is not, and will not as a result of the execution and delivery of this Agreement or the performance of Westbeach's obligations under this Agreement be, in breach of any license, sublicense or other agreement relating to the Intellectual Property or any Third-Party Intellectual Property Right, the breach of which could have a Material Adverse Effect on Westbeach.

          y. To the best of Westbeach's knowledge, each registered trade mark, service mark and copyright held by Westbeach is valid and subsisting. Except as disclosed on Schedule 3.12, to the best of Westbeach's knowledge, no Claim of infringement of any patent, trade mark, service mark or copyright, or violation of any trade secret or other proprietary right of any third party, has been made or instituted against Westbeach. There is no outstanding Claim by Westbeach against any third party for infringement of any Intellectual Property or breach of any license or undertaking involving Intellectual Property.

          z. Westbeach has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright (Confidential Information). All use, disclosure or appropriation of Confidential Information owned by Westbeach by or to a third party has been pursuant to the terms of a written agreement with that party. To the best of its knowledge, Westbeach has not unlawfully used, disclosed or appropriated any Confidential Information of any third party.

     3.13 ENVIRONMENTAL MATTERS.

          aa. To its knowledge, Westbeach has complied with, and is in compliance with, all Environmental Laws (as defined in Paragraph 3.13.b.) applicable to its business, properties and assets. Westbeach has, and Westbeach has provided to Morrow NS true and complete copies of, each permit, approval, registration, license and other authorization required by any Government Entity pursuant to any Environmental Law applicable to its business, properties and assets, the absence of which would have a Material Adverse Effect on Westbeach. To Westbeach's knowledge (including external investigation if appropriate), there is no pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, investigation, inquiry or information request by any Government Entity relating to any Environmental Law, to which Westbeach is a party or, to Westbeach's knowledge, threatened to be made a party. There is no pending or outstanding or, to Westbeach's knowledge, threatened, notice of defect or noncompliance, work order, pollution abatement order, remediation order or any other order from any Government Entity applicable to Westbeach's business, properties or assets.

          bb. For purposes of this Paragraph 3.13, "Environmental Law" means any Canadian federal, provincial, local or foreign (including U.S. federal and state) law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste, or explosives, radioactive materials, asbestos materials, special wastes or wastes of any kind or dangerous goods; (ii) air, water and noise pollution; (iii) groundwater and solid contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, or explosives, radioactive materials, asbestos materials, special wastes or wastes of any kind or dangerous goods, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants, chemicals, explosives, radioactive materials, asbestos materials, special wastes or wastes of any kind or dangerous goods; (v) the protection of wildlife, marine sanctuaries, wetlands and fish, including, without limitation, all endangered and threatened species and protected species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons, including occupational health and safety laws; and
(ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste, or explosives, radioactive materials, asbestos materials, special wastes or wastes of any kind or dangerous goods.

          cc. For purposes of this Paragraph 3.13: (i) "environment" has the meaning set forth in the Waste Management Act (British Columbia), R.S.B.C. 1996, as amended (the WMA); (ii) "release" means any release, emission, discharge, injection, dumping, spill, escape or any other means, way or method by which a substance is introduced into the environment; (iii) "waste" includes air contaminants, litter, effluent, contamination, refuse, biomedical waste and other substances designated as waste by the Lieutenant Governor in Council, all in accordance with the definitions in the WMA; and (iv) for Westbeach sites within the United States, the terms "environment" and "release" have the respective meanings set forth in the U.S. federal Comprehensive Environmental Compensation, Liability and Response Act of 1980.

          dd. To Westbeach's knowledge (such knowledge being without inquiry), there has been no release of any Materials of Environmental Concern (as defined in Paragraph 3.13.e.) into the environment at any parcel of real property or any facility presently or formerly owned by Westbeach, or by Westbeach at any parcel of real property or any facility presently or formerly leased, operated or controlled by Westbeach or at any parcel of real property or any facility to which Westbeach has a right to possession, directly or indirectly, through a Seller or any other party.

          ee. For purposes of this Paragraph 3.13, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances, solid wastes, hazardous wastes, toxic materials, special wastes or wastes of any kind as defined under Environmental Law, including oil or petroleum and petroleum products, whether or not the same at that point have become waste.

          ff. There is no environmental report, investigation or audit in Westbeach's possession with respect to the operations of, or real property leased by, Westbeach (whether conducted by or on behalf of Westbeach or a third party and whether done at the initiative of Westbeach or directed by a Government Entity or third party) .

     3.14 TAXES. Westbeach has duly and timely filed all Tax Returns (as defined below) required to be filed by it, taking into account extensions of due dates; has paid all Taxes (as defined below) shown thereon to be due and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable by it on or before the First Closing; and has provided adequate accruals in accordance with Canadian GAAP, consistently applied, in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. To Westbeach's knowledge, the Canadian federal income tax liability of Westbeach has been reviewed by Revenue Canada for all fiscal years up to and including the fiscal year ended December 31, 1993. Adequate provision has been made for taxes payable for the current period for which Tax Returns are not yet required to be filed. Westbeach has withheld and remitted all

Taxes required to have been withheld and remitted, and has complied with all information reporting requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. Westbeach does not carry on business in or derive income from any foreign taxing jurisdiction to the extent that a Taxable presence has been created, other than those for which Tax Returns have been furnished to Morrow NS. Except as disclosed on the attached
Schedule 3.14: (a) no material claim for Taxes has become a Lien against the property of Westbeach; (b) to Westbeach's knowledge, no audit of any Tax Return of Westbeach is being conducted by a Tax Authority; (c) no Tax Authority is now assessing, or to the best knowledge of Westbeach, threatening to assess, any deficiency or claim for additional Taxes against Westbeach, and there are no assessments, reassessments or, to the best knowledge of Westbeach, pending assessments or reassessments, and no requests for information from a Tax authority currently outstanding that could affect the Taxes of Westbeach; (d) no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by Westbeach and is currently in effect; (e) any action that would have the effect of deferring any liability for Taxes for Westbeach from any period prior to the First Closing to any period after the First Closing has been disclosed; and (f) Westbeach is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for Canadian income tax purposes. Schedule 3.14 contains complete and accurate information as at , 1997 with respect to: (w) all material Tax elections in effect with respect to Westbeach, (x) the Tax basis of Westbeach's assets, (y) the accumulated earnings and profits of Westbeach, and (z) the Tax credit and non-capital and capital loss carry-forward balances of Westbeach. For purposes of this Paragraph 3.14, "Tax" (and, with correlative meaning, "Taxes" and "Taxable" means (i) any net income, alternative minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, business and occupations, occupation, premium, property, environmental or windfall profit tax, custom, duty, other tax or governmental fee or other like assessment or charge of any kind whatsoever, including for greater certainty capital taxes and the Goods and Services Tax, together with any interest, any penalty or addition to tax or additional amount imposed by any governmental entity (a Tax Authority) responsible for the imposition of any such Tax (domestic or foreign); and (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of any express or implied obligation to indemnify any other person. "Tax Return" means any return, statement, report or form required to be filed with respect to Taxes. Westbeach is in full compliance with all terms and conditions of any Tax exemption or order of a foreign government, and the consummation of the transactions contemplated hereby will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or order.

     3.15  EMPLOYEE BENEFIT PLANS  .

           gg.   The attached Schedule 3.15 contains a complete and accurate list of (i) each material employee benefit plan of Westbeach; (ii) each stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, extended medical, dental, vision care, disability, employee relocation, cafeteria benefit, dependent care, life insurance or accident insurance plan, program or arrangement; (iii) each Westbeach bonus, pension, profit-sharing, savings, deferred compensation or incentive plan, program or arrangement; (iv) each other Westbeach fringe or employee benefit plan, program or arrangement that applies to senior management and that does not generally apply to all employees; and (v) any current or former employment or executive compensation or severance agreement, written or otherwise, as to which unsatisfied obligations of greater than Fifteen Thousand Canadian Dollars (CN$15,000) remain for the benefit of, or relating to, any present or former employee, consultant or director of Westbeach (collectively, the Employee Plans).

           hh.   Westbeach has furnished to Morrow NS a copy of each Employee
Plan and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto).

           ii. Except as described on Schedule 3.15, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) entitle any current or former employee, other service provider or any director of Westbeach to severance benefits or any other payment (including unemployment compensation, golden parachute, bonus or otherwise),
(ii) increase any benefit otherwise payable or (iii) accelerate the time of payment or vesting, or increase the amount of compensation due, any such employee, service provider or director.

           jj.   There has been no amendment to, written interpretation or
announcement (whether or not written) by Westbeach relating to, or change in participation or coverage under, any Employee Plan that would materially increase the expense of maintaining that Plan above the expense level incurred with respect to that Plan for the most recent fiscal year included in the Annual Financial Statements.

           kk. There is no Undertaking by Westbeach, or legal obligation under Applicable Laws, to pay any bonus, performance or incentive amount to any existing employees or proposed managerial employees and executive officers, except as set forth on Schedule 3.16. Based on Westbeach's performance for calendar year 1997, no bonus is owing to any Westbeach employee under Westbeach's Bonus Plan. Westbeach's Bonus Plan may be terminated for future calendar years.

     3.16  EMPLOYEE MATTERS.

           ll. The attached Schedule 3.16 contains a complete and accurate list of all existing employees and all proposed executive officers of Westbeach, including each employee's age, term of employment, job description, salary and benefits to which the employee is entitled. Schedule 3.16 also lists each employment agreement, expense entitlement, and each pension, bonus, profit-sharing or other agreement or arrangement providing for employee remuneration or benefits, present or prospective, to which Westbeach is a party or by which it is bound (collectively, Employee Agreements) and any Undertaking pursuant to which a party provides services to Westbeach; each Employee Agreement is in full force and effect, and neither Westbeach nor any other party is in material default under any Employee Agreement. There has been no claim of default and, to Westbeach's knowledge, there is no fact or condition which, if continued, or on notice, will result in a default under any Employee Agreement. Except as set forth on Schedule 3.16, each individual Employee Agreement is terminable without penalty, except for statutory and common law severance pay rights, if any, under provincial law. There is no pending or, to Westbeach's knowledge, threatened, labor dispute, strike or work stoppage that would have a Material Adverse Effect on Westbeach. Westbeach is in compliance in all respects with all current applicable Canadian, provincial, state, territorial, local and foreign (including United States) laws and regulations (collectively, Applicable Laws) respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices. There is no pending claim against Westbeach under any workers' compensation plan or policy or for long-term disability. There is no unfair labor practice complaint pending or, to Westbeach's knowledge, threatened, against Westbeach, and there is no private Undertaking restricting Westbeach's ability to relocate, close or terminate any of Westbeach's operations.

               b. Westbeach is not a party to any union, collective bargaining or other labor agreement with any labor organization, union, group or association with respect to any of its employees, and there is no organizing drive or application for certification pending with respect to any such labor organization or union.

     3.17  RELATED-PARTY TRANSACTIONS.  Except as disclosed on the attached
Schedule 3.17, Westbeach is not indebted to any shareholder, director, officer, employee or agent of Westbeach (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Westbeach. No such person has any interest in any property or assets of Westbeach or has any contractual or other claim, express or implied, of any kind whatsoever against Westbeach .

     3.18 INSURANCE. Except as described on the attached Schedule 3.18, Westbeach has insurance policies and bonds (collectively, Insurance Policies) of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Westbeach. Schedule 3.18 contains a complete and accurate list of all Insurance Policies, including in each case applicable coverage limits, deductibles and policy expiration dates. There is no material claim pending under any Insurance Policy as to which Westbeach has received a denial, or, to Westbeach's knowledge, which coverage has been questioned, denied or disputed by the underwriters of the Insurance Policies. All premiums due and payable under all Insurance Policies have been paid and Westbeach is otherwise in compliance in all material respects with the terms of each Insurance Policy. Westbeach has no knowledge of any threatened termination of, or material premium increase with respect to, any Insurance Policy. To the knowledge of Westbeach, each Insurance Policy is in full force and effect and will continue to be in full force and effect following the consummation of the transactions contemplated hereby.

     3.19 COMPLIANCE WITH LAWS. Westbeach, to its knowledge, has complied with, is not in violation of and has not received any notices of violation with respect to, any Applicable Law with respect to the conduct or ownership of its business, except for such violation or failure to comply as could not be reasonably expected to have a Material Adverse Effect on Westbeach.

     3.20 MAJOR CUSTOMERS. The attached Schedule 3.20 contains a complete and accurate list of each of Westbeach's customers for each of the two most recent fiscal years, which individually accounted for more than five percent (5%) of the total dollar amount of Westbeach's net sales, showing the total dollar amount of net sales to each such customer during each year. No customer has informed Westbeach that it will not continue to be a customer of Westbeach after the First Closing at substantially the same level of purchases and based on general credit or other information on the customer, Westbeach has no reason to believe the customers will not continue to be customers of Westbeach after the First Closing at substantially the same level of purchases. Westbeach has not knowingly breached any Undertaking with any customer of Westbeach so as to provide a benefit to Westbeach that was not intended by the parties, or engaged in any conduct that is unlawful, outside Westbeach policies or could reasonably be viewed as fraudulent as a general business practice with respect to any customer of Westbeach.

     3.21 SUPPLIERS. No supplier of Westbeach has indicated to Westbeach that it will stop, decrease the rate of or materially increase the prices for supplying materials, products or services to Westbeach. Westbeach has not knowingly breached any Undertaking with any supplier of Westbeach so as to provide a benefit to Westbeach that was not intended by the parties, or engaged in any conduct that is unlawful, outside Westbeach policies or could reasonably be viewed as fraudulent as a general business practice with respect to any supplier of Westbeach.

     3.22 INVENTORY. All inventories of raw materials, work-in-process and finished goods of Westbeach, together with related packaging materials (collectively, Inventory), reflected in the Annual and Interim Financial Statements consist of a quality and quantity usable and saleable in the ordinary course of business, have commercial value at least equal to the value shown on those balance sheets or are subject to purchase obligations by customers or suppliers at that value and are valued on a moving average in accordance with Canadian GAAP, consistently applied. All Inventory purchased since the date of such balance sheet consists of a quality and quantity usable and saleable in the ordinary course of business. Except as set forth on the attached Schedule 3.22, all Inventory is located on premises owned or leased by Westbeach. Eighty-five percent (85%) of the work-in-process contained in Inventory (including work-in-process by third parties that constitute items in process of production) are covered by contracts or open orders taken in the ordinary course of business, from regular customers of Westbeach with credit consistent with past credit policies of Westbeach; neither Westbeach nor any such customer is in material breach of the terms of any obligation to the other; and, based on Westbeach's knowledge, no valid grounds exist for any counterclaim or set-off of amounts billable to those customers upon the completion of orders to which work-in-process relates. To Westbeach's knowledge, all work-in-process is of a quality ordinarily produced in accordance with the requirements of the orders to which the work-in-process is identified, and will require no rework with respect to work performed before the First Closing, except for rework on certain items of Westbeach outerwear having a cost of no more than Twenty Thousand Canadian Dollars (CN$20,000).

  3.23 PRODUCT WARRANTY AND PRODUCT LIABILITY. The attached Schedule 3.23 contains a true and complete copy of Westbeach's standard warranty or warranties for its products. There has been no variation from those warranties, except as set forth on Schedule 3.23. Except as stated therein or required by law, there is no warranty, commitment or obligation with respect to Westbeach's performance of services. Schedule 3.23 contains a description of each product liability claim and similar Claim relating to products sold or services rendered, which are presently pending or, to Westbeach's knowledge, threatened, or which have been asserted or commenced against Westbeach within the last five (5) years, in which a party thereto either requests injunctive relief (whether temporary or permanent) or alleges damages (whether or not covered by insurance). Except as disclosed on Schedule 3.23, there are no defects in Westbeach's products or, to Westbeach's knowledge, in the products it purchases from others for resale in its retail stores, that would adversely affect the performance of products Westbeach manufactures or create an unusual risk of injury to persons or property. The manufacturing of Westbeach's products has been designed or performed so as to meet and comply with all Applicable Laws and applicable governmental and industry standards and specifications currently in effect, and has received all governmental and industry approvals necessary to allow their sale. Westbeach has no reserve for product warranty or product liability claims.

     3.24 MINUTE BOOKS. Westbeach's minutes books made available to Morrow NS contain complete and accurate summaries of all meetings of directors and shareholders or actions by written consent since January 1994, and reflect all transactions referred to in those minutes accurately in all material respects.

     3.25 PAYMENTS. No director or officer of Westbeach nor, to Westbeach's knowledge after normal review of internal expense records and expense reimbursements, any agent, employee or other person acting on behalf of Westbeach, has, directly or indirectly, paid any fee, commission or other sum of money or delivered any item of property or anything of value, however characterized, to any finder, agent, customer, government official or other party, in Canada, the United States or any other country, that in any manner is related to Westbeach's business or operations, and that has violated any Applicable Law. Neither Westbeach, nor, to its knowledge, any agent, employee or other person acting on behalf of Westbeach or any other party, has accepted, received, made or given any contribution, payment, gift, expenditure or other thing of value that is unlawful, outside Westbeach policies or could reasonably be viewed as fraudulent as a general business practice, based on normal review of orders and other relevant Westbeach documents. Neither Westbeach nor any officer, director, agent or employee thereof has participated, directly or indirectly, in any boycott or similar practice.

     3.26 RETURN OF SHIPMENTS. Except as set forth on the attached Schedule 3.26, since June 30, 1997, there have been no cancellations of purchase orders or contracts by any of Westbeach's customers, or shipments of Westbeach's products that have been returned by customers, or that Westbeach has authorized to be so returned, or the acceptance of which has been rejected by customers for any reason whatsoever, except for such returns and rejections of items occurring in the ordinary course of business and not exceeding Fifteen Thousand Canadian Dollars (CN$15,000) in the aggregate. Schedule 3.26 also states the terms upon which orders for goods may be cancelled or goods returned to Westbeach following shipping and delivery.

     3.27 BROKERS' AND FINDERS' FEES. Except as acknowledged in Paragraph 2.4 of the Agreement, Westbeach has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees, agents' commissions, investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.28 INFORMATION. Westbeach has delivered to Morrow NS sufficient information concerning Westbeach to enable Morrow NS and Morrow to comply with their disclosure obligations to Westbeach's shareholders.

     3.29 ACCOUNTS RECEIVABLE. All of Westbeach's trade accounts and other documents and notes receivable in respect of products shipped or services rendered (collectively, the Accounts Receivable) represent amounts receivable for merchandise actually delivered or services actually provided (or, in the case of non-trade accounts or notes, represent amounts receivable in respect of any bona fide business transactions), have arisen in the ordinary course of business, and are not subject to any known counterclaims or offsets. All Accounts Receivable are fully collectible in the normal and ordinary course of business within six (6) months of the First Closing except to the extent of reserves for uncollectible accounts set forth in the First Closing Date Balance Sheet. The attached Schedule 3.29 lists, for each of the fiscal years ending December 31, 1996 and December 31, 1995, the amount of Accounts Receivable written off and the amount of Westbeach's provisions for doubtful accounts.
Each sales order for Westbeach's products from a distributor in an amount exceeding Seventy-Five Thousand Canadian Dollars (CN$75,000) for delivery outside the United States or Canada is fully secured by an irrevocable letter of credit.

     3.30  DEBENTURES.

           a. With respect to the debentures issued by Westbeach under the Trust Indenture dated October 7, 1994 between Westbeach and British Columbia Mercantile Management Corporation, as trustee (the 1994 Debentures): (i) the aggregate principal amount of 1994 Debentures outstanding is Seven Hundred Thousand Canadian Dollars (CN$700,000); (ii) the prepayment penalty is Seventy Thousand Canadian Dollars (CN$70,000); and (iii) all interest is paid current.

          b. With respect to the debentures issued by Westbeach under the Trust Indenture dated July 16, 1996 between Westbeach and British Columbia Mercantile Management Corporation, as trustee (the 1996 Debentures): (i) the aggregate principal amount of 1996 Debentures outstanding is Two Million One Hundred Thirty Thousand Canadian Dollars (CN$2,130,000); (ii) there is no prepayment penalty; and (iii) all interest under the 1996 Debentures is paid current.

     3.31 B.C. CONTINUATION. The continuation of Westbeach into the Province of British Columbia was accomplished with the consent of one hundred percent (100%) of Westbeach's shareholders.

     3.32 DISCLOSURE. No representation or warranty made by Westbeach in this Exhibit A, in any Schedule referenced herein or in any certificate furnished by Westbeach pursuant to this Agreement, when all such documents are read together in their entirety, contain or will contain at the First Closing any untrue statement of a material fact relating to Westbeach, or omit or will omit at the First Closing to state any material fact relating to Westbeach necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; excluding, however, the impact of general industry conditions and factors, which are not specific to Westbeach, such as weather, changes in industry growth rates, general economic conditions, proposed governmental policies on exports or taxation, and similar factors. Westbeach has delivered or made available true and complete copies of each document that has been requested by Morrow NS or Morrow, or their counsel, in connection with their legal and accounting review of Westbeach.

                                   EXHIBIT B

                                INDEMNIFICATION

          9.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement, and all statements contained in any exhibit, schedule, certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be deemed to constitute representations and warranties of the party making or delivering the same. All such representations and warranties shall survive the Closing for a period of one (1) year after the First Closing, except that the representations and warranties in Paragraphs 2.2 (Title to Securities), 3.2 (Capitalization), 3.27 and 4.5 (Brokers' and Finders' Fees) of the Agreement shall survive indefinitely after the Closing Date (Surviving Indemnities). In each case, the last day of the applicable survival period is referred to herein as the Survival Date. If notice of one (1) or more claims subject to indemnification is given on or before the Survival Date, the representation and indemnification rights related thereto set forth in this Exhibit B shall survive, subject to any applicable statute of limitations, until such claims (but not other claims and not timely raised) have been finally resolved and all indemnification rights have been satisfied.

          9.4  INDEMNIFICATION.

               a. BY THE SIGNIFICANT SHAREHOLDERS. The Significant Shareholders jointly and severally shall indemnify and hold harmless Morrow NS, Morrow and Morrow LLC, and their respective officers, directors, employees and agents, from and against any and all Losses incurred by Morrow NS, Morrow or Morrow LLC arising out of or in connection with:

                   (1) Any breach or inaccuracy of any representation or warranty made by any of the Significant Shareholders in Paragraph 2 of the Agreement.

                   (2) Any breach or inaccuracy of any representation or warranty made by Westbeach in Paragraph 3 of the Agreement.

                   (3) Any failure by Westbeach to fulfill any of its covenants or other agreements hereunder.

                   (4) Any liability arising out of the ongoing Revenue Canada audit disclosed in Schedule 3.14, notwithstanding the expiration of Westbeach's representations and warranties regarding Taxes in Paragraph 3.14 of Exhibit A.

                   (5) Any liability arising out of the potential trademark infringement regarding "Westbeach Streetwear" in Japan disclosed in Schedule 3.12, notwithstanding the expiration of Westbeach's representations and warranties regarding Intellectual Property in Paragraph 3.12 of Exhibit A.

                   (6) Any liability exceeding Five Thousand Canadian Dollars (CN$5,000) in the aggregate arising with respect to Huntingdon Mills or North Pole, suppliers with which Westbeach has quality or billing disputes as disclosed in Schedule 3.6 (Absence of Certain Changes).

               b. BY MORROW NS. Morrow NS, Morrow and Morrow LLC, jointly and severally, shall indemnify and hold harmless Sellers from and against any and all Losses incurred by Sellers arising out of or in connection with:

                   (1) Any breach or inaccuracy of any representation or warranty made by Morrow NS, Morrow or Morrow LLC in this Agreement.

                   (2) Any failure by Morrow NS, Morrow or Morrow LLC to fulfill any of their respective covenants or other agreements hereunder.

                   Seller's rights to indemnification hereunder shall be in addition to any provided by statute in connection with the offer and sale of securities.

          9.5 INDEMNIFICATION PROCEDURE. Any party will notify the other parties if that party has knowledge of the basis for any claim to which the indemnification obligations in this Exhibit B apply. Promptly after receipt by a party (the Indemnified Party) of notice of any claim by a third party or otherwise that might give rise to indemnification hereunder, the Indemnified Party shall notify the other party (the Indemnifying Party) in writing specifying, in reasonable detail, the nature and amount of the claim and including supporting documentation to the extent available. The Indemnifying Party shall be entitled to assume and have sole control of the defense and settlement of such action or claim and shall notify the Indemnified Party whether or not it will assume such control within ten (10) days after receipt of the Indemnified Party's notice; provided, however, that:

               c. The right to assume and have sole control shall not apply to claims seeking an injunction, restraining order, declaratory relief or other non-monetary relief against the Indemnified Party.

               d. The Indemnified Party shall be entitled to participate in the defense of the claim and, in connection therewith, to employ counsel at its own expense.

               e. Without the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld, the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that requires any action other than the payment of money.

               f. If the Indemnifying Party elects to assume control of the defense of any action in accordance with the foregoing provisions, (i) the Indemnifying Party shall not be liable to the Indemnified Party for any legal fees, costs and expenses incurred by the Indemnified Party in connection with the defense thereof and (ii) the Indemnified Party shall fully cooperate with the Indemnifying Party in such defense. If the Indemnifying Party does not assume control of the defense of the claim in accordance with the foregoing provisions, the Indemnified Party shall have the right to defend such claim, in which case the Indemnifying Party shall pay all reasonable costs and expenses of such defense. The Indemnified Party shall conduct such defense in good faith and shall have the right to settle the matter with the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld.

               g. For purposes of the indemnification obligations hereunder, the decision of a majority in interest of the Significant Shareholders shall bind all of the Significant Shareholders.

          9.6  LIMITS ON INDEMNIFICATION.  Notwithstanding the foregoing:

               h. The indemnification obligations hereunder shall not apply unless the Losses exceed Ten Thousand Canadian Dollars (CN$10,000) for a single incident or Fifty Thousand Canadian Dollars (CN$50,000) in the aggregate.

               b. The maximum aggregate amount of the Significant Shareholders' liability as Indemnifying Parties under this Exhibit B shall be limited to the dollar amounts set forth on Schedule 1.3.b. to the Agreement, unless any of the Significant Shareholders had actual knowledge of the falsity of the related representation or warranty.

          9.7 EXCLUSIVE REMEDY. In the absence of fraud, the indemnification provided in this Exhibit B shall constitute the exclusive remedy of the parties and their respective successors and assigns from and against any and all Losses asserted against, resulting to, imposed upon or incurred or suffered by, any of them, directly or indirectly, as a result of, or based upon or arising from the breach of any representation or warranty in or pursuant to this Agreement.

          9.8 CHARACTERIZATION OF INDEMNITY PAYMENTS. Any indemnification payments made pursuant to this Agreement shall be treated by the parties for Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable law.

          9.9 PAYMENT TERMS. If all or part of any indemnification obligation under this Agreement is not paid when due, the Indemnifying Party shall pay the Indemnified Party interest thereon for each day from the date the amount became due until the date of payment in full, payable on demand, at a rate of twelve percent (12%) per annum.

          9.10 OTHER INDEMNIFICATION MATTERS. Morrow NS's claims pursuant to the foregoing indemnification provisions shall not be limited by any examination made by or on behalf of Morrow NS or its Subsidiaries, the knowledge of Morrow NS or its Subsidiaries or any of their respective officers, directors, shareholders, employees or agents, or the acceptance by Morrow NS of any certificate or opinion. Seller's claims pursuant to the foregoing indemnification provisions shall not be limited by any examination made by Seller or on behalf of Seller, the knowledge of Seller, or its respective officers, directors, shareholders, employees, or agents, or the acceptance by Seller of any certificate or opinion, except that Seller is presumed to have read and understood all materials provided under Paragraph 2.3 of the Agreement. In any action for indemnification under Paragraph 9.4.b.(1), Sellers:

               i. Will be deemed to have relied on the representations and warranties of Morrow NS, Morrow and Morrow LLC in agreeing to the transactions contemplated by the Agreement.

               j. Will not be required to prove that a given misrepresentation by Morrow NS, Morrow or Morrow LLC was intentional.

          9.11 CONTRIBUTION. The Significant Shareholders have indicated they may enter into a contribution agreement with respect to their indemnification obligations hereunder. Any such contribution agreement shall not affect the Significant Shareholders' indemnification obligations hereunder to Morrow NS, Morrow and Morrow LLC, which obligations are joint and several.

                                   EXHIBIT C

                                  ARBITRATION

     1. SELECTION OF ARBITRATOR. Within ten (10) days after a party gives notice of a dispute to be submitted to arbitration, that party shall select an arbitrator from among the following accounting firms in the order listed below, provided that the parties shall eliminate any such firm which, at the time of the dispute subject to arbitration, is handling any matter for any party with an interest in the arbitration:

          a.   Iain MacKay
               MacKay & Partners
               1190 Hornby Street, Suite 1000
               Vancouver, BC

          b.   Bill Davidson
               Davidson & Company
               609 Graville Street, Suite 1270
               Vancouver, BC

          If none of the arbitrators listed above is available at the time of the dispute subject to arbitration, an arbitrator shall be appointed in accordance with the Commercial Arbitration Act (British Columbia).

     2. DECISION BY ARBITRATOR. The arbitrator shall conduct the arbitration in accordance with the rules of the Commercial Arbitration Act (British Columbia) then in effect, provided that:

          a. The parties shall submit their evidence to the arbitrator within fifteen (15) days of its selection.

          b. The arbitrator shall render its decision within fifteen (15) days thereafter.

     3. EXPENSES. The arbitrator's expenses shall be allocated among the parties as determined by the arbitrator, which shall be paid at its normal billing rates, together with reasonable disbursements and including expenses of legal counsel retained by the arbitrator as deemed necessary or appropriate.

     4. HOLD HARMLESS. The parties shall hold the arbitrator harmless with respect to its decision regarding the dispute, unless the arbitrator acts with gross negligence in rendering its decision.

                        WESTBEACH SNOWBOARD CANADA LTD.
                          ALLOCATION OF CONSIDERATION

                       -------------------------------------------------------------------------------------------------------
                           Non-Callable Common                Warrants              $8.00 Options           $5.00 Options
                       -------------------------------------------------------------------------------------------------------
                                    Morrow Shares                     Morrow                  Morrow                    Morrow
                                 -------------------
                         Cash    Escrow   Non Escrow        Cash      Shares        Cash      Shares       Cash         Shares
------------------------------------------------------------------------------------------------------------------------------
Mark Allinoll        $   123,535    3,308     27,145    $         -         -     $     -          -     $     -             -
Dennis Wilson        $   456,812   12,231    100,380    $         -         -     $     -          -     $ 4,355         1,074
Scott Sibley         $   456,812   12,231    100,380    $         -         -     $     -          -     $     -             -
E. Jane Sibley       $    34,437        -      8,489    $         -         -     $     -          -     $     -             -
Richard Mellon       $   456,812   12,231    100,380    $         -         -     $     -          -     $     -             -
Mariaserena Mellen   $    34,437        -      8,489    $         -         -     $     -          -     $     -             -
David A. Hallwell    $    17,218        -      4,245    $    20,484     5,050     $     -          -     $     -             -
Fiona M. Hallwell    $    17,218        -      4,245    $    20,484     5,050     $     -          -     $     -             -
BC Mercantile        $   172,182        -     42,446    $   204,844    50,497     $     -          -     $     -             -
356679 BC Ltd.       $     8,809        -      1,122              -         -     $     -          -     $     -             -
Todd Allinoll        $     3,444        -        849              -         -     $     -          -     $     -             -
A. Klopfer & Assoc.  $     8,609        -      2,122              -         -     $     -          -     $     -             -
G. Alexander Family  $         -        -          -    $     5,121     1,262     $     -          -     $     -             -
Jennifer Bell        $     1,722        -        424              -         -     $     -          -     $     -             -
James M.I. Bruce     $         -        -          -    $    10,242     2,252     $     -          -     $     -             -
Scott Cary           $         -        -          -    $     1,024       252     $     -          -     $     -             -
Angela Chyzyk        $     1,722        -        424    $         -         -     $     -          -     $     -             -
George Fisher        $     6,887        -      1,698    $         -         -     $     -          -     $     -             -
Jay Gundzlk          $     1,722        -        424    $         -         -     $     -          -     $     -             -
Barry Hallwell       $     8,608        -      2,122    $    20,484     5,050     $     -          -     $     -             -
Jone Hallwell        $         -        -          -    $    10,242     5,525     $     -          -     $     -             -
Douglas Irwin        $         -        -          -    $    20,484     5,050     $     -          -     $     -             -
Levante Inc.         $         -        -          -    $   102,422    25,250     $     -          -     $     -             -
Jeffrey D. McCord    $     1,722        -        424    $         -         -     $     -          -     $     -             -
Mark D.Mcintyre      $     1,722        -        424    $         -         -     $     -          -     $     -             -
P. Blair Muflin      $         -        -          -    $         -         -     $     -          -     $ 8,710         2,147
Dean H. Smith        $    17,218        -      4,245    $    20,484     5,050     $     -          -     $     -             -
David K.Suzuki       $     1,722        -        424    $         -         -     $     -          -     $     -             -
Tracey C. Wood       $     1,722        -        424    $         -         -     $     -          -     $     -             -
                     ----------- --------  ---------    -----------  --------     -------    -------     -------       -------
Total                $ 1,834,893   40,001    412,325    $ 436,315.0   107,561     $     -          -     $13,065         3,221
Custodian Holdback

Control Total
--------------------------------------------------------------------------------------------------------------------------------

                         -------------------------------------------------------------------------------------------
                            $2.00 Option            Preferred Shares            Cash                 TOTAL
                         ------------------------------------------------------------------------------------------
                                   Morrow                     Morrow            Callable                    MORROW
                          Cash     Shares          Cash       Shares            Shares          CASH        SHARES
--------------------------------------------------------------------------------------------------------------------
Mark Allinoll            $      -       -         $  4,465       1,101       $    1,200      $  129,200       31,554
Dennis Wilson            $      -       -         $ 16,743       4,127       $        -      $  477,910      117,812
Scott Sibley             $      -       -         $ 16,743       4,127       $        -      $  473,555      116,738
E. Jane Sibley           $      -       -         $      -           -       $   24,000      $   58,437        8,489
Richard Mellon           $      -       -         $ 18,743       4,127       $        -      $  473,555      118,738
Mariaserena Mellen       $      -       -         $      -           -       $   24,000      $   58,437        8,489
David A. Hallwell        $      -       -         $      -           -       $   12,000      $   49,702        9,295
Fiona M. Hallwell        $      -       -         $      -           -       $   12,000      $   49,702        9,295
BC Mercantile            $      -       -         $      -           -       $  121,200      $  498,226       92,943
356679 BC Ltd.           $      -       -         $      -           -       $    8,000      $   14,609        2,122
Todd Allinoll            $      -       -         $      -           -       $    2,400      $    5,844          649
A. Klopfer & Assoc.      $      -       -         $      -           -       $    6,000      $   14,609        2,122
G. Alexander Family      $      -       -         $      -           -       $        -      $    5,121        1,262
Jennifer Bell            $      -       -         $      -           -       $    1,200      $    2,922          424
James M.I. Bruce         $      -       -         $      -           -       $        -      $   10,242        2,525
Scott Cary               $      -       -         $      -           -       $        -      $    1,024          252
Angela Chyzyk            $      -       -         $      -           -       $    1,200      $    2,922          424
George Fisher            $      -       -         $      -           -       $    4,800      $   11,687        1,698
Jay Gundzlk              $      -       -         $      -           -       $    1,200      $    2,922          424
Barry Hallwell           $      -       -         $      -           -       $    6,000      $   35,093        7,172
Jone Hallwell            $      -       -         $      -           -       $        -      $   10,242        2,525
Douglas Irwin            $      -       -         $      -           -       $        -      $   20,484        5,050
Levante Inc.             $      -       -         $      -           -       $        -      $  102,422       25,250
Jeffrey D. McCord        $      -       -         $      -           -       $    1,200      $    2,922          424
Mark D.Mcintyre          $      -       -         $      -           -       $    1,200      $    2,922          424
P. Blair Muflin          $ 31,033   7,650         $      -           -       $        -      $   39,743        9,797
Dean H. Smith            $      -       -         $      -           -       $   12,000      $   49,702        9,295
David K.Suzuki           $      -       -         $      -           -       $    1,200      $    2,922          424
Tracey C. Wood           $      -       -         $      -           -       $    1,200      $    2,922          424
                         --------  ------         ----------  --------       ----------      ----------   ----------
Total                    $ 31,033   7,650         $ 54,694      13,482       $  240,000      $2,610,000      584,240
Custodian Holdback                                                                           $  500,000            -
                                                                                             ----------   ----------
Control Total                                                                                $3,110,000      584,240
--------------------------------------------------------------------------------------------------------------------

                        Westbeach Snowboard Canada Ltd.

                       Allocation of Debenture Repayment

                              -------------------------------------        ---------
                                          1994 Debenture                     1996
                              -------------------------------------
                                             PrePmt                        Debenture
                              Debenture      Penalty        Total
-------------------------------------------------------------------        ---------
Mark Allinott                 $   3,000      $    300     $   3,300        $      -
Dennis Wilson                 $     -        $    -       $     -          $      -
Scott Sibley                  $     -        $    -       $     -          $      -
E. Jane Sibley                $  60,000      $  6,000     $  66,000        $      -
Richard Mellen                $     -        $    -       $     -          $      -
Mariaserena Mellen            $  60,000      $  6,000     $  66,000        $      -
David A. Halliwell            $  30,000      $  3,000     $  33,000        $  100,000
Fiona M. Halliwell            $  30,000      $  3,000     $  33,000        $  100,000
BC Mercantile                 $ 303,000      $ 30,000     $ 333,000        $1,000,000
358679 BC Ltd.                $  15,000      $  1,500     $  16,500        $      -
Todd Allinott                 $   6,000      $    600     $   6,600        $      -
A. Klopfer & Assoc.           $  15,000      $  1,500     $  16,500        $      -
G. Alexander Family           $     -        $    -       $     -          $   25,000
Jennifer Bell                 $   3,000      $    300     $   3,300        $      -
James M.I. Bruce              $     -        $    -       $     -          $   50,000
Scott Cary                    $     -        $    -       $     -          $    5,000
Angela Chyzyk                 $   3,000      $    300     $   3,300        $      -
George Fisher                 $  12,000      $  1,200     $  13,200        $      -
Jay Gundzlk                   $   3,000      $    300     $   3,300        $      -
Barry Halliwell               $  15,000      $  1,500     $  16,500        $  100,000
Ione Halliwell                $     -        $    -       $     -          $   50,000
Douglas Irwin                 $     -        $    -       $     -          $  100,000
Levante Inc.                  $     -        $    -       $     -          $  600,000
Jeffrey D. McCord             $   3,000      $    300     $   3,300        $      -
Mark D. McIntyre              $   3,000      $    300     $   3,300        $      -
P. Blair Mullin               $     -        $    -       $     -          $      -
Dean H. Smith                 $  30,000      $  3,000     $  33,000        $  100,000
David K. Suzuki               $   3,000      $    300     $   3,300        $      -
Tracey C. Wood                $   3,000      $    300     $   3,300        $      -
                              ---------      --------     ---------        ----------
Total                         $ 600,000      $ 60,000     $ 660,000        $2,130,000
Custodian Holdback

Control Total
                              -------------------------------------        ----------

                              SCHEDULE 1.2 B (2)
                               ESCROW ALLOCATION
--------------------------------------------------------------------------------


------------------------------------------
NAME                 NUMBER OF MORROW
                          SHARES
------------------------------------------
Mark Allinott               3,308
------------------------------------------
Dennis Wilson              12,231
------------------------------------------
Scott Sibley               12,231
------------------------------------------
Richard Mellen             12,231
------------------------------------------
TOTAL                      40,000
------------------------------------------

                                SCHEDULE 1.3.A
                       PURCHASE PRICE ADJUSTMENT LIMITS
--------------------------------------------------------------------------------


--------------------------------------------------
SHAREHOLDER               INDIVIDUAL LIMIT IN
                                DOLLARS
--------------------------------------------------
Mark Allinott                  $172,021
--------------------------------------------------
Dennis Wilson                  $636,401
--------------------------------------------------
Scott Sibley                   $636,401
--------------------------------------------------
Richard Mellen                 $636,401
--------------------------------------------------
CUMULATIVE LIMIT             $2,081,223
--------------------------------------------------

[_] Calculation of total proceeds reflects pro-rata Class A Common Shares and Preference Shares and is net of transaction costs.
[_] Adjustments to number of Morrow shares is calculated at US$5.00 per share and an exchange rate of 1.3693

                                 SCHEDULE 3.1

                         DOCUMENTS PROVIDED TO MORROW



1.   Complete list of all subsidiaries
2.   Year end consolidated financial statements for
     .  1996
     .  1995
     .  1994
     .  1993
3.   Interim financial statements for
     .  June 1997
     .  August 1997
     .  September 1997
4.   Copies of 1997 forecasts dated
     .  August
     .  October 22/nd/
5.   Philip Morris "Cease and Desist" order
6.   Copies of the following insurance policies
     .  Westbeach Canada - commercial liability
     .  Westbeach Canada - property
     .  Westbeach Canada - cargo
     .  Westbeach Canada/ USA - accounts receivable
     .  Westbeach USA - property
     .  Westbeach USA - commercial liability
     .  Westbeach GmbH/ UK - Accounts Receivable
7. Evidence of renewal of Westbeach Canada commercial and liability insurance policy
8.   Westbeach USA insurance policy
9.   Lease Agreements:
     .  60 West 7/th/ Head Office
     .  4/th/ Avenue Retail Store
     .  Whistler Retail Store
     .  Bellevue, Washington Retail Store
10.  Agreement with Rainer Diepolder (Sport Fashion Labels)
11.  Agreement with Angela Gram
12.  Agreement with Tom Bollum
13.  Agreement with B.C. Mercantile
14.  Computer Purchase agreement with Barbara Saunders
15.  Employment agreements with
     .  Blair Mullin
     .  Scott Sibley
     .  Dennis Wilson
     .  Mark Allinot
16.  List of Sales Reps by region
17.  List of Distributors by region
18.  List of all direct customers
19. List of employees of Westbeach Canada and all subsidiaries including salaries
20.  Copy of the Westbeach compensation policy
21.  Copy of the option benefits package available to employees
22.  List of all significant contractors
23.  List of all outstanding stock options
24.  List of all outstanding warrants

25.  Copy of request letter from Revenue Canada auditor
26.  Copy of Bank of Nova Scotia Operating Line agreement
27.  Copy of offering memorandum for outstanding debentures
28.  Copies of income tax returns for
     .  Westbeach Snowboard Canada
     .  1996
     .  1995
     .  1994
     .  Westbeach Snowboard USA
     .  1996
     .  1995
29.  August 31 Accounts Receivable Listings for all Westbeach companies
30.  Copy of Westbeach draft Credit Management Policy
31.  Listing of all Fixed Asset Additions for 1996 and 1997
32.  Copies of all Goods and Services Tax returns from January 1996 to current
33.  Copy of Westbeach Shareholder's Agreement
34. Copy of consent resolution of shareholders to amend shareholder's agreement
35. Copies of the minutes of meetings of the Westbeach Snowboard Canada Board of Directors and any committees thereof
36.  Copy of informal agreement with Cowie and Fox
37.  Copy of Royalty agreement with Kevin Young
38.  List of patents, trademarks and other intellectual property
39.  List of ten largest customers with sales amounts
40.  List of all outstanding letters of credit
41.  List of all order cancellations for Fall 1997
42.  List of all reorders for Fall 1997
43.  List of all permits and licenses required to run the business
44.  Shipping plan as of October 28, 1997 for remainder of the Fall 1997 program

                          WESTBEACH SNOWBOARD CANADA
                            SHARE PURCHSE AGREEMENT
                                   SCHEDULES
                         UPDATED OCTOBER 24, 1997

                                 SCHEDULE 3.2
                                CAPITALIZATION
________________________________________________________________________________

[_]  Stock Options:

     .    Blair Mullin 20,000 @ $2.00 - expire 2000
     .    Blair Mullin 20,000@ $5.00 - expire 2000
     .    Blair Mullin 20,000 @ $8.00 - expire 2000
     .    Dennis Wilson 10,000 @ $5.00 - expire 1997

[_]  Warrants

     . See 1996 Consolidated Financial Statements:  Note #5.

                          WESTBEACH SNOWBOARD CANADA
                            SHARE PURCHSE AGREEMENT
                                   SCHEDULES
                           UPDATED OCTOBER 24, 1997

                                 SCHEDULE 3.3
                          SUBSIDIARIES AND AFFILIATES
________________________________________________________________________________

SUBSIDIARIES

[_]  Westbeach Snowboard USA Inc. - USA
[_]  Westbeach Snowboard Gesellschaft m.b.H. - Austria
[_]  Westbeach UK Limited - United Kingdom

                          WESTBEACH SNOWBOARD CANADA
                            SHARE PURCHSE AGREEMENT
                                   SCHEDULES
                           UPDATED OCTOBER 24, 1997

                                 SCHEDULE 3.4
                                 NO CONFLICTS
________________________________________________________________________________

c.   Agreements/ Undertakings

     [_]  Bank of Nova Scotia Operating Line
     [_]  Operating lease agreements - see S3.11
     [_] Notice must be provided within 30 days to Investment Canada re, change of control
     [_] Authorized Dealer Agreement dated May 24, 1995 between The Burton Corporation and Westbeach Snowboard Canada Ltd.

                          WESTBEACH SNOWBOARD CANADA
                            SHARE PURCHSE AGREEMENT
                                   SCHEDULES
                        UPDATED OCTOBER 24, 1997

                                 SCHEDULE 3.5
                             FINANCIAL STATEMENTS
________________________________________________________________________________

[_]  See attached financial statements as at June 30, 1997.

[_] Revenue Canada Audit is outstanding. See letter from Madelaine Woo of Revenue Canada to Blair Mullin dated September 11, 1997 provided.

[_] Prepaid amounts to suppliers as reflected in June 30, 1997 Balance Sheet were $70,063.

[_] Adjustment for unaccrued interest on short-term loan from Levante at June 30, 1997 - USD $22,806.

[_]  Adjustment for unaccrued fees to independent Directors - CAD $8,500.

[_] Adjustment for recognition of Income Tax liability for Westbeach GmbH as at September 30, 1996 - ATS 252,000 less accrual ATS 109,897.

[_] No accrual made for Income Tax for Westbeach GmbH or Westbeach UK in respect of fiscal 1997.

                          WESTBEACH SNOWBOARD CANADA
                            SHARE PURCHSE AGREEMENT
                                   SCHEDULES
                           UPDATED OCTOBER 24, 1997

                                 SCHEDULE 3.6
                          ABSENCE OF CERTAIN CHANGES
________________________________________________________________________________

a. Production of Fall 97 clothing has fallen behind schedule in both Canada and China. Up to US$250,000 of Fall 97 revenues is at risk due to this circumstance.

b.   Sale of the Homeless trademark in July 1997.

c. Issuance of draft Credit Management Policy. This is being used for Fall 1997 customer account management.

     Beginning August Accounts Receivable from Sales Reps have been reclassified from "Trade Receivables" to "Other Receivables".

e. The Company, as at October 24/th/ 1997, had not completed shipments to the following customers pursuant to Letters of Credit for which final ship dates had passed (for details of the LC's see S3.10):/1/

     [_]  Levante
     [_]  One Off
     [_]  John Doe
     [_]  TEO

     The Company does not foresee any cancellation of orders as a result of the late shipments.

f.   Damage Destruction or Loss

     [_] Breakins at the West 4/th/ Avenue Retail Store in Vancouver resulted in the loss of some sample clothing items and loss of a stereo valued at ~$3,500.

_______________________________________
/1/ Goods will continue to be shipped under these LC's. The fact that the LC under which payment is being made has expired prior to shipment is considered a discrepancy. All discrepancies must be accepted by the customer prior to the turnover of documents giving title to the goods. Once this acceptance has been given, payment is irrevocable.

                          WESTBEACH SNOWBOARD CANADA
                            SHARE PURCHSE AGREEMENT
                                   SCHEDULES
                            UPDATED OCTOBER 24, 1997

     [_] An employee theft of $4,600 at the Whistler Retail Store occurred in July.


g.   Commitments, Transactions, Undertakings

     [_] Approval August 20, 1997 for expenditure of CAD $10,250 for Fixed Assets in the Innsbruck office and warehouse.

     [_] Approval given for purchase of "Pick and Pack" software for approximately $7,000.

     [_] Retention of Tom Bollum for three month contract beginning July 1, 1997 to manage the Retail division at $5,000 per month. Contract terminated as of October 31, 1997.

     [_] Retention of Sport Fashion Labels (Rainer Diepolder) as European Operations Manager effective July 1 at DM 6,500 per month until December 31, 1997. SFL was previously the company's distributor in Germany. Pursuant to this agreement, the Company is obligated to repurchase approximately USD $15,000 of SFL inventory. No commitment has been made beyond December 31, 1997.

     [_]  Prepayment of UKP 951.75 for Soltex trade show (Europe)

     [_] Retention of Angela Grams as Production Consultant for 12 months beginning June 1, 1997 at $3,000 per month. Contract cancelable on 30 days notice.

k.   The Federal Income Tax audit by Revenue Canada continues.

p.   Credit granted under terms of draft Credit Management Policy.

q. Delays in payment to the following suppliers are pending the resolution of quality disputes (these disputes are in the normal course of business);

     [_]  Huntingdon Mills (now paid) - maximum potential liability - $10,000

     [_]  North Pole - maximum potential liability - $10,000

                          WESTBEACH SNOWBOARD CANADA
                            SHARE PURCHSE AGREEMENT
                                   SCHEDULES
                           UPDATED OCTOBER 24, 1997

s.   "Homeless" trademark sold in July.

                          WESTBEACH SNOWBOARD CANADA
                            SHARE PURCHSE AGREEMENT
                                   SCHEDULES
                           UPDATED OCTOBER 24, 1997

                                  SCHEDULE 3.7
                                  LIABILITIES
________________________________________________________________________________


[_] There is a liability in respect of royalties to be paid to one of the company's team riders for product design and marketing for the Fall 1997 and Fall 1998 outerwear programs. Such royalties are not expected to exceed $4,700 in 1997 and $10,000 in 1998. See attached letter Royalty for Designing one Fabric of the 1997 Fall Line./2/ This liability will be booked as the goods are shipped.



____________________________
/2/ There is no documented agreement with respect to this arrangement other than the letter referenced.

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SHCEDULES
                           UPDATED OCTOBER 24, 1997


                                 SCHEDULE 3.8
                                  LITIGATION
--------------------------------------------------------------------------------

[_] Phillip Morris "cease & desist" order was received in December 1996. This has been acknowledged and complied with.

[_]  See documentation provided re, S3.12.

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SHCEDULES
                           UPDATED OCTOBER 24, 1997


                                 SCHEDULE 3.9
                          GOVERNMENTAL AUTHORIZATIONS
--------------------------------------------------------------------------------

The following governmental consents, licenses, authorizations are necessary for the company to carry on business:

[_] City of Vancouver business license for retail operation for 1766 West 4/th/ Avenue.

[_] City of Vancouver business license for manufacturing operation for 60 West 7/th/ Avenue.

[_]  Burglar alarm permit for 60 West 7/th/ Avenue

[_]  Burglar alarm permit for 1766 West 4/th/ Avenue

[_]  Village of Whistler business license

[_]  Provincial Social Services Tax registration (BC)

[_]  Federal Goods and Services Tax registration

[_]  Worker's Compensation Board registration

[_]  City of Bellevue [Seattle] business license

[_]  Washington State Sales Tax registration

[_]  VAT registration - Westbeach GmbH

[_]  Austrian Trade License

[_]  VAT registration - Westbeach UK

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SHCEDULES
                           UPDATED OCTOBER 24, 1997


                                 SCHEDULE 3.10
                             MATERIAL UNDERTAKINGS
--------------------------------------------------------------------------------

a(i)   Obligation for borrowed money

       [_]  Short term loan from Levante due November 30, 1997

a(ii)  Obligation evidenced by bonds or debentures

       [_]  Bank of Nova Scotia Operating Loan agreement

       [_]  1994 Debenture

       [_]  1996 Debenture

a(vi)  Guaranty of Liabilities or Obligations of Others

       [_] Westbeach Canada guarantees the indebtedness of Westbeach USA to Burton Snowboards

a(vii) Agreement obligating payments or generating receipts of greater than
       $15,000
       [_]  See list of operating leases under S3.11

       [_] Agreements for production of Fall 1998 sample line for aggregate value of ~ $250,000 including;
            . fabric commitments Pontex Tiger and Kyodo Sangyo and,
            . Cut and sew commitment with Pama (H.K.) Ltd.

       [_]  Design Consulting agreement with Cowie and Fox Creative

       [_]  Advertising agreement with Transworld Snowboarding Magazine

       [_] Letters of Credit with amounts outstanding as at October 27, 1997 and expiry dates
            .  As Applicant
            .. Pama (H.K.) Ltd. - USD $201,645 expires November 21, 1997

a(viii)Trade agreements concerning the delivery of the company's goods.

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SHCEDULES
                           UPDATED OCTOBER 24, 1997


       [_] The company maintain agreements with the following Distributors in the following countries;/3/

            .  Japan
               Levante Inc.
               3F 2-13-2 Tamagawadai
               Setagaya-Ku, Tokyo
               158 Japan
            .  Sweden
               One Off
               Klipanvagen 262
               71 Angelholm,
               Sweden
            .  Spain - Contorn
            .  Czech Republic - Stigma
            .  Finland - SK Import
            .  Korea - Paramount Trading
            .  Australia - Empire Distribution
            .  New Zealand - Alpine Apparel
            .  Norway
               TEO Sports International
               Box 475
               N - 2601, Lillehammer
               Norway
            .  Switzerland
               John Doe AG
               Postfach 477
               Lagerhausstrasse 18
               8401 Winterthur
               Switzerland

       [_] The company also has Sales Reps earning 8% on Fall sales and 10% on Spring sales in the following countries;/4/
            .  Canada
            .  USA

____________________________
/3/ All Distributors and Sales Reps have exclusive rights to market Westbeach products in their region. No Distributor or Sales Rep is required to handle Westbeach products exclusively.
/4/  See attached listing of all of the company's Sales Reps by geographic area.

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SHCEDULES
                           UPDATED OCTOBER 24, 1997




            .  Austria
            .  United Kingdom
            .  France
            . Holland

       [_] The company also has Sales Reps in Germany who receive a 10% commission on both Spring and Fall sales.

       [_] For a list of all Sales Reps and their territories, please see attached lists.

a(ix)  Any agreement granting a lien on any property or asset

       [_]  Bank of Nova Scotia Operating Loan Agreement

       [_]  1994 Debenture Issue

       [_]  1996 Debenture Issue

b(i/ii)Agreements effecting employment relationships

   [_] Employment agreements
         .. Blair Mullin
         .. Bonus for 1997 - undetermined
         .. Severence benefits - three (3) months on termination twelve (12) months if on change of control

   [_] Employment/ non competition agreements/5/
       . Dennis Wilson
       . Scott Sibley
       . Mark Allinott

   [_] Non - competition agreements
       . Richard Mellen

   [_] BC Mercantile Advisory agreement


__________________________________
/5/ See employment agreements provided.

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SHCEDULES
                           UPDATED OCTOBER 24, 1997



       [_]  Contract with Angela Grams (see S3.6)

       [_]  Agreement with Reiner Diepolder (see S3.6)

       [_]  Operating Loan agreement with Bank of Nova Scotia

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SHCEDULES
                           UPDATED OCTOBER 24, 1997


                                 SCHEDULE 3.11
                        TITLE AND CONDITION OF PROPERTY
--------------------------------------------------------------------------------

The company does not own any real property.

The following are real property leased by Westbeach:

[_]  Corporate Office and Warehouse
     60 west 7/th/ Avenue
     Vancouver, BC

[_]  Vancouver Retail Store
     1766 West 4/th/ Avenue
     Vancouver, BC

[_]  Whistler Retail Store
     119 - 4350 Lorimar Road
     Whistler, BC

[_]  Whistler Retail Store Manager's Residence
     2222 Castle Drive
     Whistler, BC

[_]  Seattle Retail Store and Warehouse
     304 - 105 Avenue NE
     Bellevue, Washington 98004

[_]  European Office and Warehouse
     BachlechnerstraBe.23
     A - 6020 Innsbruck, Austria

[_]  Sport Fashion Labels (used as transshipment warehouse)
     Forststr. 1
     86940 Schwifting
     Germany/6/

__________________________________
/6/ The Schwifting warehouse is leased by Sport Fashion Labels who carries all responsibility for payment of the lease. The use of this warehouse is noted in the agreement with Rainer Diepolder (SFL principal). Westbeach does not have a copy of the lease. See also, comments under S3.6 re, Sport Fashion Labels agreement.

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SHCEDULES
                           UPDATED OCTOBER 24, 1997


The company is not able to warranty that the premises that it leases do not encroach on the property of others.

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SHCEDULES
                           UPDATED OCTOBER 24, 1997


                                 SCHEDULE 3.12
                             INTELLECTUAL PROPERTY
--------------------------------------------------------------------------------

b.   List of Patents, Trademarks etc.

     [_]  See attached schedule

     [_] Note that the company's trademark to sell clothing in Japan includes "special sports clothing" only.

e.   See comment under 3.12(b) above

                                 SCHEDULE 3.12

________________________________________________________________________________

1.   AUSTRALIA
     ---------

(A)  WORD MARK (WESTBEACH)

     Status:              Registered

     Registration Nos:        A510416             Class 25
                              A510417             Class 18

     Registration Date:       May 10, 1989

     Renewal/Expiry date: May 10, 2006.

     Original Certificate:    Yes

     Local Agent:             Carter Smith & Beadle, PO Box 557,
                              Camberwell, Victoria 3124, Australia

                              Tel: 61 3 9882 0599
                              Fax: 61 3 9882 9854

(B)  THREE SNOWBOARDER LOGO

     Status:              Registered

     Registration Nos:        A601592             Class 14
                              A601593             Class 18
                              A601594             Class 25
                              A601595             Class 28

     Registration Date:       April 30, 1993

     Renewal/Expiry Date: April 30, 2003

     Original Certificates: Yes

     Local Agent:             Griffith Hack, GPO Box 4164, Sydney NSW 2001,
                              Australia
                              Tel: 612 9957 5944
                              Fax: 612 9957 6288

________________________________________________________________________________


2.   AUSTRIA
     -------


(A)  WORD MARK (WESTBEACH)

     Status:              Registered

     Registration No.         126 322             Classes 18 and 25

     Renewal/Expiry date: August 2, 1999.

     Original Certificate:    No - only copy

     Local Agent:             Dipl. Ing. Adolf Kretschmer, Dr. Thomas M.
                              Haffner, Schottengasse 3a, A-1014 Wien 1, Austria

                              Tel: 43 1 533 25 04
                              Fax: 43 1 533 92 50


(B)  THREE SNOWBOARDER LOGO

     Status:              Registered

     Registration No.         147 702             Classes 14, 18, 25 and 28

     Registration Date:       June 23, 1993

     Renewal/Expiry date: June 23, 2003.

     Original Certificate:    Yes

     Local Agent:             Erinnerung, Singerstrasse 13, A-1011 Wien, Austria

                              Tel: 43 1 512 23 02
                              Fax: 43 1 513 37 09

________________________________________________________________________________

3.   BENELUX
     -------


(A)  WORD MARK (WESTBEACH)

     Status:              Registered

     Registration No.         457928              Classes 18 and 25

     Renewal/Expiry date: March 16, 1999.

     Original Certificate:    No - only copy

     Local Agent:             Vereenigde, Postbus 87930, DH Den Haag,
                              Netherlands

                              Tel: 70 3500 464
                              Fax: 70 35 227 23


(B)  THREE SNOWBOARDER LOGO

     Status:              Registered

     Registration No.         534413              Classes 14, 18 and 25

     Registration Date:       July 15, 1993

     Renewal/Expiry date: July 15, 2003.

     Registration No.         556385  Class 28

     Registration Date:       September 13, 1994

     Renewal/Expiry Date: September 13, 2004

     Original Certificates: Yes

     Local Agent:             De Brauw Blackstone Westbroek, Rue Brederode 13,
                              B-1000 Brussels, Belgium

                              Tel: 32-2 517 94 11
                              Fax: 32-2 517 94 94

________________________________________________________________________________

4.   CANADA
     ------


(A)  WORD MARK (WESTBEACH)

     Status:              Registered

     Registration No.         343,815             Extended to include additional
                                                  wares July 15, 1994.

     Registration Date:       August 12, 1988

     Expiry date:             August 12, 2003.

     Original Certificate:    No - copy only

     Local Agent:             Boughton Peterson Yang Anderson, 2500 - 1055
                              Dunsmuir Street, PO Box 49290, Vancouver,
                              BC V7X 1S8

                              Tel: (604) 687 6789
                              Fax: (604) 683 5317


(B)  THREE SURFBOARDER LOGO & WESTBEACH

     Status:              Registered

     Registration No.         344,461             Extended to include additional
                                                  wares July 15, 1994.

     Registration Date:       September 9, 1988

     Renewal/Expiry date: September 9, 2003

     Original Certificate:    No - copy only


(C)  THREE SURFBOARDER LOGO

     Status:              Registered

     Registration No.         357,606             Extended to include additional
                                                  wares July15, 1994.

     Registration Date:       June 23, 1989

     Renewal/Expiry date:     June 23, 2004.

     Original Certificate:    No - copy only

________________________________________________________________________________

5.   CZECH REPUBLIC
     --------------

(A)  WORD MARK (WESTBEACH)

     Status:             Pending

     Application No.          0-100915-95  Classes 18, 25 and 28)

     Application Date:        June 5, 1995

     Local Agent:             Associated Law Offices, Vsetecka & Partners,
                              Halkova 2, 120 00 Praha 2, Czech Republic

                              Tel: 2 24 21 62 22
                              Fax: 2 24 22 25 60

________________________________________________________________________________

6.   DENMARK
     -------

(A)  WORD MARK (WESTBEACH)

     Status:             Registered

     Registration No.         6401-1990  Classes 18 and 25

     Registration Date:       September 28, 1990

     Renewal/Expiry date:     September 28, 2000.

     Original Certificate:    Yes

     Local Agent:             Plougmann & Vingtoft, Sankt Annoe Plads 11, Box
                              3007, DK-1021 Copenhagen K, Denmark

                         Tel: 45 33 11 05 66
                         Fax: 45 33 11 18 87

________________________________________________________________________________

7.   EUROPEAN COMMUNITY
     ------------------

(A)  WORD MARK (WESTBEACH)

     Status:             Pending

     Application No.          473744   (Classes 16, 18, 25 and 41)

     Application Date:        April 10, 1996

     Local Agents:       Clifford Chance, 200 Aldersgate Street, London EC1A
                              4JJ, England

                              Tel: 44 171 600 1000
                              Fax: 44 171 600 5555

________________________________________________________________________________

8.   FRANCE
     ------

(A)  WORD MARK (WESTBEACH)

     Status:             Registered

     Registration No.         1436421    Class 25 only.

     Renewal/Expiry date:     November 20, 1997.

     Comments:                This was pencilled in on the list which we
                              received client and Punder Volhard, but we have no further information or details about this registration or the agents who filed the original application.

     Original Certificate:    No

(B)  THREE SNOWBOARDER LOGO

     Status:             Registered

     Registration No.         93458422   Classes 14, 18, 25 and 28.

     Registration Date:       March 8, 1993

     Renewal/Expiry date:     March 7, 2003.

     Original Certificate:    Yes

     Local Agent:             Clifford Chance, 200 Aldersgate Street, London
                              EC1A 4JJ, England

                              Tel: 44 171 600 1000
                              Fax: 44 171 600 5555

________________________________________________________________________________

9.   GERMANY
     -------


(A)  WORD MARK (WESTBEACH)

     Status:             Registration expired

     Registration No.         1132456    Class 25 only.

     Renewal/Expiry date:     November 20, 1997.

     Comments:                Agents instructed to renew before expiry.


(B)  THREE SNOWBOARDER LOGO

     Status:             Registered

     Registration No.         2045595    Classes 14, 18, 25 and 28.

     Registration Date:       September 23, 1993

     Renewal/Expiry date:     January 5, 2003.

     Original Certificate:         Yes

     Local Agent:                  Ruschke Lewald Hartmann & Partners,
                                   Pienzenauerstrasse 2, 81679 Munchen, Germany

                                   Tel: 89 98 49 34
                                   Fax: 89 98 71 05

________________________________________________________________________________

10.  HONG KONG
     ---------

(A)  WORD MARK (WESTBEACH)

     Status:             Lapsed

     Registration No.         B3825/1990      Class 18
                              B000989/1992  Class 25


     Renewal/Expiry date:     May 5, 1996     (Class 18)
                              May 5, 1996     (Class 25)

     Original Certificate:    Yes

     Local Agent:             Deacon Graham & Jones, Alexandra House, 3rd-6th
                              Floors, Hong Kong

                              Tel: 852 2825 9211
                              Fax: 852 2810 0431

________________________________________________________________________________

11.  ITALY
     -----

(A)  WORD MARK (WESTBEACH)

     Status:             Registered

     Registration No.         510 394    Class 25 only.

     Renewal/Expiry date:     November 20, 1997.

(B)  THREE SNOWBOARDER LOGO

     Status:             Registered

     Registration No.         RM93C/000461  Classes 14, 18, 25 and 28.

     Registration Date:       February 17, 1993

     Renewal/Expiry date:     February 17, 2003.

     Original Certificate:    Yes

     Local Agent:             Ing. Barzano & Zanardo Roma S.p.A, 26 Via
                              Piemonte, 00187 Roma, Italy

                              Tel: 6 47 43 241
                              Fax: 6 48 70 273

________________________________________________________________________________

12.  JAPAN
     -----

(A)  WORD MARK (WESTBEACH)

     Status:                  Registered

     Registration No.                        2334876  Class 21 (Japanese)

     Renewal/Expiry date:     September 30, 2001.

     Original Certificate:    Yes

     Application No.          Not yet available       Class 25

     Application date:        August 7, 1997

     Application No.          Not yet available       Class 28


(B)  THREE SNOWBOARDER LOGO

     Status:                  Registered

     Registration No.         3178899  Class 14
                              3178900  Class 18

     Registration Date:       July 31, 1996

     Renewal/Expiry Date:     July 31, 2006

     Registration No.         3189122  Class 25

     Registration Date:       August 30, 1996

     Renewal/Expiry Date:     August 30, 2006

     Registration No.         3205900  Class 28

     Registration Date:       May 16, 1997

     Renewal/Expiry Date:     May 16, 2007

     Original Certificates:   Yes

     Local Agents:            Kashiwagi Sogo Law Offices, Atago Toyo Building,
                                 3-4 Atago 1-Chome, Minato-ku, Tokyo 105, Japan

                              Tel: 81 3 5472 5050
                              Fax: 81 3 5472 5077


(C)  REGISTRATIONS ASSIGNED TO WESTBEACH

     Three Snowboarder Logo   Class 24 (Japan)

     Registration No.         2648294

     Registration date:       April 28, 1994

     Renewal/Expiry Date:     April 28, 2004

     Original Certificates:   No


     WESTBEACH & Snowboarder Logo   Class 24 (Japan)

     Registration No.         2686740

     Registration date:       July 29, 1994

     Renewal/Expiry Date:     July 29, 2004

     Original Certificate:    No


(D)  CIRCLE & MAPLE LEAF DESIGN

     Status:                  Pending

     Application no.:         Not yet available    Class 25
                                                   Class 28

     Application date:        August 7, 1997

     Local agent:             Same as above

________________________________________________________________________________

13.  NORWAY
     ------

(A)  WORD MARK (WESTBEACH)

     Status:                  Registered

     Registration No.         143 228    Classes 18 and 25

     Renewal/Expiry date:     October 25, 2000

     Original Certificate:    Yes

     Agent:                   Punder Volhard Weber Axster, Postfach 111442,
                                   Mainzer Landstrasse 46, 6000 Frankfurt Am
                                   Main, Germany

                              Tel: 69 71 9901
                              Fax: 69 71 99 600

________________________________________________________________________________

14.  PEOPLE'S REPUBLIC OF CHINA
     --------------------------

(A)  WORD MARK (WESTBEACH)

     Status:                  Pending in classes 18, 25 and 28

     Application Date:        August 7, 1996

     Local Agent:             Shanghai Patent & Trademark Agency, 435 Guiping
                              Road, Caohejing Hi-Tech Park, Shanghai 200233,
                              China

                              Tel: 86 21 64853500
                              Fax: 86 21 64828651

________________________________________________________________________________


15.  SINGAPORE
     ---------

(A)  WORD MARK (WESTBEACH)

     Status:                  Registration expired

     Registration No.         3230/89    Class 18
                              3231/90    Class 25

     Expiry date:             May 23, 1996.

     Comments:                Not renewed per client's instructions

     Original Certificate:    Yes

     Agent:                   Punder Volhard Weber Axster, Postfach 111442,
                                   Mainzer Landstrasse 46, 6000 Frankfurt Am
                                   Main, Germany

                              Tel: 69 71 9901
                              Fax: 69 71 99 600

________________________________________________________________________________

16.  SLOVAK REPUBLIC
     ---------------

(A)  WORD MARK (WESTBEACH)

     Status:             Pending

     Application No.          Poz-1603-95


     Application Date:        June 7, 1995

     Local Agent:             Associated Law Offices, Vsetecka & Partners,
                              Halkova 2, 120 00 Praha 2, Czech Republic

                              Tel: 2 24 21 62 22
                              Fax: 2 24 22 25 60

________________________________________________________________________________

17.  SPAIN
     -----

(A)  WORD MARK (WESTBEACH)

     Status:             Registered

     Registration No.         1322348   Class 18
                              1322349   Class 25

     Registration Date:       May 8, 1989

     Renewal/Expiry date:     May 8, 1999.

     Original Certificate:    Yes

(B)  THREE SNOWBOARDER LOGO

     Status:             Registered

     Registration No.         1741411   Class 14
                              1741412   Class 18
                              1741413   Class 25
                              1741414   Class 28

     Expiry date:             January 27, 2003.

     Original Certificate:    Yes

     Local Agent:             Roeb & Co. S.L., Apartado Postal 365, 28080
                              Madrid, Spain

                              Tel: 34 1 555 65 97
                              Fax: 34 1 556 35 34

________________________________________________________________________________

18.  SWEDEN
     ------


(A)  WORD MARK (WESTBEACH)

     Status:             Registered

     Registration No.         222 027   Classes 18 and 25.

     Registration Date:       March 21, 1991

     Expiry date:             March 22, 2001.

     Original Certificate:    Yes

     Agent:              Punder Volhard Weber Axster, Postfach 111442, Mainzer
                              Landstrasse 46, 6000 Frankfurt Am Main, Germany

                              Tel: 69 71 9901
                              Fax: 69 71 99 600


(B)  THREE SNOWBOARDER LOGO

     Status:             Registered

     Registration No.         253 160   Classes 14, 18, 25 and 28.


     Registration Date:       November 5, 1993

     Renewal/Expiry date:     November 5, 2003.

     Original Certificate:    Yes

     Local Agent:             Lagerlof & Leman, Strandvagen 7A, Box 5402, S-
                              11484 Stockholm, Sweden

                              Tel: 46 8 665 66 00
                              Fax: 46 8 667 68 83

________________________________________________________________________________

19.  SWITZERLAND
     -----------


(A)  WORD MARK (WESTBEACH)

     Status:             Registered

     Registration No.         371 372   Classes 18 and 25

     Renewal/Expiry date:     20 years from the date that the application was
                              received by the Swiss trade marks office. This may have been March 16, 1989, but we would have to check with the previous agent to confirm.

     Original Certificate:    Yes


(B)  THREE SNOWBOARDER LOGO

     Status:             Registered

     Registration No.         403 276   Classes 14, 18, 25 and 28

     Registration Date:       January 4, 1993

     Expiry date:             January 4, 2013.

     Original Certificate:    Yes

     Local Agent:             Novamark S.A., 9 rue du Valais, 1202 Geneva,
                              Switzerland

                              Tel: 41 22 738 21 61
                              Fax: 41 22 731 33 84

________________________________________________________________________________

20.  TURKEY
     ------


(A)  WORD MARK (WESTBEACH)

     Status:             Registered

     Registration No.         113 882   Classes 18 and 25

     Registration Date:       April 7, 1989

     Renewal/Expiry date:     April 7, 1999.

     Original Certificate:    Yes

     Local Agent:             Deris Patents & Trademarks Agency Ltd., PO Box
                              575, Karakoy, Istanbul, Turkey

                              Tel: 90 212 252 61 22 23
                              Fax: 90 212 293 7676

________________________________________________________________________________

21.  UNITED KINGDOM
     --------------


(A)  WORD MARK (WESTBEACH)

     Status:             Registered

     Registration No.         1327554   Class 25 only

     Registration Date:       May 22, 2004

     Renewal/Expiry date:     May 22, 2008.

     Original Certificate:    No

     Local Agent:             Page White & Farrer, 54 Doughty Street, London
                              WC1N 2LS, England
                              Tel: 44 171 831 7929
                              Fax: 44 171 831 8040

(B)  THREE SNOWBOARDER LOGO

     Status:             Registered

     Registration No.         1522633   Class 14
                              1522634   Class 18
                              1522636   Class 28
                              1522635   Class 25

     Registration Date:       December 24, 1992

     Renewal/Expiry Date:     December 24, 1999

     Expiry date:             December 24, 1999 (for Class 14, 18 & 28).

     Original Certificates:   Yes

     Local Agent:             Clifford Chance, 200 Aldersgate Street, London
                              EC1A 4JJ, England

                              Tel: 44 171 600 1000
                              Fax: 44 171 600 5555

________________________________________________________________________________

22.  UNITED STATES
     -------------


(A)  WORD MARK (WESTBEACH)

     Status:             Registered

     Registration No.         1909709   Classes 6, 14, 18, 20, 25 and 28

     Registration Date:       August 8, 1995

     Renewal/Expiry Date:     August 8, 2005

     Original Certificate:    Yes

(B)  THREE SNOWBOARDER LOGO

     Status:             Registered

     Registration No.         1771357   Classes 14, 18, 25 and 28

     Registration Date:       May 18, 1993

     Renewal/Expiry date:     May 18, 2003.

     Original Certificate:    Yes


(C)  THREE SNOWBOARDER LOGO (SERVICE MARK)

     Status:             Registered

     Registration No.         2016009   Class 42

     Registration Date:       November 12, 1996

     Renewal/Expiry Date:     November 12, 2006


________________________________________________________________________________

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SCHEDULES
                           UPDATED OCTOBER 24, 1997

                                 SCHEDULE 3.14
                                     TAXES
________________________________________________________________________________

b.   Tax Audits

     [_] Revenue Canada audit is outstanding.  See comments under S3.5

c.   Tax Authorities Requests for Information

     [_] The Revenue Canada auditor has requested working papers related to an alleged valuation of the company. This valuation has not been provided and inquiries to the company's auditor and legal counsel indicate that the valuation was not done.

w.   For all tax elections see 1996 Income Tax returns.

x.   For current tax basis of the company's assets see 1996 Income Tax returns.

y. For current and accumulated earnings and profits of the Company see year-end and interim financial statements previously provided.

z. For tax credit and carry - forward information see 1996 Income Tax returns previously provided.

[_] All tax filings including Income Tax, Goods and Services Tax, Provincial
    Sales Tax, employment deductions remittances are up to date.

[_] Canadian tax installments in Canada have been made for the 1997 taxation year in accordance with the provisions of the Canadian Income Tax Act.

[_] Income Tax liability for recognized in Westbeach GmbH as at September 30,
    1996 is ATS 109,897. The draft Austrian Income Tax return as at September 30, 1996 indicates a liability of ATS 252,000.

[_] There has been no recognition of any tax liability for Westbeach GmbH or Westbeach UK for fiscal 1997.

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SCHEDULES
                           UPDATED OCTOBER 24, 1997

                                 SCHEDULE 3.15
                            EMPLOYEE BENEFIT PLANS

________________________________________________________________________________

a.(i)     Employee Benefit Plans

          [_] Standard company benefits plan (see copy provided)

a.(ii)    Stock Options:

          [_] See S3.2 for outstanding Stock Options

a.(iii)   Bonus Plan

          [_] See Compensation Policy provided

a.(iv)    Senior Management Plans

          [_] The Company has three Key Man insurance policies on senior management;

              . Bank of Nova Scotia
                .. Scott Sibley
                .. Mark Allinott
                .. Dennis Wilson

              . 1994 Debenture Issue
                .. Scott Sibley
                .. Mark Allinott
                .. Dennis Wilson
                .. Richard Mellen

              . 1996 Debenture Issue
                .. Blair Mullin
                .. Scott Sibley
                .. Mark Allinott
                .. Dennis Wilson

          [_] Mortgage supplement plan through Investor's Group for Scott Sibley

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SCHEDULES
                           UPDATED OCTOBER 24, 1997

a.(v)     Severance Agreements:/7/

          [_] See comments under S3.10.

          [_] P Blair Mullin

          [_] Dennis Wilson

          [_] Mark Allinott

          [_] Scott Sibley

c.(i)     Severance Benefits Initiated by Transaction

          [_] Blair Mullin - see S3.10

          [_] Brian Bacon - Board of Directors resolution calling for success fee of $25,000 payable on closing./8/


__________________
/7/ See comments under $3.10
/8/ This payment is a liability of the selling shareholders.

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SCHEDULES
                           UPDATED OCTOBER 24, 1997

                                 SCHEDULE 3.16
                                EMPLOYEE MATTERS
________________________________________________________________________________

a.   Employee matters

     [_]  Employees and salaries - see attached lists

          . Westbeach Canada
          . Westbeach USA
          . Westbeach GmbH
          . Westbeach UK - not applicable, no employees

     [_] The Company believes that, as discussed with Morrow, it may have employee liability obligations not recorded in the books. These obligations are estimated to be not in excess of $20,000.

     [_] Employees are reimbursed for expenses incurred in the performance of company business. These provisions are not stipulated in any employment agreements. Acceptance of expense submissions is at the discretion of the department manager in the context of his or her operating budget. All employee expense reimbursements are generally submitted within thirty (30) days and there are no material outstanding expense reimbursement claims for periods beyond thirty
          (30) days.

     [_] To the best of the Company's knowledge, it is in compliance in all respects with its employee related obligations in the USA and Austrian subsidiaries.

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SCHEDULES
                           UPDATED OCTOBER 24, 1997

                                 SCHEDULE 3.17
                          RELATED PARTY TRANSACTIONS
________________________________________________________________________________

[_] Advisory agreement with BCMC.

[_] Consulting agreement with Tom Bollum who is a director of Westbeach.

[_] Rental of condo from Whistler Retail Store Manager.

[_] The Company is not indebted to any shareholder, director, officer, employee or agent of the Company except that some individuals in the aforementioned groups are debenture holders.

[_] No shareholder, director, officer, employee or agent of the Company is indebted to the Company with the exception of one employee who has an employee loan for a computer purchase repayable monthly over one year without interest (see attached).

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SCHEDULES
                           UPDATED OCTOBER 24, 1997

                                 SCHEDULE 3.18
                              INSURANCE POLICIES
________________________________________________________________________________

List of all insurance policies:

[_] Property Insurance Canada: Policy expires August 1, 1998 and is currently being renewed. See copy of policy provided.

[_] Property Insurance USA: Policy runs for one year beginning November 19,
    1996. Coverage and deductible vary according to incident - see copy of policy provided.

[_] Property Insurance Austria: Policy expires August 1, 2008. Coverage and deductible vary according to incident - see summary of terms attached.

[_] Cargo:  Policy amount CAD $300,000 by sea, rail, truck or air with a CAD
    $100,000 limit on any one package shipped by air; policy effective November 29, 1996; deductable CAD $200 per claim.

[_] Accounts Receivable Canada and USA: Policy Amount - $400,000 (nominal dollars); one year term commencing July 1, 1997; covering selected accounts over $7,000 (nominal currency); deductable of $30,000.

[_] Accounts Receivable Export (Europe): Policy amount - USD $200,000; loss
    %'age 90%/10%; one year term commencing August 1, 1997; covering selected accounts of any value; deductible of $7,500.

[_] Key person insurance policies;
    . See S3.15

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SCHEDULES
                           UPDATED OCTOBER 24, 1997

                                 SCHEDULE 3.20
                                MAJOR CUSTOMERS

________________________________________________________________________________

[_] Customers who's sales account for greater than 5% of Consolidated Net Sales:

    . Levante: 1997 Forecast Sales - $2,765,000, 1996 Sales - CAD $3,808,000,
      1995 Sales - CAD $2,535,000

[_] Levante's Spring 1998 order is approximately US$30,000.

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SCHEDULES
                           UPDATED OCTOBER 24, 1997

SCHEDULE 3.22
                                   INVENTORY

________________________________________________________________________________

[_] It is consistent with the company's standard business practices to supply inventory such as fabric and findings to contractors producing garments for the Company.

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SCHEDULES
                           UPDATED OCTOBER 24, 1997

                                 SCHEDULE 3.23
                      PRODUCT WARRANTY & PRODUCT LIABILITY

________________________________________________________________________________

[_] See Warranty Policy noted on label attached.

[_] The company accrued 1/2% each month's Sales to provide for the costs of warranty work.

[_] Terms Upon Which Orders May be Cancelled or Goods Returned:

     . Goods are shipped to customer subsequent to cancellation date stipulated in order.
     . Goods shipped are not in accordance with customer's Purchase Orders
     . Return Authorization is negotiated with the Company pursuant to the terms and conditions of the Company's dealer application.

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SCHEDULES
                           UPDATED OCTOBER 24, 1997

                                 SCHEDULE 3.24
                                  MINUTE BOOKS

________________________________________________________________________________

The company's minute books are available at;

[_] Westbeach Canada
    Boughton Peterson Yang Anderson
    Vancouver, Canada

[_] Westbeach USA
    Preston Gates Ellis
    Seattle, USA

[_] Westbeach GmbH
    Schwaighoffer & Sallinger
    Innsbruck, Austria

[_] Westbeach UK
    John Shackleton
    Leeds, England

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SCHEDULES
                           UPDATED OCTOBER 24, 1997

                                 SCHEDULE 3.26
                              RETURN OF SHIPMENTS

________________________________________________________________________________

[_] For conditions under which customers may return goods sold to them by the company see S3.23

[_] Westbeach agreed to allow Levante to return unsold pieces of Fall 97
    Elevation outerwear if unsold. This was to compensate Levante for the shipment arriving late in Japan. The amount of the order is approximately US$60,000.

                          WESTBEACH SNOWBOARD CANADA
                           SHARE PURCHASE AGREEMENT
                                   SCHEDULES
                           UPDATED OCTOBER 24, 1997


                                 SCHEDULE 3.29
                              ACCOUNTS RECEIVABLE

____________________________________________________________

                                   1996                 1995
------------------------------------------------------------
Written Off                      84,500               70,000
------------------------------------------------------------
Provided For                     91,103              144,292
------------------------------------------------------------
Total Bad Debt Expense           91,103              144,292
------------------------------------------------------------